Exhibit 10.7

EXECUTION VERSION

RENEW SOLAR ENERGY (KARNATAKA) PRIVATE LIMITED

as Applicable Issuer

RENEW POWER VENTURES PRIVATE LIMITED

as Parent Guarantor

RENEW SOLAR ENERGY (TN) PRIVATE LIMITED, RENEW WIND ENERGY (KARNATAKA)

PRIVATE LIMITED, RENEW WIND ENERGY (MP TWO) PRIVATE LIMITED, RENEW WIND

ENERGY (RAJKOT) PRIVATE LIMITED, RENEW WIND ENERGY (SHIVPUR) PRIVATE

LIMITED, AND RENEW WIND ENERGY (WELTURI) PRIVATE LIMITED

as Guarantors

DB TRUSTEES (HONG KONG) LIMITED

as Trustee

AXIS TRUSTEE SERVICES LIMITED

as Security Trustee

INDENTURE

Dated as of February 17, 2017

Rs.1,450,000,000 10.629% SENIOR SECURED BONDS DUE 2022

EXECUTION VERSION

i

EXECUTION VERSION

EXECUTION VERSION

EXECUTION VERSION

Section 13.10	Severability	114
Section 13.11	Counterpart Originals	114
Section 13.12	Table of Contents, Headings, etc.	114
Section 13.13	[Reserved]	114
Section 13.14	Submission to Jurisdiction; Waiver of Jury Trial	114

EXHIBIT A	A-1

FORM OF GLOBAL NOTE	A-1

EXHIBIT B	B-1

FORM OF CERTIFICATE OF TRANSFER	B-1

EXHIBIT C	C-1

FORM OF CERTIFICATE OF EXCHANGE	C-1

EXHIBIT D	D-1

FORM OF SUPPLEMENTAL INDENTURE	D-1

EXHIBIT E	E-1

FORM OF AGENT APPOINTMENT LETTER	E-1

EXHIBIT F	F-1

FORM OF REDEMPTION NOTICE	F-1

EXECUTION VERSION

INDENTURE dated as of February 17, 2017 between ReNew Solar Energy (Karnataka) Private Limited, a limited liability company incorporated under the laws of India (the “Applicable Issuer”), ReNew Power Ventures Private Limited, a limited liability company incorporated under the laws of India (the “Parent Guarantor”), ReNew Solar Energy (TN) Private Limited, ReNew Wind Energy (Karnataka) Private Limited, ReNew Wind Energy (MP Two) Private Limited, ReNew Wind Energy (Rajkot) Private Limited, ReNew Wind Energy (Shivpur) Private Limited and ReNew Wind Energy (Welturi) Private Limited. (the “Issuers”, and in their capacity as guarantors, the “Guarantors”), DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”) and Axis Trustee Services Limited (the “Security Trustee”).

The Applicable Issuer, the Parent Guarantor, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the SE(K) Masala Bonds and any Additional SE(K) Masala Bonds (as defined herein) issued under this Indenture (collectively, the “SE(K) Masala Bonds”).

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Accrual Period” means the period from and including an Accrual Date to but excluding the immediately following Accrual Date provided that the initial Accrual Period will start on and include the Original Issue Date and the final Accrual Period will end on but exclude the Maturity Date.

“Accrual Date” means February 13 and August 13 in each year (and will not adjust for any day that is not a Business Day).

“Acquired EBITDA” means Combined EBITDA; provided, however, that for the purposes of this definition of Acquired EBITDA, Combined EBITDA, and each relevant definition referred to therein, shall be with respect to the relevant Person that becomes a Restricted Subsidiary or is designated as a Restricted Group Entity and not to the Restricted Group.

“Acquired Indebtedness ” means Indebtedness of a Person who is engaged in a Permitted Business, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, as the case may be, or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary whether or not Incurred in connection with, or in contemplation of, the Person merging with or into a Restricted Subsidiary or becoming a Restricted Subsidiary.

“Additional Masala Bonds” means additional Masala Bonds (other than the Initial Issuer Masala Bonds) issued under the Indentures.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield in maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Agent” means any Registrar, Transfer Agent, Calculation Agent, Paying Agent or additional paying agent.

EXECUTION VERSION

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Additional Premium” means, with respect to a particular series of Masala Bonds at any redemption date, the excess of (a) the present value at such redemption date of the redemption price of such series of Masala Bonds at the Maturity Date, computed using a discount rate equal to the Adjusted Treasury Rate on such redemption date plus 50 basis points, over (b) the principal amount of such series of Masala Bonds on such redemption date.

“Applicable Premium” means, with respect to a Masala Bond of a particular series at any redemption date, the greater of (1) 1.00% of the principal amount of such Masala Bond and (2) the excess of (a) the present value at such redemption date of the redemption price of such Masala Bond at February 18, 2020 (such redemption price being set forth in the table appearing under Section 3.07(f), plus all required remaining scheduled interest payments due on such Masala Bond through February 18, 2020 (but excluding accrued and unpaid interest, if any, to (but not including) the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate plus 50 basis points, over (b) the principal amount of such Masala Bond on such redemption date.

“Asset Acquisition ” means (i) an Investment by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged into or consolidated with any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, or (ii) an acquisition by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries of the property and assets of any Person (other than an Issuer, Restricted Group Entity or Restricted Subsidiary) that constitute substantially all of a division or line of business of such Person.

“Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights (including by way of merger, consolidation or Sale and Leaseback Transaction and including any sale or issuance of the Capital Stock of any of the Restricted Subsidiaries) in one transaction or a series of related transactions by any of the Issuers or any of the Restricted Subsidiaries to any Person; provided that “Asset Sale” shall not include:

(1)	the sale, lease, transfer or other disposition of inventory, products, services, accounts receivable or other current assets in the ordinary course of business;

(2)	Restricted Payments permitted to be made under Section 4.07 or any Permitted Investment;

(3)	sales, transfers or other dispositions of assets with a Fair Market Value not in excess of US$1.0 million (or the Dollar Equivalent thereof);

(4)

any sale or other disposition of damaged, worn-out or obsolete or permanently retired assets (including the abandonment or other disposition of property that is no longer economically practicable to maintain or useful in the conduct of the business of the Restricted Group);

EXECUTION VERSION

(5)	any sale, transfer or other disposition deemed to occur in connection with creating or granting any Permitted Lien;

(6)	a transaction covered by Section 4.16 or Section 5.01;

(7)

any sale, transfer or other disposition of any assets by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries (including the sale or issuance by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries of any Capital Stock of any Restricted Subsidiary), to any of the Issuers, Restricted Group Entities or Restricted Subsidiaries;

(8)

any sale, transfer or other disposition of any national, state or foreign production tax credit, tax grant, renewable energy credit, carbon emission reductions, certified emission reductions or similar credits based on the generation of electricity from renewable resources or investment in renewable generation and related equipment and related costs, or the sale or issuance of Capital Stock entitling the holder thereof to benefit from any such items;

(9)	sale, transfer or other disposition of licenses and sublicenses of software or intellectual property in the ordinary course of business;

(10)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(11)	the sale or other disposition of cash or Temporary Cash Equivalents;

(12)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13)	transfers resulting from any casualty or condemnation of property;

(14)	dispositions of investments in joint ventures to the extent required by or made pursuant to buy/sell arrangements between the joint parties;

(15)	the unwinding of any Hedging Obligation;

(16)	the sale, transfer or other disposition of Capital Stock of a Restricted Subsidiary to an offtaker or an Affiliate of an offtaker of a project owned and operated by a Restricted Subsidiary; and

(17)

the sale, transfer or other disposition of contract rights, development rights or resource data obtained in connection with the initial development of a project prior to the commencement of commercial operations of such project.

“Attributable Indebtedness” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

EXECUTION VERSION

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d- 5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function,

including, in each case, any committee thereof duly authorized to act on its behalf.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized to take and adopted at a meeting duly called and held at which a quorum of disinterested members (if so required) was present and acting throughout or adopted by written resolution executed by every member of the Board of Directors.

“Book-Entry Interest ” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by a Depositary.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in each of New York, Hong Kong, London, Mauritius, Mumbai and Singapore.

“Calculation Agent” means Deutsche Bank AG, Hong Kong Branch.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Ind-AS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

EXECUTION VERSION

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of either (a) the Parent Guarantor and the Restricted Group, taken as a whole, or (b) the Restricted Group, in either case to any “person” (within the meaning of Section 13(d) of the Exchange Act), other than to one or more Permitted Holders (for the avoidance of doubt, any sale, transfer, conveyance or other disposition of all or substantially all of the properties or assets of (a) the Parent Guarantor and the Restricted Group, taken as a whole, or (b) the Restricted Group, in either case required by applicable law, rule, regulation or order, will constitute a Change of Control under this definition);

(2)

any of the Issuers consolidates with, or merges with or into, any Person (other than with or into one or more Permitted Holders), or any Person (other than one or more Permitted Holders) consolidates with, or merges with or into, any of the Issuers, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the applicable Issuer outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3)

the Parent Guarantor consolidates with, or merges with or into, any Person (other than with or into one or more Permitted Holders), or any Person (other than one or more Permitted Holders) consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent Guarantor outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

EXECUTION VERSION

(4)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d), respectively, of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Parent Guarantor;

(5)

the Parent Guarantor (including any entity with or into which the Parent Guarantor is merged or consolidated or liquidated) ceases to own, directly or indirectly, at least 50.1% of the total voting power of the Voting Stock of any of the Initial Issuers or Restricted Group Entities; or

(6)	the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor (other than a liquidation or dissolution of the Parent Guarantor undertaken in compliance with Section 5.01.

“Change of Control Offer” has the meaning assigned to that term in Section 4.16(b).

“Chargor” has the meaning ascribed to it in the Collateral Documents.

“Clearstream” means Clearstream Banking S.A.

“Collateral” means the Initial Collateral and the Tap Collateral.

“Collateral Documents” means the Initial Collateral Documents and the Tap Collateral Documents.

“Combined EBITDA” means, for any period, Combined Net Income for such period plus, to the extent such amount was deducted in calculating such Combined Net Income:

(a)	Combined Interest Expense;

(b)	income taxes (other than income taxes attributable to extraordinary gains (or losses) or sales of assets outside the ordinary course of business);

(c)

depreciation expense, amortization expense and all other non-cash items (including impairment charges and write-offs) reducing Combined Net Income (other than non-cash items in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Combined Net Income (other than the accrual of revenues in the ordinary course of business);

(d)	any gains or losses arising from the acquisition of any securities or extinguishment, repurchase, cancellation or assignment of Indebtedness; and

(e)

any unrealized gains or losses in respect of Hedging Obligations or other derivative instruments or forward contracts or any ineffectiveness recognized in earnings related to a qualifying hedge transaction or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

EXECUTION VERSION

all as determined on a combined basis in conformity with Ind-AS.

“Combined Indebtedness” means, as of any date of determination, the aggregate amount of (a) Indebtedness of the Restricted Group on such date on a combined basis, to the extent appearing as a liability upon a balance sheet (excluding the footnotes thereto) of the Restricted Group prepared in accordance with Ind-AS, plus (b) an amount equal to the greater of the liquidation preference or the maximum fixed redemption or repurchase price of all Disqualified Stock of the Issuers and all preferred stock of the Restricted Subsidiaries, in each case, determined on a combined basis in accordance with Ind-AS.

“Combined Interest Expense” means, with respect to the Restricted Group for any period, the amount that would be included in gross interest expense on a combined income statement prepared in accordance with Ind-AS for such period of the Restricted Group, plus, to the extent not included in such gross interest expense, and to the extent accrued or payable during such period by the Restricted Group, without duplication, (1) interest expense attributable to Capitalized Lease Obligations, (2) amortization of debt issuance costs and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (3) the interest portion of any deferred payment obligation, (4) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations with respect to Indebtedness (including the amortization of fees), (6) interest accruing on Indebtedness of any other Person that is Guaranteed by, or secured by a Lien on any asset of, the Restricted Group, and (7) any capitalized interest (other than in respect of Subordinated Shareholder Debt).

“Combined Leverage Ratio” means, with respect to the Restricted Group as of any date of determination, the ratio of:

(1)	Combined Indebtedness on such date to;

(2)	Combined EBITDA for the then most recently concluded period of four quarterly fiscal periods for which financial statements are available (the “Reference Period”);

provided, however, that in making the foregoing calculation:

(a)

acquisitions of any Person, business or group of assets that constitutes an operating unit or division of a business that have been made by the Restricted Group, including through mergers, consolidations, amalgamations or otherwise, or by any acquired Person, and including any related financing transactions and including increases in ownership of or designations of Restricted Subsidiaries (including Persons who become Restricted Subsidiaries as a result of such increase), during the Reference Period or subsequent to such Reference Period and on or prior to the date on which the event for which the calculation of the Combined Leverage Ratio is made (the “Calculation Date”) (including transactions giving rise to the need to calculate such Combined Leverage Ratio) will be given pro forma effect as if they had occurred on the first day of the Reference Period;

EXECUTION VERSION

(b)

the Combined EBITDA attributable to discontinued operations, as determined in accordance with Ind-AS, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date (including transactions giving rise to the need to calculate such Combined Leverage Ratio), will be excluded;

(c)

any Person that is a Restricted Subsidiary or a Restricted Group Entity on the Calculation Date will be deemed to have been a Restricted Subsidiary or Restricted Group Entity at all times during such Reference Period; and

(d)

any Person that is not a Restricted Subsidiary or Restricted Group Entity on the Calculation Date will be deemed not to have been a Restricted Subsidiary or Restricted Group Entity at any time during such Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale, Investment or acquisition, the amount of income or earnings relating thereto or the amount of Combined EBITDA associated therewith, the pro forma calculation shall be based on the Reference Period immediately preceding the calculation date. In determining the amount of Indebtedness outstanding on any date of determination, pro forma effect will be given to any incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary on such date.

“Combined Net Income” means, for any period, the aggregate of the net income plus any interest income of the Restricted Group for such period, on a combined basis, as determined in accordance with Ind-AS; provided that:

(1)

the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Restricted Group;

(2)	the cumulative effect of a change in accounting principles will be excluded; and

(3)	any translation gains or losses due solely to fluctuations in currency values and related tax effects will be excluded.

“Combined Net Worth” means, as of any date, the sum of:

(1)	the total equity of the Restricted Group as of such date; plus

(2)

the respective amounts reported on the Restricted Group’s combined balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment.

“Commodity Hedging Agreement” means any spot, forward, commodity swap, commodity cap, commodity floor or option commodity price protection agreements or other similar agreement or arrangement.

“Common Depositary” means Deutsche Bank AG, Hong Kong Branch.

EXECUTION VERSION

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding on the Original Issue Date, and includes all series and classes of such common stock or ordinary shares.

“Comparable Treasury Issue” means the U.S. Treasury security having a maturity comparable to February 18, 2020 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity comparable to February 18, 2020.

“Comparable Treasury Price” means, with respect to any redemption date: (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (of any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities;” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if fewer than three such Reference Treasury Dealer Quotations are available, the average of all such quotations.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Issuer Services, Corporate Trust, facsimile number +852 2203 7320, or such other address as the Trustee may designate from time to time by notice to the Holders and the Applicable Issuer, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facilities” means one or more debt or commercial paper facilities, indentures or trust deeds, in each case, with banks or other institutional lenders or other lenders (including any direct or indirect shareholder of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries Incurring Indebtedness under such Credit Facility) providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Currency Hedging Agreement” means any currency swap agreement, currency cap agreement, currency floor agreement, currency futures agreement, currency option agreement or any other similar agreement or arrangement.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on the SE(K) Masala Bonds for any period of time (whether or not constituting an Accrual Period, the “Calculation Period”), the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

EXECUTION VERSION

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated SE(K) Masala Bond registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A except that such SE(K) Masala Bond shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary ” means any of Euroclear, Clearstream and their respective nominees and successors, acting through itself or the Common Depositary.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or

(3)

is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Masala Bonds or (b) the date on which there are no Masala Bonds outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable, or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock, and (ii) any Capital Stock that would constitute Disqualified

EXECUTION VERSION

Stock solely because the holders thereof have the right to require the applicable Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is not prohibited by Section 4.07.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for U.S. dollars in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on the date of determination.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of the Parent Guarantor by the Parent Guarantor (other than Disqualified Stock and other than to a Subsidiary of the Parent Guarantor) or (2) of Equity Interests of a direct or indirect parent entity of the Parent Guarantor (other than to the Parent Guarantor or a Subsidiary of the Parent Guarantor) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Parent Guarantor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent Guarantor (unless otherwise provided in the applicable Indenture), whose determination shall be conclusive if evidenced by a Board Resolution.

“Fitch” means Fitch Inc. and its successors.

“Global Note” means the global note, substantially in the form of Exhibit A, bearing the Regulation S Legend and the Global Note Legend, that will be issued in accordance with Section 2.01 and deposited with or on behalf of and registered in the name of the Common Depositary (or its nominee) as nominee for Euroclear and Clearstream, in an initial amount equal to the principal amount of the SE(K) Masala Bonds initially sold in reliance on Regulation S.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on the Global Note issued under this Indenture.

“ Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Grace Period Loan” means the loan in the amount of Rs.935.9 million availed by ReNew Wind Energy (Rajkot) Private Ltd. from PTC India Financial Services Limited, Canara Bank and India Infrastructure Finance Company Limited pursuant to an amended and restated agreement dated December 15, 2014, in relation to Project Jasdan.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

EXECUTION VERSION

“Guarantor” means each of the other Issuers, each of the Restricted Group Entities and each of the Subsidiary Guarantors, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means with respect to any specified Person, the obligations of such Person pursuant to Commodity Hedging Agreements, Currency Hedging Agreement or Interest Rate Hedging Agreements.

“Holder” means the Person in whose name a SE(K) Masala Bond is registered in the Register.

“Incur” means, with respect to any Indebtedness or Disqualified Stock, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness or Disqualified Stock; provided that (1) any Indebtedness and Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is designated as a Restricted Group Entity will be deemed to be Incurred by such Restricted Subsidiary or Restricted Group Entity, as the case may be, at the time it becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, as the case may be, and (2) the accretion of original issue discount, the accrual of interest, the accrual of dividends, the payment of interest in the form of additional Indebtedness and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) will not be considered an Incurrence of Indebtedness. The terms “Incurrence,” “Incurred” and “Incurring” have meanings correlative with the foregoing.

“Ind-AS” means (a) with respect to the Parent Guarantor, Indian Accounting Standards as in effect from time to time, and (b) with respect to the Restricted Group, Indian Accounting Standards as in effect from time to time, as modified by commonly used carve-out principles as in effect on the date of such report or financial statement.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables;

(5)	all Capitalized Lease Obligations and Attributable Indebtedness;

(6)

all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness;

EXECUTION VERSION

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent that such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations.

if and to the extent any of the preceding items (other than items described in clauses (3) and (8) above) would appear as a liability on the Person’s consolidated/combined balance sheet (excluding the footnotes thereto) prepared in accordance with Ind-AS.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(1)

the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Ind-AS;

(2)

money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness will not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(3)

the amount of Indebtedness with respect to any Hedging Obligation will be equal to the net amount payable if the Commodity Hedging Agreement, Currency Hedging Agreement or Interest Rate Hedging Agreement giving rise to such Hedging Obligation terminated at that time due to default by such Person.

For the avoidance of doubt, Subordinated Shareholder Debt will not constitute Indebtedness.

“Indenture” means any of the Initial Indentures or any indenture which constitutes Tap Rupee Denominated Masala Bonds, and “Indentures” shall mean all of them.

“Independent Auditor” means any of Deloitte & Touche LLP, Ernst & Young LLP, KPMG LLP or PricewaterhouseCoopers, or any of their respective assigns and affiliates or any of their respective local partners.

“Initial Collateral” means the properties and assets described in the second column of the table found in Appendix A of the “Description of the Masala Bonds” section in the Offering Memorandums entitled “Description”, in relation to the Applicable Issuer.

“Initial Collateral Documents” means the documents described in the third column of the table found in Appendix A of the “Description of the Masala Bonds” section in the Offering Memorandum entitled “Description of Collateral Documents/ Facilitation or Step-Arrangement”.

“Initial Indentures” means the indentures under which the Initial Issuers will issue their particular series of Masala Bonds.

EXECUTION VERSION

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” means each date falling five Business Days before February 13 and August 13 of each year, commencing on the Interest Payment Date scheduled to fall five Business Days before August 13, 2017; provided, however, that the final Interest Payment Date shall fall on the Maturity Date.

“Interest Rate Hedging Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Ind-AS. If any of the Issuers, Restricted Group Entities or Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of such Issuer, Restricted Group Entity or Restricted Subsidiary, such Issuer, Restricted Group Entity or Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of such Issuer’s, Restricted Group Entity’s or Restricted Subsidiary’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by such Issuer, Restricted Group Entity or Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). The amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Initial Investor” means Neerg Energy Ltd.

“Initial Investor Masala Bonds” means, at any time, the Masala Bonds of any series held by the Initial Investor.

“Initial Issuers” means any of ReNew Solar Energy (Karnataka) Private Limited, ReNew Solar Energy (TN) Private Limited, ReNew Wind Energy (Karnataka) Private Limited, ReNew Wind Energy (MP Two) Private Limited, ReNew Wind Energy (Rajkot) Private Limited, ReNew Wind Energy (Shivpur) Private Limited and ReNew Wind Energy (Welturi) Private Limited, and any successor obligor to any of the Masala Bonds issued by any of them.

“Initial Issuer Masala Bonds” means each series of Masala Bonds issued by the Initial Issuers.

“Issuers” means collectively the Initial Issuers and the Tap Issuers.

EXECUTION VERSION

“Lien ” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Masala Bonds” means all of the series of Indian Rupee denominated bonds, settled in U.S. dollars, issued by the Issuers from time to time (including any Additional Masala Bonds).

“Masala Bonds Purchase Agreement” means the purchase agreement dated February 6, 2017, by and between each of the Initial Issuers, the Parent Guarantor, the Initial Investor and the Placement Agents named therein.

“Maturity Date” means February 8, 2022.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

(1)	brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2)	provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the combined results of operations of the Restricted Group;

(3)

payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4)

appropriate amounts to be provided by such Issuer, Restricted Group Entity or Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with Ind-AS and reflected in an Officer’s Certificate delivered to the applicable trustee.

“Non-Obligor Non-Material Entity” means any Person (other than an Obligor) whose revenue and EBITDA account for less than 10% of the consolidated revenue and EBITDA, respectively, of the Parent Guarantor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligors” means collectively (i) the Issuers and (ii) any Person which has executed and delivered a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including any applicable series of Additional Masala Bonds) by such Person.

EXECUTION VERSION

“Offering Memorandums” means the offering memorandums of the Initial Issuers, each dated February 14, 2017, in connection with the offering of the Masala Bonds by such Initial Issuers.

“Officer” means one of the directors or executive officers of the Issuers, the Parent Guarantor, and the Restricted Group Entities or, in the case of a Restricted Subsidiary, one of the directors or officers of such Restricted Subsidiary.

“Officer’s Certificate” means a certificate signed by one of the executive officers of the Parent Guarantor or, in the case of an Issuer, one of the directors or officers of such Issuer or, in the case of a Restricted Group Entity, one of the directors or officers of such Restricted Group Entity or, in the case of a Restricted Subsidiary, one of the directors or officers of such Restricted Subsidiary.

“Original Issue Date” means February 17, 2017.

“Opinion of Counsel” means a written opinion from external legal counsel selected by the Parent Guarantor, in form and substance acceptable to the Trustee.

“Parent Collateral” means the fully paid up equity shares of each of the Initial Issuers held by the Parent Guarantor and/or ReNew Solar Power Private Limited in an amount equal to 51.0% of the aggregate paid up equity share capital of the relevant Initial Issuer.

“Parent Guarantor” has the meaning set forth in the preamble of this Indenture and its successors and assigns until released in accordance with the provisions of this Indenture.

“Parent Guarantor Liens” means Liens in favor of the Security Trustees on the Parent Collateral.

“Participant” means a Person who has an account with Euroclear or Clearstream.

“Permitted Business” means any business, service or activity engaged in by any of the Issuers on the Original Issue Date and any other businesses, services or activities that are related, complementary, incidental, ancillary or similar to any of the foregoing, or any expansions, extensions or developments thereof, including the ownership, acquisition, development, financing, operation and maintenance of renewable power generation or power transmission or distribution facilities.

“Permitted Collateral Liens” means:

(1)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Ind-AS has been made therefor;

(2)	Liens imposed by law, such as suppliers’, carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(3)

survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

EXECUTION VERSION

(4)	Liens existing on the date of the Indentures;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; and

(6)

Liens incurred or pledges or deposits made in the ordinary course of business (x) to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Issuers or the Restricted Subsidiaries, or (y) in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits.

“Permitted Holders” means any or all of the following:

(1)	Abu Dhabi Investment Authority;

(2)	GS Wyvern Holdings Limited;

(3)	Cognisa Investment & Sumant Sinha;

(4)	any spouse or immediate family member of any of the persons named in clause (3) above;

(5)	any trust established for the benefit of any of the persons referred to in clause (3) or (4) above; and

(6)	any Affiliate of any of the Persons referred to in clause (1), (2) or (3) above.

“Permitted Investments” means:

(1)	any Investment in any of the Issuers, Restricted Group Entities or Restricted Subsidiaries; provided, however, that:

(A) any such Investment can only be made in any Restricted Group Entity or Restricted Subsidiary who has not Incurred Indebtedness which remains outstanding pursuant to Section 4.09(b)(14); provided, however, that, notwithstanding the foregoing, an Investment can be made pursuant to this clause (1) by any member of the Restricted Group in a Restricted Group Entity which has Incurred Indebtedness which remains outstanding pursuant to Section 4.09(b)(14) of up to an amount equal to the amount of the Investment which such Restricted Group Entity is permitted to make under clause (4) below;

(B) any Investment in a Restricted Subsidiary that has any outstanding Acquired Indebtedness for borrowed money shall only be deemed to have been made pursuant to this clause (1) to the extent that such Acquired Indebtedness has either been (i) refinanced or refunded, replaced, exchanged, renewed, repaid, redeemed, defeased or discharged by cash or by the incurrence of Ratio Debt in accordance with Section 4.09(a), or (ii) redesignated as an Incurrence of Ratio Debt in accordance with Section 4.09(a); provided, however, that such Restricted Subsidiary has executed and delivered a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including the applicable series of Additional Masala Bonds, if any) by such Restricted Subsidiary; and

EXECUTION VERSION

(C) subject to clause (1)(A) above, any Investment in a Restricted Group Entity shall only be permitted pursuant to this clause (1) once (A) any outstanding Indebtedness for borrowed money of such Restricted Group Entity has been refinanced or refunded, replaced, exchanged, renewed, repaid, redeemed, defeased or discharged by cash or by the incurrence of Ratio Debt, or redesignated as an Incurrence of Ratio Debt, in each case in accordance with Section 4.09(a), and (B) such Restricted Group Entity has executed and delivered a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including the applicable series of Additional Masala Bonds, if any) by such Restricted Group Entity;

(2)	any Investment in Temporary Cash Equivalents;

(3)	any Investment by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries in a Person who is engaged in a Permitted Business, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any Issuer, Restricted Group Entity or Restricted Subsidiary;

provided, however, that to the extent that such Person has any outstanding Indebtedness (other than Indebtedness Incurred in accordance with Section 4.09(b)(14) at the time of such Investment, then such Investment shall only be deemed to have been made pursuant to this clause (3) to the extent that:

(c)

such outstanding Indebtedness has been refinanced or refunded, replaced, exchanged, renewed, repaid, redeemed, defeased or discharged by cash or by the incurrence of Ratio Debt in accordance with Section 4.09(a); or

(d)

in the case of a Restricted Subsidiary who has Incurred such Indebtedness, such Restricted Subsidiary has executed and delivered a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including their applicable series of Additional Masala Bonds, if any) by such Restricted Subsidiary;

(4)

any Investment in the form of Subordinated Indebtedness or Preferred Stock made by a Restricted Group Entity to the Parent Guarantor in a principal amount not to exceed the Fair Market Value of the net equity value of such Restricted Group Entity calculated by any Independent Auditor as of the time of the designation of such Person as a Restricted Group Entity in accordance with Section 4.25 provided, however, that to the extent such Person has any outstanding Acquired Indebtedness at the time of such designation and such outstanding Acquired Indebtedness is being Incurred under Section 4.09(b)(9) then such Investment shall only be deemed to have been made pursuant to this clause (4) to the extent that (i) any such outstanding Acquired Indebtedness has been refinanced or refunded, replaced, exchanged, renewed, repaid, redeemed, defeased or discharged by cash or by the incurrence of Ratio Debt in accordance with Section 4.09(a), and (ii) such Person has executed and delivered a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including the applicable series of Additional Masala Bonds, if any) by such Person;

EXECUTION VERSION

(5)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(6)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of any of the Issuers;

(7)

any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent Guarantor, any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8)	Investments represented by Hedging Obligations;

(9)

loans or advances to employees made in the ordinary course of business of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, in an aggregate principal amount not to exceed US$1.0 million (or the Dollar Equivalent thereof) at any one time outstanding;

(10)	repurchases of Masala Bonds;

(11)

pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business, or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12;

(12)

(x) receivables, trade credits or other current assets owing to any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including such concessionary trade terms as such Issuer, Restricted Group Entity or Restricted Subsidiary considers reasonable under the circumstances, and (y) advances or extensions of credit for purchases and acquisitions of assets, supplies, material or equipment from suppliers or vendors in the ordinary course of business;

(13)

Investments existing at the Original Issue Date and any Investment that amends, extends, renews, replaces or refinances such Investment; provided, however, that such new Investment is on terms and conditions no less favorable to the applicable Issuer than the Investment being amended, extended, renewed, replaced or refinanced; and

(14)

Investments in any Person other than an Issuer, Restricted Group Entity or Restricted Subsidiary, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed US$10.0 million (or the Dollar Equivalent thereof).

“Permitted Liens” means:

(1)	Liens created for the benefit of (or to secure) the Masala Bonds (including any Additional Masala Bonds issued in accordance with this Indenture) or any Ratio Debt;

EXECUTION VERSION

(2)	Liens in favor of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries (including in favor of any trustee or agent on behalf thereof);

(3)

Liens on the property of a Person existing at the time such Person is designated a Restricted Group Entity or becomes or is designated a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person being designated a Restricted Group Entity or becoming or being designated a Restricted Subsidiary and do not extend to any assets other than those of such Person;

(4)

Liens on property (including Capital Stock) existing at the time of acquisition of the property by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens existing on the date of the Indentures;

(7)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Ind-AS has been made therefor;

(8)	Liens imposed by law, such as suppliers’, carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(9)

survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(10)

Liens securing Permitted Refinancing Indebtedness which is Incurred to refinance secured Indebtedness; provided that such Liens do not extend to or cover any property or assets of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries other than the property or assets securing the Indebtedness being refinanced;

(11)

Liens on property or assets securing Indebtedness used or to be used to defease or satisfy and discharge the Masala Bonds; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(12)	Liens on cash and Temporary Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(13)

Liens securing Indebtedness permitted to be Incurred under Section 4.09(b)(11); provided that such Indebtedness is not owed to any direct or indirect shareholder of the Issuers, Restricted Group Entity or Restricted Subsidiary, as the case may be, Incurring such Indebtedness;

EXECUTION VERSION

(14)	Liens securing Hedging Obligations permitted to be Incurred under Section 4.09(b)(5);

(15)	Liens securing Indebtedness permitted to be Incurred under Section 4.09(b)(13) and 4.09(b)(14); and

(16)

Liens incurred or pledges or deposits made in the ordinary course of business (x) to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Issuers or the Restricted Subsidiaries, or (y) in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Project Projection Report” means, with respect to any Person or asset, a project projection report prepared by an internationally recognized accounting firm on substantially the same basis as the project projection reports contained in Appendix A of the Offering Memorandum; provided that such Person or asset has executed a power purchase agreement for a term of greater than five (5) years.

“Ratio Debt” means any Indebtedness whose weighted average life (at the time of incurrence of such Indebtedness) is at least equal to or greater than the then remaining weighted average life of the Masala Bonds.

“RBI” means the Reserve Bank of India.

“Record Date” means the date falling 15 calendar days immediately preceding an Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Legend” refers to the legend set forth in Section 2.07(f)(1).

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. Government securities dealer in The City of New York, selected by any of the Issuers in good faith.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by an investment banking firm of recognized international standing, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding such redemption date.

EXECUTION VERSION

“Restricted Group” means collectively, the Issuers, the Restricted Subsidiaries and the Restricted Group Entities.

“Restricted Group CLR Event” means, in connection with the Incurrence of any Acquired Indebtedness pursuant to Section 4.09(b)(9)(B), an event whereby the Restricted Group would have a Combined Leverage Ratio no greater than the Restricted Group’s actual Combined Leverage Ratio immediately before the date in which the Person in question either becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, after giving pro forma effect to the Incurrence of any such Acquired Indebtedness, including any repayment of any such Acquired Indebtedness with cash on hand.

“Restricted Group Merger/Consolidation Event” means, in connection any merger, consolidation or sale of assets of any of the Issuers or Restricted Group Entities pursuant to Section 5.01, an event whereby the Restricted Group would have a Combined Leverage Ratio no greater than the Restricted Group’s actual Combined Leverage Ratio immediately before such merger, consolidation or sale of assets, after giving pro forma effect to such merger, consolidation or sale of assets.

“Restricted Group Entity” means any Person designated by the Parent Guarantor as a Restricted Group Entity in accordance with Section 4.25 and “Restricted Group Entities” shall be construed accordingly.

“Restricted Jurisdiction” means any jurisdiction:

(i) which is not a member of the Financial Action Task Force (“FATF”) or a member of a FATF-style regional body;

(ii) whose securities market regulator is not a signatory to the International Organization of Securities Commission’s (IOSCO’s) “Multilateral Memorandum of Understanding (Appendix A Signatories)” or a signatory to a bilateral memorandum of understanding with the SEBI for information sharing arrangements; or

(iii)	which is identified in the public statement of the FATF as:

(a) a jurisdiction having strategic Anti-Money Laundering or Combating the Financing of Terrorism deficiencies to which counter-measures apply; or

(b) a jurisdiction that has not made sufficient progress in addressing the deficiencies or has not committed to an action plan developed with the FATF to address the deficiencies; and

“Restricted Overseas Person” means (i) a person (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organization, trust, trustee, executor, administrator or other legal representative) in, or resident in, a Restricted Jurisdiction, and includes a branch of an entity located in a Restricted Jurisdiction, and (ii) an offshore branch or subsidiary of an Indian bank.

“Restricted Subsidiary” means any Subsidiary of any of the Issuers, Restricted Group Entities or any of the other Restricted Subsidiaries, other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

EXECUTION VERSION

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby any of the Issuers or any of the Restricted Subsidiaries transfers such property to another Person and any of the Issuers or any of the Restricted Subsidiaries leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means, with respect to any Person, all obligations of such Person, whether outstanding on the Original Issue Date or thereafter created, incurred or assumed, without duplication, consisting of principal and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all Indebtedness of such Person, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, regardless of whether post-filing interest is allowed in such proceeding.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indentures, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Shareholder Debt” means any Indebtedness Incurred by any of the Issuers or Restricted Group Entities owed to the Parent Guarantor or any entity majority owned, directly or indirectly, by the Parent Guarantor which, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued or remains outstanding, (i) does not mature or require any amortization and is not required to be repaid, redeemed, repurchased or otherwise retired, pursuant to a sinking fund obligation, event of default or otherwise (including any redemption, retirement or repurchase which is contingent upon events or circumstance but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default), in whole or in part, on or prior to six (6) months after the final Stated Maturity of the Masala Bonds, (ii) does not provide for any cash payment of interest (or premium, if any) prior to six (6) months after the final Stated Maturity of the Masala Bonds, and (iii) is not secured by a Lien on any assets of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, as the case may be, and is not guaranteed by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries; provided, however, that upon any event or circumstance that results in such Indebtedness ceasing to qualify as Subordinated Shareholder Debt, such Indebtedness shall constitute an incurrence of such Indebtedness by the applicable Issuer or Restricted Group Entity, as the case may be. Notwithstanding the foregoing, the foregoing limitations shall not be violated by provisions that permit payments of principal, premium or interest on such Indebtedness if such Issuer or Restricted Group Entity, as the case may be, would be permitted to make such payment under Section 4.07.

EXECUTION VERSION

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means a Restricted Subsidiary that executes and delivers a supplemental indenture to this Indenture providing for an unsubordinated Guarantee of payment of the SE(K) Masala Bonds by such Restricted Subsidiary.

“Tap Collateral” means collateral over which a Lien will be perfected to secure the obligations of a Tap Issuer under the applicable Tap Rupee Denominated Masala Bonds.

“Tap Collateral Documents” means the security agreements, mortgages, pledge agreements, agency agreements and other instruments and documents to be executed and delivered pursuant to the applicable indentures or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Tap Collateral will be pledged, assigned or granted to or on behalf of the applicable security trustees for the ratable benefit of the Holders of the Tap Rupee Denominated Masala Bonds.

“Tap Issuer” means any issuer of Tap Rupee Denominated Masala Bonds.

“Tap Rupee Denominated Masala Bonds” means Indebtedness in the form of bonds or notes, which are denominated in Indian Rupees and settled in U.S. dollars, and sold solely to the Initial Investor, and Incurred after the Original Issue Date in accordance with Section 4.09(a).

“Temporary Cash Equivalents” means any of the following:

(1)

United States dollars, Indian rupees, Euros or, in the case of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, local currencies held by such Issuer, Restricted Group Entity or Restricted Subsidiary from time to time in the ordinary course of their Permitted Business;

(2)

direct obligations of the United States of America, Canada, a member of the European Union or India or, in each case, any agency of either of the foregoing or obligations fully and unconditionally Guaranteed by any of the foregoing or any agency of any of the foregoing, in each case maturing within one year;

(3)

demand or time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, the United Kingdom or India and which bank or trust company (x) has capital, surplus and undivided profits aggregating in excess of US$100.0 million (or the Dollar Equivalent thereof) and (y)(A) has outstanding debt which is rated “A” or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as

EXECUTION VERSION

defined in Section3(a)(62) under the Exchange Act) or (B) is organized under the laws of India and has a long term foreign issuer credit rating or senior unsecured debt rating equal to or higher than India’s sovereign credit rating by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) under the Exchange Act), or (C) is a bank owned or controlled by the government of India and organized under the laws of India;

(4)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with a bank or trust company meeting the qualifications described in clause (3) above;

(5)

commercial paper, maturing not more than six months after the date of acquisition thereof, issued by a corporation (other than an Affiliate of the Guarantor) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P or Fitch;

(6)

securities with maturities of six (6) months or less from the date of acquisition thereof, issued or fully and unconditionally Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P, Moody’s or Fitch;

(7)	any money market fund that has at least 95.0% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and

(8)

demand or time deposit accounts, certificates of deposit and money market deposits with (i) State Bank of India, State Bank of Bikaner & Jaipur, State Bank of Hyderabad, State Bank of Indore, State Bank of Mysore, State Bank of Patiala, State Bank of Saurashtra, State Bank of Travancore, Allahabad Bank, Andhra Bank, Bank of Baroda, Bank of India, Bank of Maharashtra, Canara Bank, Central Bank of India, Corporation Bank, Dena Bank, Indian Bank, Indian Overseas Bank, Oriental Bank of Commerce, Punjab National Bank, Punjab and Sind Bank, Syndicate Bank, UCO Bank, Union Bank of India, United Bank of India, Vijaya Bank, Industrial Development Bank of India Ltd., HDFC Bank Ltd., ICICI Bank Ltd., ING Vysya Bank Ltd., Karur Vysya Bank Ltd., Kotak Mahindra Bank Ltd., Axis Bank Ltd. and YES Bank Ltd. and (ii) any other bank or trust company organized under the laws of the India whose long-term debt is rated by Moody’s, S&P or Fitch as high or higher than any of those banks listed in item (i) of this clause (8).

“Total Assets” means, as of any date, the total assets of the Restricted Group on a combined basis calculated in accordance with Ind-AS as of the last day of the most recent quarterly period for which financial statements are available (which may be internal financial statements), calculated after giving pro forma effect to any acquisition or disposition of property, plant or equipment or the acquisition of any Person that becomes a Restricted Subsidiary or the designation of any Person as a Restricted Group Entity subsequent to such date and after giving pro forma effect to the application of the proceeds of any Indebtedness, including the proposed Incurrence of which has given rise to the need to make such calculation of Total Assets.

EXECUTION VERSION

“Trade Payables ” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and payable within one year.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Unrestricted Subsidiary” means a Subsidiary of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries that is not a Restricted Subsidiary.

“Wholly Owned Restricted Subsidiary” means any of the Restricted Subsidiaries, all of the outstanding Capital Stock of which (other than (a) any director’s qualifying shares or Investments by foreign nationals mandated by applicable law or (b) Investments by an offtaker or an Affiliate of an offtaker of a project owned and operated by such Restricted Subsidiary) is owned or controlled by either (x) the Parent Guarantor, or (y) one or more Wholly Owned Restricted Subsidiaries of any of the Issuers.

Section 1.02 Other Definitions

Term	Defined in Section
“Additional Amounts”	2.14
“Additional SE(K) Masala Bonds”	2.01
“Affiliate Transaction”	4.11
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Average Dealer Quotation”	4.01
“Call Option Redeeming Issuer”	3.07
“Call Option Redemption”	3.07
“Change of Control Payment”	4.16
“Change of Control Payment Date”	4.16
“Change of Control Redemption”	4.16
“Covenant Defeasance”	8.03
“Cumulative Events”	4.01
“Dealer Proportion”	4.01
“Dealer Quotation”	4.01
“Dealers”	4.01
“Deferral Period”	4.01
“Event of Default”	6.01
“Equity Clawback Optional Redemption”	3.07
“Equity Clawback Redeeming Issuer”	3.07
“Excess Proceeds”	4.10
“Excess Proceeds Repurchase Offer”	4.10
“Fallback Survey Valuation Postponement”	4.01
“FATCA”	2.14
“Fixed Rate”	4.01
“Fixing Business Day”	4.01
“Guaranteed Obligations”	11.01
“Legal Defeasance”	8.02

EXECUTION VERSION

“Make-Whole Optional Redemption”	3.07
“Make-Whole Redeeming Issuer”	3.07
“Maximum Days of Postponement”	4.01
“Maximum Redemption Price”	3.11
“Offer Amount”	3.09
“Offer Period”	3.09
“Offer Redemption Date”	3.07
“Paying Agent”	2.03
“Permitted Indebtedness”	4.09
“Permitted Refinancing Indebtedness”	4.09
“Price Source Disruption”	4.01
“Proposed Redemption Price”	3.11
“Rate Fixing Date”	4.01
“Redemption Date”	3.11
“Redemption Notice”	3.11
“Redemption Price Notice”	3.11
“Redemption Proportion”	3.11
“Redemption Request”	3.11
“Reference Rate”	4.01
“Relevant Taxing Jurisdiction”	2.14
“Register”	2.03
“Registrar”	2.03
“Replacement Assets”	4.10
“Restricted Payments”	4.07
“Scheduled Rate Fixing Date”	4.01
“SFEMC INR Indicative Survey Rate (INR02)”	4.01
“Subordinated Indebtedness”	4.07
“Taxation Redemption”	3.09
“Taxation Redemption Issuer”	3.09
“Transfer Agent”	2.03
“Trustee”	8.05
“Trustee Parties”	7.01
“Unscheduled Holiday”	4.01
“Valuation Postponement”	4.01

Section 1.03 Rules of Construction.

Unless the context otherwise requires or except as otherwise expressly provided:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Ind-AS;

(3) “herein”, “hereof” and other words of similar import refer to in this Indenture as a whole and not to any particular Section, Article and other subdivision;

EXECUTION VERSION

(4) “or” is not exclusive;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(10) References to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations as amended from time to time (or to successor statutes and regulations).

ARTICLE 2

THE MASALA BONDS

Section 2.01 Form and Dating.

(a) The Global Note Generally. The Global Note shall represent such of the outstanding SE(K) Masala Bonds as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding SE(K) Masala Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding SE(K) Masala Bonds represented thereby may from time to time be reduced or increased, as appropriate, by the Registrar or the Trustee to reflect exchanges, repurchases, redemptions and transfers of interests therein, in accordance with the terms of this Indenture. Ownership of interests in the Global Note shall be limited to Participants and Indirect Participants. Book-Entry Interests in the Global Note shall be shown on, and transfers thereof shall be effected only through, records maintained in book-entry form by the Depositary and its Participants. The Applicable Procedures shall be applicable to Book-Entry Interests in Global Note. Except as set forth in Section 2.07(a), the Global Note may be transferred, in whole and not in part, only to a nominee or a successor of the Depositary.

The SE(K) Masala Bonds shall be issued initially in the form of a Global Note, which shall be deposited with the Common Depositary, duly executed by the Applicable Issuer and authenticated by the Registrar or the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on Schedule A to such Global Note, as hereinafter provided.

(b) Definitive Notes. Definitive Notes issued upon transfer of a Book-Entry Interest or a Definitive Note, or in exchange for a Book-Entry Interest or a Definitive Note, shall be issued in accordance with this Indenture.

SE(K) Masala Bonds issued in definitive form will be substantially in the form of Exhibit A (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” in the form of Schedule A attached thereto).

EXECUTION VERSION

(c) Book-Entry Provisions. Neither Participants nor Indirect Participants shall have any rights either under this Indenture or under the Global Note held on their behalf by the Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Applicable Issuer, the Parent Guarantor, any Guarantor, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(d) Forms. The Global Note and the Definitive Notes shall be issuable only in registered form, substantially in the forms set forth as Exhibit A, respectively. The SE(K) Masala Bonds shall be issued without coupons and only in denominations of Rs.10,000,000 in principal amount and integral multiples of Rs.10,000,000 in excess thereof.

(e) Additional SE(K) Masala Bonds. Subject to the restrictions contained in Section 4.09, from time to time after the Original Issue Date, the Applicable Issuer may issue additional SE(K) Masala Bonds (the “Additional SE(K) Masala Bonds”) under this Indenture. Any issuance of Additional SE(K) Masala Bonds is subject to the covenants in this Indenture. The SE(K) Masala Bonds and any Additional SE(K) Masala Bonds that are issued will be treated as a single class for all purposes of this Indenture, including, without limitation, those with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for in this Indenture. Unless the context otherwise requires, references to the “SE(K) Masala Bonds” for all purposes of this Indenture include references to any Additional SE(K) Masala Bonds that are issued.

(f)	Dating. Each SE(K) Masala Bond shall be dated the date of its authentication.

Section 2.02 Execution and Authentication.

At least one Officer of the Applicable Issuer shall execute the SE(K) Masala Bonds on behalf of the Applicable Issuer by manual or facsimile signature. The Applicable Issuer’s seal may but need not be impressed, affixed, imprinted or reproduced on the SE(K) Masala Bonds.

If an Officer whose signature is on a SE(K) Masala Bond no longer holds that office at the time the SE(K) Masala Bonds is authenticated or at any time thereafter, the SE(K) Masala Bond shall be valid nevertheless.

A SE(K) Masala Bond shall not be valid until an authorized signatory of the Registrar or Authenticating Agent manually or by facsimile signature signs the certificate of authentication on the SE(K) Masala Bond. Such signature shall be conclusive evidence that the SE(K) Masala Bond has been authenticated under this Indenture.

The Registrar shall authenticate SE(K) Masala Bonds on the Original Issue Date in an aggregate principal amount of Rs.1,450,000,000 upon receipt of a request by the Applicable Issuer signed by an Officer of the Applicable Issuer directing the Registrar to authenticate the SE(K) Masala Bonds (an “Authentication Order”). The Registrar shall authenticate Additional SE(K) Masala Bonds upon receipt of an Authentication Order relating thereto. The aggregate principal amount of SE(K) Masala Bonds outstanding at any time may not exceed the aggregate maximum amount of SE(K) Masala Bonds authorized for issuance by the Applicable Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.08.

EXECUTION VERSION

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) acceptable to the Applicable Issuer to authenticate SE(K) Masala Bonds. Unless limited by the terms of such appointment, an authenticating agent may authenticate SE(K) Masala Bonds whenever the Registrar may do so. Each reference in this Indenture to authentication by the Registrar includes authentication by such agent. Such authenticating agent shall have the same rights as the Registrar in any dealings hereunder with the Applicable Issuer or with any of the Applicable Issuer’s Affiliates.

Section 2.03 Appointment of Agents and Security Trustee.

The Applicable Issuer shall maintain (i) an office or agency where Definitive Notes may be presented for registration of transfer or for exchange; (ii) an office or agency where SE(K) Masala Bonds may be presented for payment; and (iii) a transfer agent. The office or agency referred to in clause (i) above shall be referred to as the “Registrar,” the office or agency referred to in clause (ii) above shall be referred to as the “Paying Agent,” and the office or agency referred to in clause (iii) above shall be referred to as a “Transfer Agent.”

The Applicable Issuer may change the Paying Agent, the Registrar or the Transfer Agent without prior notice to the holders of the SE(K) Masala Bonds; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Applicable Issuer and such successor Registrar, Paying Agent, or Transfer Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall, to the extent that it determines that it is able, serve as Registrar or Paying Agent or Transfer Agent until the appointment of a successor in accordance with clause (i) above.

The Registrar shall keep a register (the “Register”) of the Holders and of the transfer and exchange of SE(K) Masala Bonds. Any notice to be given under this Indenture or under the SE(K) Masala Bonds by the Trustee, the Applicable Issuer or any Guarantor to the Holders shall be mailed by first-class mail to each Holder at their address as it appears at the time of such mailing in the Register.

The Applicable Issuer hereby appoints Deutsche Bank AG, Hong Kong Branch, located at 52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong as the Paying Agent, Transfer Agent, Calculation Agent and Registrar with respect to the SE(K) Masala Bonds, and Deutsche Bank AG, Hong Kong Branch hereby accepts such appointment.

The Applicable Issuer may appoint one or more co-Registrars and one or more additional Paying Agents and the terms “Registrar” and “Paying Agent” shall include any such additional co-Registrar or Paying Agent, as applicable. The Applicable Issuer or any of its subsidiaries may act as Paying Agent or Registrar.

The Applicable Issuer shall notify the Trustee of the name and address of any Agent appointed after the date of this Indenture.

The Applicable Issuer shall execute a security trust agreement with the Security Trustee on or about the date hereof.

Section 2.04 Holders to Be Treated as Owners;

The Applicable Issuer, the Agents, the Trustee and any agent of the Applicable Issuer, any Agent or the Trustee may deem and treat the Holder of a SE(K) Masala Bond as the absolute owner of such SE(K) Masala Bond for the purpose of receiving payment of or on account of the principal, premium or interest on such SE(K) Masala Bond and for all other purposes; and neither the Applicable Issuer, any

EXECUTION VERSION

Agent, the Trustee nor any agent of the Applicable Issuer, any Agent or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any SE(K) Masala Bond.

Section 2.05 Paying Agent to Hold Money.

Each Paying Agent (other than the Trustee or an affiliate of the Trustee) shall hold for the benefit of the Trustee all money received by the Paying Agent for the payment of principal, premium, interest or Additional Amounts on the SE(K) Masala Bonds (whether such money has been paid to it by the Applicable Issuer or any other obligor on the SE(K) Masala Bonds), and the Applicable Issuer and the Paying Agent shall notify the Trustee of any default by the Applicable Issuer (or any other obligor on the SE(K) Masala Bonds) in making any such payment. Money held by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Applicable Issuer at any time may require each Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may require any Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the relevant Paying Agent shall have no further liability for the money delivered to the Trustee. If any of the Applicable Issuer or any of the Applicable Issuer’s subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon an Event of Default the Agents will serve as Agents of the Trustee.

Section 2.06 Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders. The Applicable Issuer shall obtain from the Registrar and furnish to the Trustee (if the Trustee is not the Registrar) and each Paying Agent at least seven Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require.

Section 2.07 Transfer and Exchange.

(a)	Transfer and Exchange of the Global Note.

The Global Note may not be transferred except as a whole by a Depositary to a Common Depositary or a nominee of such Common Depositary, by a Common Depositary or a nominee of such Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or Common Depositary or a nominee thereof.

The Global Note will be exchanged by the Applicable Issuer for Definitive Notes if:

(1) Euroclear or Clearstream notifies the Applicable Issuer that it is unwilling or unable to continue as Depositary for the Global Note and the Applicable Issuer fails to appoint a successor within 120 days;

(2) Euroclear or Clearstream so requests following an Event of Default under this Indenture; or

EXECUTION VERSION

(3) the holder of a Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Clearstream, as applicable, following an Event of Default by the Applicable Issuer under this Indenture.

Upon the occurrence of any of the preceding events in clauses (1) through (3) above, the Applicable Issuer shall issue or cause to be issued Definitive Notes in such names as the relevant Depositary shall instruct the Trustee. The Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every SE(K) Masala Bond authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another SE(K) Masala Bond other than as provided in this Section 2.07(a). Book-Entry Interests in the Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c).

(b) Transfer and Exchange of Book-Entry Interests in the Global Note.

The transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the U.S. Securities Act. Interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the Global Note in accordance with the transfer restrictions set forth in the Regulation S Legend.

(c) Transfer or Exchange of Book-Entry Interests in the Global Note for Definitive Notes. If any holder of a Book-Entry Interest in the Global Note proposes to exchange such Book-Entry Interest for a Definitive Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(1) in the case of an exchange by a holder of a Book-Entry Interest in a Global Note of such Book-Entry Interest for a Definitive Note, the Trustee shall have received a certificate from such holder substantially in the form of Exhibit C, including the certifications in items (1) thereof;

(2) in the case of a transfer by a holder of a Book-Entry Interest in the Global Note in reliance on Regulation S or any other provision of the U.S. Securities Act, the Trustee shall have received a certificate to the effect set forth in Exhibit B, including the certifications in item (1) or (2) thereof;

the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to Section 2.07(g), and the Applicable Issuer shall execute and the Registrar or the Authenticating Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a Book-Entry Interest in the Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the applicable Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall deliver such Definitive Notes to the Persons in whose names such SE(K) Masala Bond are so registered. Any Definitive Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.07(c) shall bear the Regulation S Legend and shall be subject to all restrictions on transfer contained therein.

EXECUTION VERSION

(d) Transfer and Exchange of Definitive Notes for Book-Entry Interests in the Global Note.

If any Holder of a Definitive Note proposes to exchange such Definitive Note for a Book-Entry Interest in the Global Note or to transfer such Definitive Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Global Note, then, upon receipt by the Trustee, the Transfer Agent and the Registrar of the following documentation:

(1) if the Holder of such Definitive Note proposes to exchange such Definitive Note for a Book-Entry Interest in the Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2) thereof;

(2) if such Definitive Note is being transferred in reliance on Regulation S or any other provision of the U.S. Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) or (2) thereof, as applicable; and

(3) if such Definitive Note is being transferred to the Applicable Issuer, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof,

the Paying Agent will cancel the Definitive Note, and the Trustee will increase or cause to be increased the aggregate principal amount of the appropriate Global Note

(e) Transfer and Exchange of Definitive Notes for Definitive Notes.

Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Notes which registration the Applicable Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Notes does not transfer the entire principal amount of SE(K) Masala Bonds represented by any such Definitive Note, the Paying Agent will cancel or cause to be cancelled such Definitive Note and the Applicable Issuer (who has been informed of such cancellation) shall execute and the Registrar or the Authenticating Agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(f) Legends.

The following legends will appear on the face of all SE(K) Masala Bonds issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

EXECUTION VERSION

(1) Regulation S Legend. Each SE(K) Masala Bond certificate evidencing the Global Note and the Definitive Notes (and all SE(K) Masala Bonds issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THIS SE(K) MASALA BOND SHALL NOT BE TRANSFERRED TO ANY PROSPECTIVE INVESTOR WHO IS FROM A RESTRICTED JURISDICTION (AS DEFINED IN THE INDENTURE GOVERNING THIS SE(K) MASALA BOND), OR IS A RESTRICTED OVERSEAS PERSON (AS DEFINED IN THE INDENTURE GOVERNING THIS SE(K) MASALA BOND)”

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SE(K) MASALA BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; AND (ii) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.07(g) OF THE INDENTURE TO THE PAYING AGENT FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE. THIS SE(K) MASALA BOND SHALL NOT BE TRANSFERRED TO ANY PROSPECTIVE INVESTOR WHO IS FROM A RESTRICTED JURISDICTION (AS DEFINED IN THE INDENTURE GOVERNING THIS SE(K) MASALA BOND), OR IS A RESTRICTED OVERSEAS PERSON (AS DEFINED IN THE INDENTURE GOVERNING THIS SE(K) MASALA BOND)”

(3) Any additional SE(K) Masala Bonds sold in a registered offering under the Securities Act shall not be required to bear the legend set forth in clause (1) above.

(g) Cancellation and/or Adjustment of the Global Note.

At such time as all Book-Entry Interests in the Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any Book- Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Notes, the principal amount of SE(K) Masala Bonds represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar to reflect such reduction.

EXECUTION VERSION

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Applicable Issuer will execute and the Registrar or the Authenticating Agent will authenticate the Global Note and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2) No service charge will be made by the Applicable Issuer or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Note for any registration of transfer, exchange or redemption of the SE(K) Masala Bonds, but the Applicable Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.16 and 9.05).

(3) No Transfer Agent or Registrar will be required to register the transfer or exchange of any SE(K) Masala Bond selected for redemption in whole or in part, except the unredeemed portion of any SE(K) Masala Bond being redeemed in part.

(4) The Global Note and Definitive Notes issued upon any registration of transfer or exchange of the Global Note or Definitive Notes will be the valid obligations of the Applicable Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange

(5) The Applicable Issuer shall not be required to register the transfer of any Definitive Notes (A) for a period of 15 calendar days prior to any Redemption Date; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of SE(K) Masala Bonds to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any Interest Payment Date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Excess Proceeds Offer.

(6) The Trustee, any Agent and the Applicable Issuer may deem and treat the Person in whose name any SE(K) Masala Bond is registered as the absolute owner of such SE(K) Masala Bond for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such SE(K) Masala Bond and for all other purposes, and none of the Trustee, any Agent or the Applicable Issuer shall be affected by notice to the contrary.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Applicable Issuer, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

(8) The Registrar or Authenticating Agent shall authenticate the Global Note and Definitive Notes in accordance with the provisions of Section 2.02.

(9) The SE(K) Masala Bonds shall not be transferred to prospective investors who are from a Restricted Jurisdiction, or are a Restricted Overseas Person.

EXECUTION VERSION

Section 2.08 Replacement of the SE(K) Masala Bonds.

If a mutilated SE(K) Masala Bond is surrendered to a Paying Agent, Registrar or the Trustee, or if the Holder of a SE(K) Masala Bond claims that the SE(K) Masala Bond has been lost, destroyed or wrongfully taken, the Applicable Issuer shall issue and the Registrar or the Authenticating Agent shall authenticate a replacement SE(K) Masala Bond in such form as the SE(K) Masala Bonds mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken SE(K) Masala Bond, the Holder of such SE(K) Masala Bond furnishes to the Applicable Issuer, a Paying Agent, Registrar and/or the Trustee, as applicable, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such SE(K) Masala Bond. If required by the Applicable Issuer, relevant Paying Agent, Registrar or the Trustee, indemnity and/or security to its satisfaction each to protect the Applicable Issuer, such Paying Agent, Registrar and the Trustee, and any agent of the foregoing, from any loss that any of them may suffer if such SE(K) Masala Bond is replaced. The Applicable Issuer may charge such Holder for the Applicable Issuer’s out-of-pocket expenses in replacing such SE(K) Masala Bond, and such Paying Agent, the Registrar and the Trustee may charge the Applicable Issuer for their expenses in replacing such SE(K) Masala Bond. Every replacement SE(K) Masala Bond shall constitute an additional obligation of the Applicable Issuer. If, after the delivery of such replacement SE(K) Masala Bond, a bona fide purchaser of the original SE(K) Masala Bond in lieu of which such replacement SE(K) Masala Bond was issued presents for payment or registration such original SE(K) Masala Bond, the Trustee shall be entitled to recover such replacement SE(K) Masala Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security and/or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuer, the Trustee, the Registrar, any other Agent and any Authenticating Agent in connection therewith.

Section 2.09 Outstanding SE(K) Masala Bonds.

The SE(K) Masala Bond outstanding at any time are all SE(K) Masala Bonds that have been authenticated by the Registrar or Authenticating Agent except for (i) those cancelled by the Paying Agent; (ii) those delivered to the Paying Agent for cancellation; (iii) to the extent set forth in Section 8.02 on or after the date on which the conditions set forth in Section 8.04 have been satisfied, those SE(K) Masala Bonds theretofore authenticated and delivered by the Trustee hereunder; (iv) SE(K) Masala Bonds in respect of which the Applicable Issuer and the Guarantors have been fully discharged for the payment of principal, premium, interest and Additional Amounts; and (v) those SE(K) Masala Bonds described in this Section 2.09 as not outstanding. Subject to Section 2.10, a SE(K) Masala Bond does not cease to be outstanding because the Applicable Issuer or one of the Applicable Issuer’s Affiliates holds the SE(K) Masala Bond (if permitted under applicable law).

If a SE(K) Masala Bond is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to them that the replaced SE(K) Masala Bond is held by a bona fide purchaser in whose hands such SE(K) Masala Bond is a legal, valid and binding obligation of the Applicable Issuer.

If the principal amount of any SE(K) Masala Bond is considered to be paid under Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

If one or more Paying Agents hold, in their capacity as such, on the maturity date or on any Redemption Date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding SE(K) Masala Bonds payable on that date and are not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such SE(K) Masala Bonds cease to be outstanding and interest on them ceases to accrue.

EXECUTION VERSION

Section 2.10 Treasury SE(K) Masala Bonds.

In determining whether the Holders of the required principal amount of SE(K) Masala Bonds have concurred in any direction, waiver or consent or any amendment, modification or other change of this Indenture, SE(K) Masala Bonds owned (if permitted under applicable law) by the Applicable Issuer or by any Affiliate of the Applicable Issuer will be disregarded and treated as if they were not outstanding.

Section 2.11 Temporary SE(K) Masala Bonds.

Until Definitive Notes are prepared and ready for delivery, the Applicable Issuer may prepare, and the Registrar shall authenticate, temporary SE(K) Masala Bonds. Temporary SE(K) Masala Bonds shall be substantially in the form of definitive SE(K) Masala Bonds but may have variations that the Applicable Issuer considers appropriate for such temporary SE(K) Masala Bonds. Without unreasonable delay, the Applicable Issuer shall prepare, and the Registrar shall authenticate, definitive SE(K) Masala Bonds in exchange for temporary SE(K) Masala Bonds. Until such exchange, temporary SE(K) Masala Bonds shall be entitled to the same rights, benefits and privileges as definitive SE(K) Masala Bonds.

Section 2.12 Cancellation.

The Applicable Issuer at any time may deliver SE(K) Masala Bonds to the Registrar for cancellation. The Paying Agent shall forward to the Registrar any Definitive Notes surrendered to it for registration of transfer or exchange, or payment, redemption or purchase. The Paying Agent shall cancel all SE(K) Masala Bonds surrendered for registration of transfer, exchange, payment, replacement, cancellation or purchase and shall dispose of cancelled SE(K) Masala Bonds in accordance with its policy of disposal, unless the Applicable Issuer directs the Trustee to return such SE(K) Masala Bonds to the Applicable Issuer, shall upon written request deliver a certificate of disposition thereof to the Applicable Issuer. The Applicable Issuer may not reissue or resell, or issue new SE(K) Masala Bonds to replace, SE(K) Masala Bonds that the Applicable Issuer has redeemed, paid, purchased or converted, or that have been delivered to the Paying Agent for cancellation.

Section 2.13 Defaulted Interest.

If the Applicable Issuer defaults on a payment of interest on the SE(K) Masala Bonds, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders, if any, on a subsequent special record date, which date shall be at least ten Business Days prior to the payment date and shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the SE(K) Masala Bonds and the date of such proposed payment. The Applicable Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Applicable Issuer shall mail by first-class mail to the Common Depositary, each Depositary and, if any Definitive Notes are outstanding, each Holder, a notice that states the special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest, if any, to be paid.

EXECUTION VERSION

Section 2.14 Additional Amounts.

(a) Additional Amounts Solely in Respect of Initial Investor Masala Bonds. All payments of principal of, and premium (if any) and interest made by or on behalf of the Applicable Issuer, the Guarantors or the Parent Guarantor on the Initial Investor Masala Bonds issued under this Indenture or under the Guarantees, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within India or any other jurisdiction in which the Applicable Issuer, any of the Guarantors or the Parent Guarantor is organized or resident for tax purposes, or any political subdivision or taxing authority thereof or therein, or any jurisdiction through which payment is made by or on behalf of the Applicable Issuer, the Guarantors or the Parent Guarantor, or any political subdivision or taxing authority thereof or therein (the “Relevant Taxing Jurisdictions”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Applicable Issuer or the Guarantors or the Parent Guarantor, will pay such additional amounts (the “Additional Amounts”) as will result in receipt by the Holder of the SE(K) Masala Bonds of such amounts as would have been received by such Holder had no such withholding or deduction been required.

The Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will make reasonable efforts to obtain original tax receipts or certified copies thereof evidencing the payment of any taxes, duties, assessments or governmental charges so deducted or withheld and paid to the Relevant Taxing Jurisdiction. The Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will furnish to the Trustee within 60 days after the date the payment of any taxes, duties, assessments or governmental charges so deducted or withheld is due pursuant to applicable law, either original tax receipts or certified copies thereof evidencing such payment or, if such receipts are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the SE(K) Masala Bonds is due and payable (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case promptly thereafter), if the Applicable Issuer or any of the Guarantors or the Parent Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, the Applicable Issuer or the Guarantor or the Parent Guarantor, as the case may be, will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the applicable Paying Agent to pay such Additional Amounts to the applicable Holders on such payment date.

In addition, the Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in any Relevant Taxing Jurisdiction in respect of the creation, issue, offering, execution or enforcement of the Initial Investor SE(K) Masala Bonds, the Guarantees or any documentation with respect thereto. Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, the Initial Investor SE(K) Masala Bonds or under the Guarantees, such mention will be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(b) Additional Amounts Solely in Respect of non-Initial Investor Masala Bonds. All payments of principal of, and premium (if any) and interest on the SE(K) Masala Bonds or under the Guarantees made by or on behalf of the Applicable Issuer, the Guarantors or the Parent Guarantor will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by a Relevant Taxing Jurisdiction, unless such withholding or deduction is required by law or by regulation or governmental

EXECUTION VERSION

policy having the force of law. In the event that any such withholding or deduction is so required, the Applicable Issuer or the Guarantors or the Parent Guarantor will pay Additional Amounts as will result in receipt by the Holder of each SE(K) Masala Bond of such amounts as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts will be payable:

(1) for or on account of any tax, duty, assessment or governmental charge that would not have been imposed but for:

(A) the existence of any present or former connection between the Holder or beneficial owner of such SE(K) Masala Bond and the Relevant Taxing Jurisdiction other than merely holding such SE(K) Masala Bond or the receipt of payments thereunder or under the Guarantee, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of such SE(K) Masala Bond (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such SE(K) Masala Bond became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such SE(K) Masala Bond for payment on any date within such 30-day period;

(C) the presentation of such SE(K) Masala Bond (in cases in which presentation is required) for payment in the Relevant Taxing Jurisdiction, unless such SE(K) Masala Bond could not have been presented for payment elsewhere;

(D) the failure of the Holder or beneficial owner to comply with a timely request of the Applicable Issuer, the Parent Guarantor or any Guarantor, as the case may be, addressed to the Holder, to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request is required under the statutes, regulations or official administrative guidance having a force of law of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder; or

(2) for or on account of any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) for or on account of any tax, duty, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest or any premium under or with respect to the SE(K) Masala Bonds or payments under the Guarantee;

EXECUTION VERSION

(4) for or on account of any tax, assessment, withholding or on account of deduction required by sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (including any successor provisions) (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA;

(5) for or on account of any combination of taxes, duties, assessments or governmental charges referred to in the preceding clauses (1), (2), (3) and (4); or

(6) to a Holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that the beneficial owner would not have been entitled to such Additional Amounts had that beneficial owner been the Holder of the SE(K) Masala Bond.

The Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will make reasonable efforts to obtain original tax receipts or certified copies thereof evidencing the payment of any taxes, duties, assessments or governmental charges so deducted or withheld and paid to the Relevant Taxing Jurisdiction. The Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will furnish to the Trustee within 60 days after the date the payment of any taxes, duties, assessments or governmental charges so deducted or withheld is due pursuant to applicable law, either original tax receipts or certified copies thereof evidencing such payment or, if such receipts are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the SE(K) Masala Bonds is due and payable (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case promptly thereafter), if the Applicable Issuer or any of the Guarantors or the Parent Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, the Applicable Issuer or the Guarantor or the Parent Guarantor, as the case may be, will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to the Holders on such payment date.

In addition, the Applicable Issuer or the Guarantors or the Parent Guarantor, as the case may be, will pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) payable in any Relevant Taxing Jurisdiction in respect of the creation, issue, offering, execution or enforcement of the SE(K) Masala Bonds, the Guarantees or any documentation with respect thereto (other than on or in connection with a transfer of the SE(K) Masala Bonds that occurs after the initial sale by the initial purchaser thereof). Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, the SE(K)Masala Bonds or under the Guarantees, such mention will be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

EXECUTION VERSION

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

Unless the Applicable Issuer has delivered an Officer’s Certificate to the Trustee pursuant to the third paragraph of Section 3.03, if the Applicable Issuer elects to redeem SE(K) Masala Bonds pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)	the clause of this Indenture pursuant to which the redemption shall occur;

(b)	the redemption date;

(c)	the principal amount of the SE(K) Masala Bonds to be redeemed;

(d)	the redemption price; and

(e)	the aggregate principal amount of SE(K) Masala Bonds held by the Initial Investor.

Section 3.02 Selection of SE(K) Masala Bonds to be Redeemed or Purchased.

(a) If less than all of the SE(K) Masala Bonds are to be redeemed at any time, the SE(K) Masala Bonds for redemption will be selected as follows:

(1) if the SE(K) Masala Bonds are listed on any securities exchange and/or held through any clearing system, in compliance with the requirements of the principal securities exchange on which the SE(K) Masala Bonds are listed and/or in compliance with the requirements of the clearing system; or

(2) if the SE(K) Masala Bonds are not listed on any securities exchange or held through any clearing system, on a pro rata basis, by lot or by such other method as the Trustee in its sole and absolute discretion shall deem to be fair and appropriate unless otherwise required by law.

(b) If the SE(K) Masala Bonds are to be redeemed in part only, the notice of redemption will state the portion of the principal amount of the SE(K) Masala Bonds that is to be redeemed. A new SE(K) Masala Bond in principal amount equal to the unredeemed portion of the original SE(K) Masala Bond will be issued in the name of the relevant Holder upon cancelation of the original SE(K) Masala Bond. The SE(K) Masala Bonds called for redemption become due on the date fixed for redemption. On and after the applicable redemption date, unless the Applicable Issuer defaults in the payment of the applicable redemption price, interest will cease to accrue on the SE(K) Masala Bonds or portions of the SE(K) Masala Bonds called for redemption.

The Trustee will promptly notify the Applicable Issuer in writing of the SE(K) Masala Bonds selected for redemption or purchase and, in the integral of any SE(K) Masala Bond selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. The SE(K) Masala Bonds and portions of SE(K) Masala Bonds selected will be in amounts of Rs.10,000,000 or integral multiples of Rs.10,000,000; except that if all of the SE(K) Masala Bonds of a Holder are to be redeemed or purchased, the entire outstanding amount of SE(K) Masala Bonds held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to SE(K) Masala Bonds called for redemption or purchase also apply to portions of SE(K) Masala Bonds called for redemption or purchase.

EXECUTION VERSION

Section 3.03 Notice of Redemption.

Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of SE(K) Masala Bonds to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the SE(K) Masala Bonds or the satisfaction and discharge of this Indenture. Notices of redemption may not be conditional.

The notice will identify the SE(K) Masala Bonds to be redeemed and will state:

(a)	the redemption date;

(b)	the redemption price;

(c) if any SE(K) Masala Bond is being redeemed in part, the portion of the principal amount of such SE(K) Masala Bond to be redeemed and that, after the redemption date upon surrender of such SE(K) Masala Bond, a new SE(K) Masala Bond or SE(K) Masala Bonds in principal amount equal to the unredeemed portion will be issued upon cancellation of the original SE(K) Masala Bond provided that the unredeemed portion has a minimum denomination of Rs.10,000,000 or an integral multiple of Rs10,000,000;

(d) the name and address of the Paying Agent;

(e) (if the SE(K) Masala Bonds are in definitive form) that SE(K) Masala Bonds called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Applicable Issuer defaults in making such redemption payment, interest on SE(K) Masala Bonds called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the SE(K) Masala Bonds and/or Section of this Indenture pursuant to which the SE(K) Masala Bonds called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the ISIN or Common Code number listed in such notice or printed on the SE(K) Masala Bonds.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, SE(K) Masala Bonds called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notices of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 4:00 p.m. (Hong Kong time) one Business Day prior to the redemption or purchase date, the Applicable Issuer will deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Amounts, if any, on all SE(K) Masala Bonds to be redeemed or purchased on that date. The Paying Agent will promptly return to the Applicable Issuer any money deposited with the Paying Agent by the Applicable Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any on, all SE(K) Masala Bonds to be redeemed or purchased.

EXECUTION VERSION

If the Applicable Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the SE(K) Masala Bonds or the portions of SE(K) Masala Bonds called for redemption or purchase. If a SE(K) Masala Bond is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such SE(K) Masala Bond was registered at the close of business on such Record Date. If any SE(K) Masala Bond called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Applicable Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the SE(K) Masala Bonds and in Section 4.01.

Section 3.06 SE(K) Masala Bonds Redeemed or Purchased in Part.

Upon surrender of a SE(K) Masala Bond that is redeemed or purchased in part, the Applicable Issuer will issue and, upon receipt of an Authentication Order, the Registrar will authenticate for the Holder at the expense of the Applicable Issuer a new SE(K) Masala Bond equal in principal amount to the unredeemed or unpurchased portion of the SE(K) Masala Bond surrendered, provided that the unredeemed portion has a minimum denomination of Rs.10,000,000 or an integral multiple of Rs.10,000,000.

Section 3.07 Optional Redemptions.

(a) If all Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 Business Days nor more than 60 days’ prior notice, the Applicable Issuer (the “Equity Clawback Redeeming Issuer”) may on any one or more occasions request to redeem up to 40.0% of the aggregate principal amount of the Initial Investor Masala Bonds issued under this Indenture (the “Equity Clawback Optional Redemption”), subject to and in accordance with the provisions under Section 3.11, plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds to be redeemed, to (but not including) the applicable Redemption Date, subject to the rights of Holders of the SE(K) Masala Bonds on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more sales of the Capital Stock of the Parent Guarantor in an Equity Offering; provided, however, that:

(1) each of the other Issuers of Initial Investor Masala Bonds at that time will have simultaneously exercised its corresponding Equity Clawback Optional Redemption right under the applicable Indenture and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of its series of Initial Investor Masala Bonds as is being redeemed by the Equity Clawback Redeeming Issuer;

(2) at least 60.0% of the aggregate principal amount of each series of Initial Investor Masala Bonds issued by the Issuers (including the Applicable Issuer) remains outstanding immediately after the exercise of any such Equity Clawback Optional Redemption right; and

(3) each of the Equity Clawback Optional Redemptions by any of the Issuers occurs within 90 days of the date of the closing of the applicable Equity Offering.

EXECUTION VERSION

(b) If all Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 Business Days nor more than 60 days’ prior notice, the Applicable Issuer (the “Make-Whole Redeeming Issuer”) may on any one or more occasions request to redeem all or any portion of the aggregate principal amount of the Initial Investor Masala Bonds issued under this Indenture (the “Make-Whole Optional Redemption”), subject to and in accordance with the provisions under Section 3.11, plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds to be redeemed, to (but not including) the applicable Redemption Date, subject to the rights of Holders of the SE(K) Masala Bonds on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Make-Whole Optional Redemption right under the applicable Indenture and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of its series of Initial Investor Masala Bonds as is being redeemed by the Make-Whole Redeeming Issuer.

(c) If all Masala Bonds are Initial Investor Masala Bonds, at any time on or after February 18, 2020, upon not less than 30 Business Days nor more than 60 days’ prior notice, the Applicable Issuer (the “Call Option Redeeming Issuer”), may on any one or more occasions request to redeem all or any portion of the aggregate principal amount of the Initial Investor Masala Bonds issued under this Indenture (the “Call Option Redemption”), subject to and in accordance with the provisions under Section 3.11 plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds redeemed, to (but not including) the applicable Redemption Date, subject to the rights of Holders of the SE(K) Masala Bonds on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided, however, that each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Call Option Redemption right under the applicable Indenture and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of its Initial Investor Masala Bonds as is being redeemed by the Call Option Redeeming Issuer.

(d) If no Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 days nor more than 60 days’ prior notice, the Applicable Issuer may on any one or more occasions redeem up to 40.0% of the aggregate principal amount of the SE(K) Masala Bonds at a redemption price of 110.629%, plus the Applicable Additional Premium, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more sales of the Capital Stock of the Parent Guarantor in an Equity Offering; provided, however, that:

(1) at least 60.0% of the aggregate principal amount of the SE(K) Masala Bonds issued by the Applicable Issuer (excluding SE(K) Masala Bonds held by the Parent Guarantor or any of its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the applicable redemption occurs within 90 days of the date of the closing of the applicable Equity Offering.

(e) If no Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 days nor more than 60 days’ prior notice, the Applicable Issuer may on any one or more occasions redeem all or any portion of the SE(K) Masala Bonds at a redemption price equal to 100.0% of the principal amount of the SE(K) Masala Bonds redeemed, plus the Applicable Additional Premium, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

EXECUTION VERSION

(f) If no Masala Bonds are Initial Investor Masala Bonds, on or after February 18, 2020, upon not less than 30 days nor more than 60 days’ prior notice, the Applicable Issuer may redeem all or any portion of the SE(K) Masala Bonds at the applicable redemption price (expressed as percentages of principal amount) set forth below, plus the Applicable Additional Premium, plus accrued and unpaid interest, if any, on the SE(K) Masala Bonds redeemed, to (but not including) the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Redemption Price
February 18, 2020 through February 12, 2021	105.3145%
February 13, 2021 through February 7, 2022	102.6573%
February 8, 2022 and thereafter	100.00%

(g) For so long as some, but not all, Masala Bonds are Initial Investor Masala Bonds, the Applicable Issuer will have no right to redeem the SE(K) Masala Bonds.

Section 3.08 Mandatory Redemption; Open Market Purchases.

The Applicable Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the SE(K) Masala Bonds. However, under certain circumstances, the Applicable Issuer may be required to offer to redeem the SE(K) Masala Bonds as described under Section 4.10 and Section 4.16. The Applicable Issuer, the Restricted Group Entities and the Restricted Subsidiaries, and any of their respective Affiliates may, subject to applicable law, at any time and from time to time purchase the SE(K) Masala Bonds in the open market or otherwise.

Section 3.09 Offer to Redeem by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10, the Applicable Issuer is required to commence an offer to all Holders to redeem SE(K) Masala Bonds, it will follow the procedures specified below.

The Excess Proceeds Repurchase Offer shall be made to all Holders and all Holders of other Indebtedness that is pari passu with the SE(K) Masala Bonds containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Excess Proceeds Repurchase Offer will remain open for a period of at least 30 days following its commencement and not more than 60 days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Offer Redemption Date”), the Applicable Issuer will apply all Excess Proceeds (the “Offer Amount”) to the redemption of SE(K) Masala Bonds and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all SE(K) Masala Bonds and other Indebtedness tendered in response to the Excess Proceeds Repurchase Offer. Payment for any SE(K) Masala Bonds so redeemed will be made in the same manner as interest payments are made.

If the Offer Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest if any, will be paid to the Person in whose name a SE(K) Masala Bond is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender SE(K) Masala Bonds pursuant to the Excess Proceeds Repurchase Offer.

EXECUTION VERSION

Upon the commencement of an Excess Proceeds Repurchase Offer, the Applicable Issuer will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender SE(K) Masala Bonds pursuant to the Excess Proceeds Repurchase Offer. The notice, which will govern the terms of the Excess Proceeds Repurchase Offer, will state:

(a) that the Excess Proceeds Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Excess Proceeds Repurchase Offer will remain open;

(b) the Offer Amount, the purchase price and the Offer Redemption Date;

(c) that any SE(K) Masala Bond not tendered or accepted for payment will continue to accrue interest;

(d) that, unless the Applicable Issuer defaults in making such payment, any SE(K) Masala Bond accepted for payment pursuant to the Excess Proceeds Repurchase Offer will cease to accrue interest after the Offer Redemption Date;

(e) that Holders electing to have a SE(K) Masala Bond purchased pursuant to an Excess Proceeds Repurchase Offer may elect to have SE(K) Masala Bonds purchased in minimum denominations of Rs.10,000,000 and integral multiples of Rs.10,000,000 thereof only;

(f) that Holders electing to have SE(K) Masala Bonds purchased pursuant to any Excess Proceeds Repurchase Offer will be required to surrender the SE(K) Masala Bond, with the form entitled “Option of Holder to Elect Redeem” attached to the SE(K) Masala Bonds completed, or transfer by book-entry transfer, to the Applicable Issuer, a Depositary, if appointed by the Applicable Issuer, or a Paying Agent at the address specified in the notice at least three days before the purchase date;

(g) that Holders will be entitled to withdraw their election if the Applicable Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the SE(K) Masala Bond the Holder delivered for redemption and a statement that such Holder is withdrawing his election to have such SE(K) Masala Bond redeemed;

(h) that, if the aggregate principal amount of SE(K) Masala Bonds and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Applicable Issuer will select the SE(K) Masala Bonds and other pari passu Indebtedness to be redeemed in accordance with Section 3.02 based on the principal amount of SE(K) Masala Bonds and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Applicable Issuer so that only SE(K) Masala Bonds in minimum denominations of Rs.10,000,000, and integral multiples of Rs.10,000,000 in excess thereof, will be redeemed); and

(i) that Holders whose SE(K) Masala Bonds were redeemed only in part will be issued new SE(K) Masala Bonds equal in principal amount to the unredeemed portion of the SE(K) Masala Bonds surrendered (or transferred by book-entry transfer), provided, that the unredeemed portion has a minimum denomination of Rs.10,000,000.

On or before the Offer Redemption Date, the Applicable Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, but subject to Section 3.02, the Offer Amount of SE(K) Masala Bonds or portions thereof tendered pursuant to the Excess Proceeds Repurchase Offer, or

EXECUTION VERSION

if less than the Offer Amount has been tendered, all SE(K) Masala Bonds tendered, and will deliver or cause to be delivered to the Trustee the SE(K) Masala Bonds properly accepted together with an Officer’s Certificate stating that such SE(K) Masala Bonds or portions thereof were accepted for payment by the Applicable Issuer in accordance with the terms of this Section 3.09. The Applicable Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Offer Redemption Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the SE(K) Masala Bonds tendered by such Holder and accepted by the Applicable Issuer for redemption, and the Applicable Issuer will promptly issue a new SE(K) Masala Bond, and the Registrar, upon written request from the Applicable Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new SE(K) Masala Bond to such Holder, in a principal amount equal to any unredeemed portion of the SE(K) Masala Bond surrendered, provided, that the unredeemed portion has minimum denominations of Rs.10,000,000. Any SE(K) Masala Bond not so accepted shall be promptly mailed or delivered by the Applicable Issuer to the Holder thereof. The Applicable Issuer will publicly announce the results of the Excess Proceeds Repurchase Offer on the Offer Redemption Date.

Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06. If the Applicable Issuer is required to make an Excess Proceeds Offer, the Applicable Issuer will comply with the applicable tender offer rules under applicable securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Applicable Issuer will comply with such securities laws and regulations and will not be deemed to have breached its obligations in this Section 3.09 by virtue thereof.

Section 3.10 Redemption for Taxation Reasons.

(a) If all Masala Bonds are Initial Investor Masala Bonds, the SE(K) Masala Bonds may be redeemed at the option of the Applicable Issuer (the “Taxation Redemption Issuer”), in whole or in part, upon giving not less than 30 days nor more than 60 days’ notice to the Initial Investor and the Trustee (which notice will be irrevocable) (the “Taxation Redemption”), subject to and in accordance with the provisions under Section 3.11, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Applicable Issuer, for redemption if, as a result of:

(1) any change in, or amendment to, the statutes, regulations or official administrative guidance having the force of law, of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the existing official position regarding the application or interpretation of such statutes, regulations, rulings or official administrative guidance (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) with respect to any Initial Issuer, on or after the Original Issue Date, (ii) with respect to a surviving entity organized or resident for tax purposes in a jurisdiction that is not any of the Issuers’ or the Parent Guarantor’s Relevant Taxing Jurisdiction as of the Original Issue Date, on or after the date such surviving entity becomes such a surviving entity, or (iii) with respect to any Tap Issuer, on or after the date of issuance of the applicable series of Tap Rupee Denominated Masala Bonds, with respect to any payment due or to become due under the Initial Investor Masala Bonds, the Applicable Issuer or the Parent Guarantor, as the case may be, is, or on the next Interest Payment Date, would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Applicable Issuer or the Parent Guarantor, as the case may be; provided, however, that:

EXECUTION VERSION

(1) each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Taxation Redemption right, on identical terms, under the applicable Indenture, and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of Initial Investor Masala Bonds as is being redeemed by the Taxation Redemption Issuer;

(2) no request will be given earlier than 90 days prior to the earliest date on which the Applicable Issuer or the Parent Guarantor, would be obligated to pay such Additional Amounts if a payment in respect of the Initial Investor Masala Bonds were then due; and

(3) where any such requirement to pay Additional Amounts is due to taxes imposed by India or any political subdivision or taxing authority thereof or therein, the Applicable Issuer will be permitted to redeem the particular Initial Investor Masala Bonds in accordance with the provisions hereof only if the rate of withholding or deduction in respect of which Additional Amounts are required is in excess of 5.0% (plus applicable surcharge and cess).

Prior to the mailing of any notice of redemption of the Initial Investor Masala Bonds pursuant to the foregoing, the Applicable Issuer will deliver to the Trustee at least 30 days but not more than 60 days before a redemption date:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Applicable Issuer or the Parent Guarantor, as the case may be, taking reasonable measures; and

(2) an Opinion of Counsel or an opinion of a tax consultant of recognized standing with respect to tax matters of the Applicable Issuer’s or the Parent Guarantor’s Relevant Taxing Jurisdiction, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee will be entitled to accept such certificate and opinion as conclusive evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Initial Investor.

(b) If no Masala Bonds are Initial Investor Masala Bonds, the SE(K) Masala Bonds may be redeemed, at the option of the Applicable Issuer, in whole or in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders and the Trustee (which notice will be irrevocable), at a redemption price equal to 100.0% of the principal amount thereof, plus the Applicable Additional Premium, plus accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Applicable Issuer for redemption if, as a result of:

(1) any change in, or amendment to, the statutes, regulations or official administrative guidance having the force of law, of a Relevant Taxing Jurisdiction affecting taxation; or

EXECUTION VERSION

(2) any change in, or amendment to, the existing official position regarding the application or interpretation of such statutes, regulations, rulings or official administrative guidance (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) with respect to any of the Initial Issuers, on or after the Original Issue Date, (ii) with respect to a surviving entity organized or resident for tax purposes in a jurisdiction that is not any of the Issuer’s or the Parent Guarantor’s Relevant Taxing Jurisdiction as of the Original Issue Date, on or after the date such surviving entity becomes such a surviving entity, or (iii) with respect to any Tap Issuer, on or after the date of issuance of the applicable series of Tap Rupee Denominated Masala Bonds, with respect to any payment due or to become due under the Masala Bonds, the Applicable Issuer or the Parent Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Applicable Issuer or the Parent Guarantor, as the case may be; provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Applicable Issuer or the Parent Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the particular series of Masala Bonds were then due; and provided further that where any such requirement to pay Additional Amounts is due to taxes imposed by India or any political subdivision or taxing authority thereof or therein, the Applicable Issuer will be permitted to redeem the Masala Bonds in accordance with the provisions hereof only if the rate of withholding or deduction in respect of which Additional Amounts are required is in excess of 5.0% (plus applicable surcharge and cess).

Prior to the mailing of any notice of redemption of the Masala Bonds pursuant to the foregoing, the Applicable Issuer will deliver to the Trustee at least 30 days but not more than 60 days before a redemption date:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Applicable Issuer or the Parent Guarantor, as the case may be, taking reasonable measures; and

(2) an Opinion of Counsel or an opinion of a tax consultant of recognized standing with respect to tax matters of the Applicable Issuer’s or the Parent Guarantor’s Relevant Taxing Jurisdiction, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

(c) For so long as some, but not all, Masala Bonds are Initial Investor Masala Bonds, the Issuers shall have no right to redeem the Masala Bonds, including as a result of a requirement to pay Additional Amounts.

EXECUTION VERSION

Section 3.11 Additional Redemption Procedures.

If all Masala Bonds are Initial Investor Masala Bonds and the Applicable Issuer proposes to redeem all or any portion (the “Redemption Proportion”) of the SE(K) Masala Bonds issued under this Indenture pursuant to and in accordance with any of Sections 3.07, 3.10, 4.10 or 4.16, it must:

(a) deliver an irrevocable notice to the Initial Investor (substantially in the form attached as Exhibit F, a “Redemption Notice”); and

(b) pay a redemption request fee to the Initial Investor (a “Redemption Request Fee”) in such amount as may be specified from time to time by the Initial Investor, (such delivery and payment, a “Redemption Request”).

The Redemption Notice must specify (amongst other things): (i) the Redemption Proportion; (ii) the maximum redemption price (expressed as a percentage of par) (the “Maximum Redemption Price”) which the Applicable Issuer is willing to pay in respect of the SE(K) Masala Bonds; and (iii) the proposed redemption date (the “Redemption Date”) of the SE(K) Masala Bonds (which shall be no fewer than 30 Business Days after delivery of the Redemption Notice). A Redemption Request will only be valid if made by all Issuers on identical terms across all series of Masala Bonds then outstanding. Following receipt of a Redemption Notice, the Initial Investor (or any agent acting on its behalf) will determine the redemption price (expressed as a percentage of par) (the “Proposed Redemption Price”) which the Initial Investor is willing to accept in respect of the Masala Bonds to ensure that it will not suffer a funding shortfall as a result of agreeing to such Redemption Request.

As soon as reasonably practicable following the determination of the Reference Rate for the relevant Redemption Price, the Initial Investor (or any agent acting on its behalf) will issue a notice (such notice, the “Redemption Pricing Notice”) to the Applicable Issuer setting out the applicable Proposed Redemption Price. If the applicable Proposed Redemption Price is less than or equal to the applicable Maximum Redemption Price, the Applicable Issuer will redeem the applicable Redemption Proportion of its SE(K) Masala Bonds at the Proposed Redemption Price on the Redemption Date. If the applicable Proposed Redemption Price is greater than the applicable Maximum Redemption Price, no such redemption will occur in respect of such Redemption Request. If the Initial Investor fails to give a Redemption Pricing Notice to any Issuer, no redemption will occur in respect of such Redemption Request.

The Trustee and Agents shall not have any responsibility for determining, making or verifying the accuracy of the Proposed Redemption Price, the Applicable Additional Premium, the Applicable Premium or the accuracy of any calculations made hereunder.

Section 3.12 Early Redemptions

Any early redemption, repurchase or early repayment of the SE(K) Masala Bonds by the Applicable Issuer shall be effected subject to receipt of the prior approval of the RBI or the prior approval of an Authorized Dealer Bank, as the case may be, in accordance with the Master Direction - External Commercial Borrowings, Trade Credit, Borrowing and Lending in Foreign Currency by Authorized Dealers and Persons other than Authorized Dealers dated January 1, 2016, as amended or modified from time to time issued by the RBI, before effecting such a redemption, repurchase, early repayment.

EXECUTION VERSION

ARTICLE 4

COVENANTS

Section 4.01 Payment of SE(K) Masala Bonds.

The Applicable Issuer will pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on, the SE(K) Masala Bonds on the dates and in the manner provided in the SE(K) Masala Bonds. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Applicable Issuer, the Parent Guarantor or any other Restricted Subsidiary thereof, holds as of 4:00 p.m. (Hong Kong time) one Business Day prior to the due date money deposited by the Applicable Issuer in immediately available and cleared funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due.

Not later than 4:00 p.m. (Hong Kong time) on the second Business Day immediately preceding each payment date, the Applicable Issuer shall confirm such payment, or procure confirmation by authenticated SWIFT message from the bank making such payment to the Paying Agent. For the avoidance of doubt, the Paying Agent shall only be obliged to remit money to Holders if it has actually received in full such money due to be paid, in immediately available and cleared funds from the Applicable Issuer.

The Applicable Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the SE(K) Masala Bonds to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

An installment of principal or interest will be considered paid on the date due if the Paying Agent, other than the Applicable Issuer or any Affiliate of the Applicable Issuer, holds on that date money designated for and sufficient to pay the installment. If the Applicable Issuer or any Affiliate of the Applicable Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

Notwithstanding, anything in this Section 4.01 to the contrary, the Applicable Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held by any Paying Agent or in trust by the Applicable Issuer hereunder, as required by this Section 4.01 and such sums shall be held by the Trustee upon the trusts herein contained. If the Paying Agent shall pay all sums held to the Trustee as required under this Section 4.01, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

Notwithstanding, anything in this Section 4.01 to the contrary, the agreements to hold sums in trust as provided in this Section 4.01 are subject to the provisions of Section 8.06.

Interest on the SE(K) Masala Bonds issued by the Applicable Issuer will accrue at the rate of 10.629% per annum (the “ Fixed Rate”), and will be payable semi-annually in arrears on each date falling five Business Days before February 13 and August 13 of each year, or if such date is not a Business Day, the immediately preceding Business Day (each, an “Interest Payment Date”), commencing on the Interest Payment Date scheduled to fall five (5) Business Days before August 13, 2017; provided, however, that the final Interest Payment Date shall fall on the Maturity Date.

EXECUTION VERSION

Interest on the SE(K) Masala Bonds will accrue during each Accrual Period. The amount of interest payable in respect of the principal amount of the SE(K) Masala Bonds and outstanding as of the applicable Interest Payment Date shall be calculated as the product of: (i) the Fixed Rate; (ii) such principal amount of Masala Bonds; and (iii) the Day Count Fraction for the relevant Accrual Period.

Principal and interest on the SE(K) Masala Bonds will be settled by the Applicable Issuer in U.S. dollars. The amount of principal and interest will be determined in Indian Rupees and calculated by the Calculation Agent from Indian Rupees to U.S. dollars at the Reference Rate (as defined below) for conversion of Indian Rupees to U.S. dollars on the applicable Rate Fixing Date (as defined below). All payments on the SE(K) Masala Bonds will be made by the Applicable Issuer at the office or agency of the Applicable Issuer maintained for that purpose (which initially will be the specified office of the Paying Agent, currently located at 52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong), and the SE(K) Masala Bonds may be presented for registration of transfer or exchange at such office or agency; provided, however, that at the option of the Applicable Issuer, payment of interest and/or principal on the SE(K) Masala Bonds may be made by wire transfer.

If a Scheduled Rate Fixing Date is adjusted or if Valuation Postponement (as defined below) applies, then the Interest Payment Date, Redemption Date or the Maturity Date relating to such Scheduled Rate Fixing Date shall be as soon as practicable, but in no event later than two (2) Fixing Business Days after the date on which the Reference Rate for such Interest Payment Date, Redemption Date or Maturity Date is determined. If any Interest Payment Date, Redemption Date or Maturity Date is adjusted in accordance with the preceding sentence, then such adjustment (and the corresponding payment obligations to be made on such dates) shall apply only to such Interest Payment Date, Redemption Date or the Maturity Date, as applicable, and no further adjustment shall apply to the amount of interest payable.

Following notice in writing of a Price Source Disruption Event, the Calculation Agent shall apply each of the following price source disruption fallbacks (the “Price Source Disruption Fallbacks”) for the determination of the Reference Rate, in the following order, until the Reference Rate can be determined.

1.	Valuation Postponement	(as defined below)

2.	Fallback Reference Price	SFEMC INR Indicative Survey Rate (INR02)

3.	Fallback Survey Valuation Postponement	(as defined below)

4.	Solely in the event that the SE(K) Masala Bonds are Initial Investor Masala Bonds, Average Dealer Quotation	(as defined below)

In the event the Scheduled Rate Fixing Date is postponed due to the occurrence of an Unscheduled Holiday, and if the Rate Fixing Date has not occurred on or before the 14th calendar day after the Scheduled Rate Fixing Date (any such period being a “Deferral Period”), then the next day after the Deferral Period that would have been a Fixing Business Day but for the Unscheduled Holiday, shall be deemed to be the Rate Fixing Date.

EXECUTION VERSION

“Average Dealer Quotation” means the sum of the Dealer Quotations as determined by the Calculation Agent. To the extent that the Calculation Agent has been notified of the Dealers and the Average Dealer Quotation is the Price Source Disruption Fallback, the Calculation Agent will request the Dealers provide it with their Dealer Quotations in respect of the relevant date.

“Cumulative Events” means, notwithstanding anything to the contrary, in no event shall the total number of consecutive calendar days during which either (i) valuation is deferred due to an Unscheduled Holiday, or (ii) a Valuation Postponement shall occur (or any combination of (i) and (ii)), exceed 14 consecutive calendar days in aggregate. Accordingly, (i) if, upon the lapse of any such 14 calendar day period, an Unscheduled Holiday shall have occurred or be continuing on the day following such period that otherwise would have been a Fixing Business Day, then such day shall be deemed to be a Rate Fixing Date, and (ii) if, upon the lapse of any such 14 calendar day period, a Price Source Disruption Event shall have occurred or be continuing on the day following such period on which the Reference Rate otherwise would be determined, then Valuation Postponement shall not apply and the Reference Rate shall be determined in accordance with the next Price Source Disruption Fallback.

“Dealer Proportion” means, in respect of a Dealer, the “Dealer Proportion” (expressed as a percentage) for that Dealer notified by the Initial Investor to the Calculation Agent from time-to-time. The sum of the Dealer Proportions at any one time will not exceed 100%.

“Dealer Quotation” means, in respect of each Dealer and a day:

(a) the USD/INR spot rate, expressed as the amount of Indian Rupees per one U.S. dollar, for settlement in two (2) Fixing Business Days determined by such Dealer in good faith and a commercially reasonable manner; multiplied by

(b) the Dealer Proportion.

“Dealers” means each investment banking firm of internationally recognized standing (or a local affiliate thereof) notified by the Initial Investor to the Applicable Issuer and Calculation Agent as being a dealer from time to time.

“Fallback Survey Valuation Postponement” means that, in the event that the Fallback Reference Price is not available on or before the third (3rd) Fixing Business Day (or day that would have been a Fixing Business Day but for an Unscheduled Holiday) succeeding the end of either (i) Valuation Postponement, (ii) Deferral Period for Unscheduled Holiday, or (iii) Cumulative Events, as applicable, then the Reference Rate will be determined in accordance with the next applicable Price Source Disruption Fallback on such day (which will be deemed to be the applicable Rate Fixing Date). For the avoidance of doubt, Cumulative Events, if applicable, does not preclude postponement of valuation in accordance with this provision.

“Fixing Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in each of New York, Hong Kong and Mumbai.

“Maximum Days of Postponement” means 14 calendar days.

“Price Source Disruption Event” means it becomes impossible to obtain the Reference Rate on a Rate Fixing Date.

EXECUTION VERSION

“Rate Fixing Date” means the Scheduled Rate Fixing Date. If the Scheduled Rate Fixing Date is an Unscheduled Holiday, the Rate Fixing Date shall be the next following relevant Fixing Business Day, subject to the Deferral Period for Unscheduled Holiday.

“Reference Rate” means the rate used on each Rate Fixing Date which will be the USD/INR spot rate, expressed as the amount of Indian Rupees per one U.S. dollar, for settlement in two (2) Fixing Business Days, reported by the RBI, which is displayed on Reuters page “RBIB ” (or any successor page) at approximately 1:30 pm, Mumbai time, on each Rate Fixing Date. If a Price Source Disruption Event occurs on the Scheduled Rate Fixing Date, then the Reference Rate for such Rate Fixing Date shall be determined by the Calculation Agent in accordance with the fallback provisions set out above.

“Scheduled Rate Fixing Date” means the Fixing Business Day which is two (2) Fixing Business Days prior to the Redemption Date or Interest Payment Date or such other date on which an amount in respect of the SE(K) Masala Bonds is due and payable.

“SFEMC INR Indicative Survey Rate (INR02) ” means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Indian Rupee/U.S. Dollar markets for the purpose of determining the SFEMC INR Indicative Survey Rate (INR02).

“Unscheduled Holiday” means a day that is not a Fixing Business Day and the market was not aware of such fact (by means of a public announcement or by reference to other publicly available information) until a time later than 9:00 a.m. local time in Mumbai, two (2) Fixing Business Days prior to the relevant Rate Fixing Date.

“Valuation Postponement” means that the Reference Rate will be determined on the Fixing Business Day first succeeding the day on which the Price Source Disruption Event ceases to exist, unless the Price Source Disruption Event continues to exist (measured from the date that, but for the occurrence of the Price Source Disruption Event, would have been the Rate Fixing Date) for a consecutive number of calendar days equal to the Maximum Days of Postponement. In such event, the Reference Rate will be determined on the next Fixing Business Day after the Maximum Days of Postponement (which will, subject to the provisions relating to Fallback Survey Valuation Postponement, be deemed to be the applicable Rate Fixing Date) in accordance with the next applicable Price Source Disruption Fallback.

The Applicable Issuer shall review any Reference Rate provided by the Calculation Agent and in no circumstance shall the Calculation Agent be liable for the accuracy of such calculation.

Section 4.02 Maintenance of Office or Agency.

The Applicable Issuer will maintain an office or agency where SE(K) Masala Bonds may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Applicable Issuer in respect of the SE(K) Masala Bonds and this Indenture may be served. The Applicable Issuer hereby initially designates the specified office of the Paying Agent as such office of the Applicable Issuer. The Applicable Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Applicable Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

EXECUTION VERSION

The Applicable Issuer may also from time to time designate one or more other offices or agencies where the SE(K) Masala Bonds may be surrendered or presented for any of such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Applicable Issuer of its obligation to maintain an office or agency in each place where principal of, and interest on, any SE(K) Masala Bonds are payable. The Applicable Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Upon written notice to the Trustee, the Applicable Issuer may change the Paying Agent, Registrar, Calculation Agent or Transfer Agent without prior notice to the Holders. In addition, the Applicable Issuer, the Parent Guarantor or any of its Subsidiaries may act as Paying Agent, Registrar, Calculation Agent or Transfer Agent.

Section 4.03 Provision of Financial Statements and Reports.

(a) For so long as any Masala Bonds are outstanding, the Parent Guarantor will provide to the Trustee and furnish to the Holders upon request, as soon as they are available but in any event not more than ten (10) calendar days after they are filed with the principal international recognized stock exchange on which the Parent Guarantor’s Common Stock is at any time listed for trading, true and correct copies of any financial or other report in the English language (and a certified English translation of any financial or other report in any other language) filed with such exchange, provided, however, that if at any time the Common Stock of the Parent Guarantor is not listed for trading on an internationally recognized stock exchange and provided, further, that the Guarantees provided by the Parent Guarantor have not been released in accordance with the Indentures, the Parent Guarantor will file with the Trustee, in the English language (or accompanied by a certified English translation thereof),

(1) within 120 days after the end of the Parent Guarantor’s fiscal year beginning with the first fiscal year ending after the Original Issue Date, an annual report containing the following information: (a) audited consolidated balance sheets of the Parent Guarantor as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Parent Guarantor for the two most recent fiscal years, including footnotes to the financial statements and an audit report of a member firm of an internationally recognized accounting firm on the financial statements; and (b) an operating and financial review of the audited financial statements; and

(2) within 90 days after the end of the half-year period in each fiscal year of the Parent Guarantor beginning with the half-year period ending after the Original Issue Date, half-yearly reports containing (a) an unaudited consolidated balance sheet as of the end of such half-yearly period and unaudited consolidated statements of income and cash flow for the most recent half-yearly period ending on the unaudited consolidated balance sheet date, and the comparable prior year periods, together with footnotes; and (b) an operating and financial review of the unaudited financial statements.

(b) In addition, for so long as any Masala Bonds are outstanding, any one of the Issuers will provide to any of the trustees under any of the Indentures the following reports, in the English language (or accompanied by a certified English translation):

EXECUTION VERSION

(1) no later than the date on which the Parent Guarantor provides its corresponding annual reports to the Trustee pursuant to the preceding paragraph, an annual report containing the following information: (a) audited combined balance sheets of the Restricted Group as of the end of the two most recent fiscal years and audited combined income statements and statements of cash flow of the Restricted Group for the two most recent fiscal years, including footnotes to the financial statements and an audit report of a member firm of an internationally recognized accounting firm on the financial statements; and (b) an operating and financial review of the audited financial statements; and

(2) within 90 days after the end of the applicable quarterly period in each fiscal year of the Restricted Group beginning with the quarterly period ending after the Original Issue Date, quarterly reports containing (a) an unaudited combined balance sheet of the Restricted Group as of the end of such quarterly period and unaudited combined statements of income and cash flow of the Restricted Group for the most recent quarterly period ending on the unaudited combined balance sheet date, and the comparable prior year periods, together with footnotes; and (b) an operating and financial review of the unaudited financial statements.

(c) In addition, for so long as any Masala Bond remains outstanding, any one of the Issuers will provide to any of the trustees under any of the Indentures (i) within 120 days after the close of each fiscal year, an Officer’s Certificate stating the Combined Leverage Ratio at the end of such fiscal year and showing in reasonable detail the calculation of such ratio with a certificate from the Restricted Group’s external auditors verifying the accuracy and correctness of the calculation and arithmetic computation; provided, however, that such Issuer shall not be required to provide such auditor certification if its external auditors refuse as a general policy to provide such certification; and (ii) as soon as possible and in any event within 10 Business Days after the Issuers becomes aware or should reasonably became aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of the Default or Event of Default, and the action which the Issuers propose to take with respect thereto.

(d) All financial statements of (i) the Parent Guarantor will be prepared in accordance with Ind-AS as in effect on the date of such report or financial statement and on a consistent basis for the periods presented and (ii) the Restricted Group will be prepared in accordance with Ind-AS as modified by commonly used carve-out principles as in effect on the date of such report or financial statements and on a consistent basis for the periods presented; provided, however, that the financial statements and reports set forth in this covenant may, in the event of change in applicable financial reporting standards, present earlier periods on a basis that applied to such periods.

(e) Delivery of any such information to the Trustee is for informational purposes only and the Trustee’s receipt of such information will not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificate).

Section 4.04 Compliance Certificate.

(a) The Issuers and the Parent Guarantor shall deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review has been conducted of the activities of the Issuers, the Parent Guarantor and the Restricted Subsidiaries and the Issuers’, the Parent Guarantor’s and the Restricted Subsidiaries’ performance under this Indenture (to the extent applicable), the Masala Bonds and the Collateral Documents, and that each of the Issuers, the Parent Guarantor and the Restricted Subsidiaries have fulfilled all of their respective obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

EXECUTION VERSION

Section 4.05 Taxes.

The Issuers will cause each of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Masala Bonds.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuers, the Guarantors and the Parent Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers, the Guarantors and the Parent Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power under the Indentures granted to the applicable trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) Each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to any of the Issuers’, Restricted Group Entities’ or Restricted Subsidiaries’, as the case may be, Capital Stock (other than dividends or distributions payable solely in shares of any of the Issuers’, Restricted Group Entities’ or Restricted Subsidiaries’, as the case may be, Capital Stock (other than Disqualified Stock or Preferred Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than any of the Issuers, Restricted Group Entities or Restricted Subsidiaries;

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of any of the Issuers or Restricted Group Entities, or any direct or indirect parent of any of the Issuers or Restricted Group Entities, held by Persons other than any of the Issuers, Restricted Group Entities or Restricted Subsidiaries;

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness that is subordinated in right of payment to any series of Masala Bonds or the Guarantees (“Subordinated Indebtedness”), excluding any intercompany Indebtedness between or among the Issuers, Restricted Group Entities and Restricted Subsidiaries; or

(4) make any Investment, other than a Permitted Investment;

EXECUTION VERSION

if (the payments or any other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), at the time of and after giving effect to such Restricted Payment:

(A) a Default has occurred and is continuing or would occur as a result of such Restricted Payment;

(B) the Restricted Group could not Incur at least US$1.00 of Indebtedness pursuant to Section 4.09(a); or

(C) such Restricted Payment, together with the aggregate amount of all Restricted Payments made by the Restricted Group after the Original Issue Date, shall exceed the sum (without duplication) of:

(i) 50% of the aggregate amount of the Combined Net Income of the Restricted Group (or, if the Combined Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2017 and ending on the last day of the Restricted Group’s most recently ended quarterly fiscal period for which combined financial statements of the Restricted Group are available and have been provided to the Trustee at the time of such Restricted Payment; plus

(ii) 100% of the aggregate net cash proceeds received by any of the Issuers or Restricted Group Entities as a capital contribution to its common equity or from the issuance and sale of its Capital Stock (other than Disqualified Stock), including the sale of options and warrants to purchase its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of such Issuer or Restricted Group Entity, including any such net cash proceeds received upon the exercise by a Person who is not a Subsidiary of such Issuer or Restricted Group Entity of any options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), in each case after deducting the amount of any such net cash proceeds used to redeem, repurchase, defease or otherwise acquire or retire for value any Subordinated Indebtedness or Capital Stock of such Issuer or Restricted Group Entity; plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) that were made after the Original Issue Date in any Person resulting from (w) payments of interest on Indebtedness, dividends or repayments of loans or advances by such Person, in each case, to the Issuers, Restricted Group Entities or Restricted Subsidiaries (except, in each case, to the extent any such payment or proceeds are included in the calculation of Combined Net Income), (x) the unconditional release of a Guarantee provided by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries after the Original Issue Date of an obligation of another Person, or (y) the net cash proceeds from the sale of any such Investment (except to the extent such proceeds are included in the calculation of Combined Net Income), not to exceed, in each case, the amount of Investments made by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, after the Original Issue Date in any such Person; plus

EXECUTION VERSION

(iv) the amount by which Indebtedness of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, as the case may be, is reduced on the Restricted Group’s combined balance sheet upon the conversion or exchange (other than by a Subsidiary of any of the Issuers or Restricted Group Entities) subsequent to the Original Issue Date of any Indebtedness of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, as the case may be, convertible or exchangeable into Capital Stock (other than Disqualified Stock) of any of the Issuers or Restricted Group Entities (less the amount of any cash, or the Fair Market Value of any other property, distributed by the applicable Issuer or Restricted Subsidiary, as the case may be, upon such conversion or exchange).

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or the redemption of any Capital Stock within 90 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with Section 4.07(a);

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, as the case may be, with the Net Cash Proceeds of, or in exchange for, a substantially concurrent Incurrence of Indebtedness issued in exchange for, or the net proceeds of which are used to, refinance or refund, replace, exchange, renew, repay, redeem, defease, discharge or extend, such Subordinated Indebtedness; provided that such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Masala Bonds and the Guarantees, at least to the same extent that the Subordinated Indebtedness to be refinanced is subordinated to the Masala Bonds and the Guarantees;

(3) the redemption, repurchase or other acquisition of Capital Stock of any of the Issuers or Restricted Group Entities, as the case may be (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent capital contribution or sale (other than to a Subsidiary of any of the Issuers or Restricted Group Entities, as the case may be) of, shares of Capital Stock (other than Disqualified Stock) of such Issuer or Restricted Group Entity, as the case may be (or options, warrants or other rights to acquire such Capital Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C) of the preceding paragraph;

(4) the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis or on a basis more favorable to an Issuer or Restricted Group Entity that owns any such Capital Stock;

(5) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution or sale (other than to a Subsidiary of any of the Issuers or Restricted Group Entities) of, shares of Capital Stock (other than Disqualified Stock) of any of the Issuers or Restricted Group Entities, as the case may be (or options, warrants or other rights to acquire such Capital Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(4)(C);

EXECUTION VERSION

(6) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Shareholder Debt of any of the Issuers or Restricted Group Entities, in exchange for, or out of the net cash proceeds of, a substantially concurrent incurrence of Subordinated Shareholder Debt;

(7) dividends by any of the Issuers or Restricted Group Entities, as the case may be, to fund the redemption, repurchase or other acquisition of Capital Stock of the Parent Guarantor from employees, former employees, directors or former directors of the Parent Guarantor or any of its Subsidiaries (or permitted transferees of such persons), or their authorized representatives upon the death, disability or termination of employment of such employees or directors, in an aggregate amount not to exceed US$1.0 million (or the Dollar Equivalent thereof) in any twelve month period;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of capital stock of any such Person, or (iii) stock dividends, splits or business combinations;

(9) the declaration and payment of dividends and distributions to, or the making of loans to, the Parent Guarantor or any of its Subsidiaries in amounts required for it to pay (x) customary salary, bonus and other benefits payable to officers and employees of the Parent Guarantor or any Subsidiary thereof, and (y) general corporate overhead expenses (including professional expenses) of the Parent Guarantor or any Subsidiary thereof, in an aggregate amount not to exceed US$4.0 million (or the Dollar Equivalent thereof) in any calendar year;

(10) Restricted Payments equal to any principal amount of Subordinated Shareholder Debt outstanding from time to time; provided that (i) the amount of any such Subordinated Shareholder Debt that is utilized for any such Restricted Payment will be excluded from clause (C) of the preceding paragraph, and (ii) any accrued interest on any such Subordinated Shareholder Debt amount which is payable prior to the Stated Maturity of the Masala Bonds will not be covered by this Section 4.07(b)(10);

(11) Restricted Payments of up to the aggregate amount of the Restricted Payments described under “Use of Proceeds” in the Offering Memorandums; and

(12) the making of any other Restricted Payment in an aggregate amount, together with all other Restricted Payments made under this Section 4.07(b)(12), not to exceed US$35.0 million (or the Dollar Equivalent thereof); provided that, in the case of this Section 4.07(b)(12), no Default shall have occurred and be continuing or would occur as a consequence of the actions or payments set forth therein.

(c) Each Restricted Payment permitted pursuant to Section 4.07(b) shall be excluded in calculating whether the conditions of Section 4.07(a)(4)(C) have been met with respect to any subsequent Restricted Payments. The amount of any Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The value of any assets or securities that are required to be valued by

EXECUTION VERSION

this covenant will be the Fair Market Value. The Board of Directors’ determination of the Fair Market Value of a Restricted Payment or any such assets or securities must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of recognized international standing (or a local affiliate thereof) if the Fair Market Value exceeds US$15.0 million (or the Dollar Equivalent thereof).

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of the Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on any Capital Stock of such Restricted Subsidiary owned by any of the Issuers, Restricted Group Entities or other Restricted Subsidiaries;

(2) pay any Indebtedness or other obligation owed to any of the Issuers, Restricted Group Entities or other Restricted Subsidiaries;

(3) make loans or advances to any of the Issuers, Restricted Group Entities or other Restricted Subsidiaries; or

(4) sell, lease or transfer any of its property or assets to any of the Issuers, Restricted Group Entities or other Restricted Subsidiaries;

provided that it being understood that (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock; (ii) the subordination of loans or advances made to any Restricted Subsidiary to other Indebtedness Incurred by any Restricted Subsidiary that is not a Guarantor; and (iii) provisions requiring transactions to be on fair and reasonable terms or on an arm’s length basis, shall, in each case, not be deemed to constitute such an encumbrance or restriction.

(b) The foregoing restrictions will not apply to encumbrances or restrictions:

(1) existing in agreements as in effect on the Original Issue Date and any extensions, refinancings, renewals, supplements, amendments or replacements of any of the foregoing agreements; provided that the encumbrances and restrictions in any such extension, refinancing, renewal, supplement, amendment or replacement are not materially more restrictive, taken as a whole, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced, as determined in good faith by the Board of Directors of the Parent Guarantor;

(2) in the Masala Bonds, the Guarantees, the Indentures and/or the Collateral Documents;

(3) existing under or by reason of applicable law, rule, regulation or order;

EXECUTION VERSION

(4) with respect to any Person or the property or assets of such Person that is designated a Restricted Subsidiary or a Restricted Group Entity or is acquired by any Restricted Subsidiary, existing at the time of such designation or acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so designated or acquired, and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extension, refinancing, renewal or replacement are not materially more restrictive, taken as a whole, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced, as determined in good faith by the Board of Directors of the Parent Guarantor;

(5) if they arise, or are agreed to in the ordinary course of business, and that (x) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (y) exist by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of any of the Restricted Subsidiaries not otherwise prohibited by the Indentures or that limit the right of the debtor to dispose of assets subject to a Lien not otherwise prohibited by the Indentures, or (z) do not relate to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of any of the Restricted Subsidiaries in any manner material to any such Restricted Subsidiary;

(6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary that is permitted by Sections 4.09, 4.10 and 4.20;

(7) arising from provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business if the encumbrances or restrictions are (i) customary for such types of agreements, and (ii) would not, at the time agreed to, be expected to materially adversely affect the ability of any of the Issuers to make required payments on the Masala Bonds or any of the Guarantors or the Parent Guarantor under the Guarantees, as determined in good faith by the Board of Directors of the Parent Guarantor;

(8) with respect to any Indebtedness that is permitted by Section 4.09; provided that the encumbrances or restrictions are (i) customary for such types of agreements, and (ii) would not, at the time agreed to, be expected to materially adversely affect the ability of any of the Issuers to make required payments on the Masala Bonds or any of the Guarantors or the Parent Guarantor under the Guarantees, as determined in good faith by the Board of Directors of the Parent Guarantor; or

(9) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, Incur any Indebtedness

EXECUTION VERSION

(including Acquired Indebtedness), and each of the Issuers will not, the Parent Guarantor will ensure that the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, issue any Preferred Stock; provided, however, that the Issuers, Restricted Group Entities and Restricted Subsidiaries may issue Preferred Stock or Incur Ratio Debt if:

(1) after giving pro forma effect to the issuance of any such Preferred Stock or the Incurrence of any such Ratio Debt, as the case may be, and the receipt and application of the proceeds therefrom, as if such Preferred Stock had been issued or such Ratio Debt had been Incurred, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of the applicable Reference Period, the Combined Leverage Ratio does not exceed 5.5 to 1.0;

(2) the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, has not Incurred Indebtedness which remains outstanding of the type described in Section 4.09(b)(14);

(3) in the case of the issuance of Ratio Debt by a Person other than any of the Obligors, the applicable issuer of such Ratio Debt substantially concurrently executes and delivers a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including their applicable series of Additional Masala Bonds, if any) by such issuer of Ratio Debt;

(4) in the case of the issuance by a Tap Issuer of Tap Rupee Denominated Masala Bonds, (i) such Tap Issuer creates and perfects a security interest over all of its assets securing its obligations with respect to such Tap Rupee Denominated Masala Bonds by no later than 90 days after the date in which such Tap Rupee Denominated Masala Bonds were Incurred by such Tap Issuer, and (ii) each of the Obligors simultaneously executes and delivers a supplemental indenture to the applicable Indenture which constitutes such Tap Rupee Denominated Masala Bonds providing for an unsubordinated Guarantee of payment of such Tap Rupee Denominated Masala Bonds by each such Obligor; and

(5) to the extent that a Default in the payment of any Masala Bonds has occurred and is continuing at the time of Incurrence of any Ratio Debt or Additional Masala Bonds, as the case may be, such Default must be cured within five (5) Business Days of such Incurrence of Ratio Debt or Additional Masala Bonds.

(b) Notwithstanding the foregoing, to the extent provided below, any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, may Incur each and all of the following (“Permitted Indebtedness”)

(1) Indebtedness of the Issuers under the Masala Bonds (excluding Additional Masala Bonds, if any) and under the Guarantees;

(2) Indebtedness and Preferred Stock of any of the Initial Issuers outstanding on the Original Issue Date (excluding Indebtedness permitted under clause (3) below);

EXECUTION VERSION

(3) Indebtedness of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, as the case may be, owed to any of the Issuers, Restricted Group Entities or Restricted Subsidiaries; provided, however, that (x) any event which results in any such Restricted Group Entity or Restricted Subsidiary, as the case may be, to which such Indebtedness is owed, ceasing to be a Restricted Group Entity or Restricted Subsidiary, as the case may be, or any subsequent transfer of such Indebtedness (other than a transfer to any of the Issuers, Restricted Group Entities or Restricted Subsidiaries) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (3), and to the extent that any of the Issuers, Restricted Group Entities or Restricted Subsidiaries is the obligor on any such Indebtedness, such Indebtedness must be unsecured and be expressly subordinated in right of payment to the Masala Bonds, any Ratio Debt and the related Guarantees, and (y) in relation to any Issuer or Restricted Subsidiary, as the case may be, as obligor, it shall not have Incurred Indebtedness of the type described in clause (14) of this paragraph;

(4) Indebtedness of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries (“Permitted Refinancing Indebtedness”) issued in exchange for, or the net proceeds of which are used to refinance or refund, replace, exchange, renew, repay, redeem, defease, discharge or extend (collectively, “refinance” and “refinances” and “refinanced” shall have a correlative meaning), then outstanding Ratio Debt Incurred under Section 4.09(a) or Indebtedness Incurred under any of Section 4.09(b)(1), (2), (3), (4), (9), (13), (14) or (15) and any refinancings thereof in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); provided that,

(A) Indebtedness the proceeds of which are used to refinance Masala Bonds, or to refinance Indebtedness that is pari passu with, or subordinated in right of payment to, Masala Bonds, will only be permitted under this Section 4.09(b)(4) if (x) in case the Masala Bonds are refinanced in part, or the Indebtedness to be refinanced is pari passu with Masala Bonds, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, ranks pari passu with, or subordinate in right of payment to, the remaining Masala Bonds, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Masala Bonds, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Masala Bonds, at least to the extent that the Indebtedness to be refinanced is subordinated to the Masala Bonds; and

(B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the earlier of the Stated Maturity of the Indebtedness to be refinanced and the Stated Maturity of the Masala Bonds, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or the remaining Average Life of the Masala Bonds;

(5) Indebtedness Incurred by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries pursuant to Hedging Obligations entered into for the purpose of protecting any of the Issuers, Restricted Group Entities or Restricted Subsidiaries from fluctuations in interest rates, currencies or commodity prices and not for speculation;

EXECUTION VERSION

(6) Indebtedness Incurred by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries constituting reimbursement obligations with respect to workers’ compensation claims or self-insurance obligations or bid, performance, surety or appeal bonds or payment obligations in connection with insurance premiums or similar obligations, security deposits and bank overdrafts (and letters of credit in connection with or in lieu of each of the foregoing) in the ordinary course of business (in each case other than for an obligation for borrowed money);

(7) Indebtedness Incurred by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or trade guarantees issued in the ordinary course of business to the extent that such letters of credit or trade guarantees are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 60 days following receipt by such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, of a demand for reimbursement;

(8) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, in any case, Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition); provided that the maximum aggregate liability of an Issuer, Restricted Group Entity or Restricted Subsidiary in respect of all such Indebtedness Incurred in connection with a disposition shall at no time exceed the gross proceeds actually received by such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, from the disposition of such business, assets or Restricted Subsidiary;

(9) Acquired Indebtedness of (x) any Restricted Subsidiary outstanding on the date on which such Person becomes a Restricted Subsidiary, or (y) any Restricted Group Entity on the date on which such Person is designated as a Restricted Group Entity; provided, however, that:

(A) if such Person becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, as the case may be, on or before the first anniversary of the Original Issue Date, that on the date that such Person becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, as the case may be, the amount of such Indebtedness, after giving pro forma effect to such transaction or series of transactions, including such Incurrence and any repayment of such Indebtedness with cash on hand, does not exceed five (5) times the amount of Acquired EBITDA of such Restricted Subsidiary or Restricted Group Entity, as the case may be, as set forth in the relevant Project Projection Report:

(i) if such Restricted Subsidiary or Restricted Group Entity, as the case may be, commenced commercial operations prior to the beginning of the most recently completed fiscal year of the Restricted Group, the current fiscal year; or

EXECUTION VERSION

(ii) if such Restricted Subsidiary or Restricted Group Entity, as the case may be, commenced commercial operations since the beginning of the most recently completed fiscal year of the Restricted Group, the next full fiscal year;

in each case after making such adjustments as are appropriate and consistent with the adjustments set forth in the definition of “Combined EBITDA;”

(B) if such Person becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, as the case may be, after the first anniversary of the Original Issue Date, that on the date that such Person becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, as the case may be, either:

(i) the Restricted Group would have been able to incur US$1.00 of additional Ratio Debt under Section 4.09(a) after giving pro forma effect to such transaction or series of transactions, including such Incurrence and any repayment of such Indebtedness with cash on hand;

(ii) the Restricted Group CLR Event is approved in writing by the Initial Investor (such approval, the “Acquired Confirmation”); or

(iii) the Restricted Group’s Combined Indebtedness, after giving pro forma effect to such transaction or series of transactions, including such Incurrence and any repayment of such Indebtedness with cash on hand, does not exceed five and a half (5.5) times the amount of Combined EBITDA for the then most recently concluded Reference Period plus five (5) times the amount of Acquired EBITDA of such Restricted Subsidiary or Restricted Group Entity, as the case may be, as set forth in the relevant Project Projection Report for,

1.

if such Restricted Subsidiary or Restricted Group Entity, as the case may be, commenced commercial operations prior to the beginning of the most recently completed fiscal year of the Restricted Group, the current fiscal year; or

2.

if such Restricted Subsidiary or Restricted Group Entity, as the case may be, commenced commercial operations since the beginning of the most recently completed fiscal year of the Restricted Group, the next full fiscal year;

in each case after making such adjustments as are appropriate and consistent with the adjustments set forth in the definition of “Combined EBITDA;” and

(C) provided, however, that:

(i) (x) any such Acquired Indebtedness under Section 4.09(b)(9)(A) and (b)(9)(B) that is not refinanced or refunded, replaced, exchanged, renewed, repaid, redeemed, defeased or discharged within three (3) months of the date such Person becomes a Restricted Subsidiary or is designated as a Restricted Group Entity, as the case may be, by cash, or by the incurrence of Ratio Debt in

EXECUTION VERSION

accordance with Section 4.09(a), or (y) in the case of a Restricted Subsidiary who has incurred such Acquired Indebtedness, such Restricted Subsidiary has not executed and delivered a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including their applicable series of Additional Masala Bonds, if any) by such Restricted Subsidiary, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by Section 4.09(b)(9)(A) and (b)(9)(B); and

(ii) once such Acquired Indebtedness is so refinanced or refunded, replaced, exchanged, renewed, repaid, redeemed, defeased or discharged in accordance with Section 4.09(b)(9)(C)(i), such Restricted Subsidiary or Restricted Group Entity, as the case may be, shall (subject to applicable law only in the case of a Restricted Subsidiary who repaid such Acquired Indebtedness with cash), execute and deliver a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including the applicable series of Additional Masala Bonds, if any), by such Restricted Subsidiary or Restricted Group Entity, as the case may be;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within five (5) Business Days of Incurrence;

(11) Indebtedness Incurred by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries under Credit Facilities with a maturity of one year or less; provided that the aggregate principal amount outstanding at any time does not exceed US$30.0 million (or the Dollar Equivalent thereof);

(12) Indebtedness Incurred by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries to the extent the net cash proceeds thereof are promptly and irrevocably deposited with the Trustee to defease or to satisfy and discharge any of the Masala Bonds as described under Article 8 or Article 12 under any of the Indentures;

(13) Indebtedness Incurred by any of the Issuers, Restricted Group Entities or Restricted Subsidiaries in an aggregate principal amount outstanding at any time not to exceed US$10.0 million (or the Dollar Equivalent thereof);

(14) Indebtedness (including Acquired Indebtedness) Incurred by any of the Restricted Subsidiaries or Restricted Group Entities for the purpose of financing all or any part of the purchase price or cost of acquisition, design, construction, installation or improvement of property, plant or equipment used in the business of such Restricted Subsidiary or Restricted Group Entity (or the Capital Stock of a Person engaged in a Permitted Business which will upon such acquisition become a Restricted Subsidiary), in an aggregate principal amount outstanding at any time (together with refinancing thereof), not to exceed 15.0% of Total Assets; provided, however, that:

(A)	such Restricted Subsidiary or Restricted Group Entity, as the case may be, is not the issuer of any Ratio Debt Incurred pursuant to Section 4.09(a);

EXECUTION VERSION

(B)	in the case of a Restricted Subsidiary, such Restricted Subsidiary is not the issuer of any Indebtedness of the type described in Section 4.09(b)(3); and

(C)

in the case of a Restricted Group Entity, such Restricted Group Entity is not the issuer of any Indebtedness of the type described in clause (3) of this paragraph in an aggregate amount which exceeds the amount of the Investment which such Restricted Group Entity is permitted to make under paragraph (4) under the definition of “Permitted Investments;” and

(15) Indebtedness consisting of Additional Masala Bonds and the related Guarantees issued in exchange for, or the net proceeds of which are used to refinance or refund, replace, exchange, renew, repay, redeem, defease or discharge Acquired Indebtedness incurred pursuant to Section 4.09(b)(9)(A) or (b)(9)(B) (plus premiums, accrued interest, fees and expenses).

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one type of Permitted Indebtedness, or of Ratio Debt described in Section 4.09(a) and one or more types of Permitted Indebtedness, any of the Issuers, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness or any portion thereof.

(d) The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided that, in each such case, the amount of any such accrual, accretion, amortization or payment is included in the Combined Interest Expense of the Restricted Group as accrued.

(e) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency than the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

EXECUTION VERSION

Section 4.10 Asset Sales.

(a) If all Masala Bonds are Initial Investor Masala Bonds, each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of; and

(2) at least 75.0% of the consideration received from the Asset Sale consists of cash, Temporary Cash Equivalents or Replacement Assets (as defined below), or any combination thereof.

For purposes of this provision, each of the following will be deemed to be cash:

(1) any liabilities, as shown on the most recent combined statement of financial position of the Restricted Group (other than contingent liabilities and liabilities that are by their terms subordinated to the Masala Bonds) that are assumed by the transferee of any such assets pursuant to a customary assumption, assignment, novation or similar agreement that irrevocably and unconditionally releases the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, from further liability; and

(2) any securities, notes or other obligations received by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, from such transferee that are promptly, but in any event within 30 days of closing, converted by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, into cash, to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, such Net Cash Proceeds may be applied (a) to repay Senior Indebtedness (and if such Indebtedness is revolving credit Indebtedness, to permanently reduce such commitments) of a non-Obligor that owned the assets or property which were the subject of the Asset Sale or of an Obligor, (b) to make capital expenditures for a Permitted Business, (c) to acquire properties and assets (other than current assets) that are used or will be used in a Permitted Business, (d) to acquire all, or substantially all of the assets of, or the Capital Stock of, a Person, or a line of business, which undertakes or is involved in a Permitted Business, or (e) any combination of the foregoing (collectively, the “Replacement Assets”); provided that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Parent Guarantor that is executed or approved within such time will satisfy this requirement, so long as such re investment is consummated within 180 days after such 365th day.

Any Net Cash Proceeds from Asset Sales that are not applied or invested under sub-clauses (a) through (e) above will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds US$5.0 million (or the Dollar Equivalent thereof), within 85 days thereof, each of the Issuers must (i) make an offer (an “Excess Proceeds Repurchase Offer”) to redeem the applicable series of Initial Investor Masala Bonds and any pari passu Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, subject to and in accordance with (with respect to the Initial Investor Masala Bonds) Section 3.11 and (ii) ensure that the applicable Maximum Redemption Price is equal to or above the applicable Proposed Redemption Price, and then pay such Proposed Redemption Price, plus accrued and unpaid interest, if any, to the date of purchase, on such Initial Investor Masala Bonds to be redeemed, to (but not including) the applicable Redemption Date, subject to

EXECUTION VERSION

the rights of Holders of such series of Masala Bonds on the relevant Record Date to receive interest due on the relevant Interest Payment Date. If the aggregate principal amount of all series of Initial Investor Masala Bonds tendered into such Excess Proceeds Repurchase Offer exceeds the amount of Excess Proceeds, such Initial Investor Masala Bonds will be purchased on a pro rata basis. Any remaining proceeds after such Excess Proceeds Repurchase Offer may be used for any purpose not otherwise prohibited under the Indentures. Upon completion of each Excess Proceeds Repurchase Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of Initial Investor Masala Bonds as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indentures by virtue of such compliance.

(b) If no Masala Bonds are Initial Investor Masala Bonds, each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of; and

(2) at least 75.0% of the consideration received from the Asset Sale consists of cash, Temporary Cash Equivalents or Replacement Assets (as defined below), or any combination thereof.

For purposes of this provision, each of the following will be deemed to be cash:

(1) any liabilities, as shown on the most recent combined statement of financial position of the Restricted Group (other than contingent liabilities and liabilities that are by their terms subordinated to the Masala Bonds) that are assumed by the transferee of any such assets pursuant to a customary assumption, assignment, novation or similar agreement that irrevocably and unconditionally releases the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, from further liability; and

(2) any securities, notes or other obligations received by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, from such transferee that are promptly, but in any event within 30 days of closing, converted by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, into cash, to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, such Net Cash Proceeds may be applied (a) to repay Senior Indebtedness (and if such Indebtedness is revolving credit Indebtedness, to permanently reduce such commitments) of a non-Obligor that owned the assets or property which were the subject of the Asset Sale or of an Obligor, (b) to make capital expenditures for a Permitted Business, (c) to acquire properties and assets (other than current assets) that are used or will be

EXECUTION VERSION

used in a Permitted Business, (d) to acquire all, or substantially all of the assets of, or the Capital Stock of, a Person, or a line of business, which undertakes or is involved in a Permitted Business, or (e) any combination of the foregoing (collectively, the “Replacement Assets”); provided that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Parent Guarantor that is executed or approved within such time will satisfy this requirement, so long as such re investment is consummated within 180 days after such 365th day.

Any Net Cash Proceeds from Asset Sales that are not applied or invested under sub-clauses (a) through (e) above will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds US$5.0 million (or the Dollar Equivalent thereof), within ten (10) Business Days thereof, each of the Issuers must make an offer (an “Excess Proceeds Repurchase Offer”) to purchase the applicable series of Masala Bonds at 100.0% of the principal amount of such applicable series of Masala Bonds and any pari passu Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, plus the Applicable Additional Premium, plus accrued and unpaid interest, if any, to the date of purchase. If the aggregate principal amount of all series of Masala Bonds and pari passu Indebtedness tendered into such Excess Proceeds Repurchase Offer exceeds the amount of Excess Proceeds, such Masala Bonds and such pari passu Indebtedness will be purchased on a pro rata basis. Any remaining proceeds after such Excess Proceeds Repurchase Offer may be used for any purpose not otherwise prohibited under the Indentures. Upon completion of each Excess Proceeds Repurchase Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of Masala Bonds as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indentures by virtue of such compliance.

(c) Where only some, but not all, Masala Bonds are Initial Investor Masala Bonds, each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of; and

(2) at least 75.0% of the consideration received from the Asset Sale consists of cash, Temporary Cash Equivalents or Replacement Assets (as defined below), or any combination thereof.

For purposes of this provision, each of the following will be deemed to be cash:

(1) any liabilities, as shown on the most recent combined statement of financial position of the Restricted Group (other than contingent liabilities and liabilities that are by their terms subordinated to the Masala Bonds) that are assumed by the transferee of any such assets pursuant to a customary assumption, assignment, novation or similar agreement that irrevocably and unconditionally releases the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, from further liability; and

EXECUTION VERSION

(2) any securities, notes or other obligations received by the Issuers, Restricted Group Entity or Restricted Subsidiary, as the case may be, from such transferee that are promptly, but in any event within 30 days of closing, converted by the Issuers, Restricted Group Entity or Restricted Subsidiary, as the case may be, into cash, to the extent of the cash received in that conversion.

Within 450 days after the receipt of any Net Cash Proceeds from an Asset Sale, such Net Cash Proceeds must be applied (a) to repay Senior Indebtedness (and if such Indebtedness is revolving credit Indebtedness, to permanently reduce such commitments) of a non-Obligor that owned the assets or property which were the subject of the Asset Sale or of an Obligor, (b) to make capital expenditures for a Permitted Business, (c) to acquire properties and assets (other than current assets) that are used or will be used in a Permitted Business, (d) to acquire all, or substantially all of the assets of, or the Capital Stock of, a Person, or a line of business, which undertakes or is involved in a Permitted Business, or (e) any combination of the foregoing (collectively, the “Replacement Assets”); provided that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Parent Guarantor that is executed or approved within such time will satisfy this requirement, so long as such re investment is consummated within 180 days after such 450th day.

Section 4.11 Transactions with Shareholders and Affiliates.

(a) Each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, enter into any transaction or series of related transactions involving aggregate consideration in excess of US$2.0 million (or the Dollar Equivalent thereof) with (a) any holder of 10.0% or more of any class of Capital Stock of any of the Issuers or any of the Restricted Group Entities, or (b) any Affiliate of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arm’s-length transaction by such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, with a Person that is not such a holder or Affiliate of such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be; and

(2) the Parent Guarantor delivers to the applicable trustee of the applicable Indenture:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$5.0 million (or the Dollar Equivalent thereof), a Board Resolution set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and such Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent Guarantor; and

EXECUTION VERSION

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$15.0 million (or the Dollar Equivalent thereof), an opinion issued by an accounting, appraisal or investment banking firm of internationally recognized standing (or a local affiliate thereof) stating either (i) that such Affiliate Transaction is, or series of related Affiliate Transactions are, fair to the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, from a financial point of view or (ii) that the terms of such Affiliate Transaction is, or series of related Affiliate Transactions are, not materially less favorable to such Issuer, Restricted Group Entity or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arm’s length transaction by such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, with a Person that is not such a holder or Affiliate of such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be.

(b) The foregoing limitation does not limit, and will not apply to:

(1) directors’ fees, indemnification, expense reimbursement and similar arrangements (including the payment of directors and officers insurance premiums), employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, including stock options or legal fees and fees and compensation paid to consultants and agents;

(2) transactions between or among any member of the Restricted Group;

(3) any Restricted Payments permitted or not prohibited by Section 4.07 and any Permitted Investments other than those made pursuant to clause (3) of the definition thereof as described under Section 1.01;

(4) transactions pursuant to agreements in effect on the Original Issue Date, or any amendment or modification or replacement thereof, so long as such amendment, modification or replacement is not more disadvantageous to the applicable Issuer, Restricted Group Entity or Restricted Subsidiary than the original agreement in effect on the Original Issue Date;

(5) transactions with a Person that is an Affiliate solely because the Parent Guarantor, directly or indirectly, owns Capital Stock in, or controls, such Person; provided that no Affiliate of the Parent Guarantor (other than any of the Issuers, Restricted Group Entities or Restricted Subsidiaries) owns Capital Stock in such Person;

(6) any payments or other transactions pursuant to tax sharing arrangements between any of the Issuers, Restricted Group Entities or Restricted Subsidiaries and any other Person with which such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, files a consolidated tax return or with which such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(7) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into any Issuer, Restricted Group Entity or Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger;

EXECUTION VERSION

(8) any Incurrence of, or amendment to, any Subordinated Shareholder Debt (so long as in the case of any amendment, such Subordinated Shareholder Debt continues to satisfy the requirements set forth under the definition “Subordinated Shareholder Debt” after giving effect thereto), in each case that is permitted under, or is not prohibited by, the covenant described under Section 4.09;

(9) transactions with customers, clients, contractors, purchasers or suppliers of goods (including turbines and other equipment or property) or services (including administrative, cash management, legal and regulatory, engineering, technical, financial, accounting, procurement, marketing, insurance, labor, management, operation and maintenance, power supply and other services) or insurance or lessors or lessees or providers of employees or other labor or property, in each case in the ordinary course of business and that are fair or on terms at least as favorable as arm’s length as determined in good faith by the Board of Directors of the Parent Guarantor;

(10) loans or advances to, or guarantees of obligations of, directors, promoters, officers or employees of any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, as the case may be, not to exceed US$1.0 million (or the Dollar Equivalent thereof) in the aggregate at any one time outstanding; and

(11) transactions described and permitted by, and complying with, the covenant described under Section 5.01.

In addition, (x) the requirements of Section 4.11(a)(2) will not apply to any transaction between or among any of the Issuers, Restricted Group Entities and Restricted Subsidiaries, provided, however, that (a) such transaction is entered into in the ordinary course of business and (b) none of the minority shareholders or minority partners of or in such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, is a Person described in Section 4.11(a)(2)(A) or (a)(2)(B) and (y) any Investments (including Permitted Investments) which result in a Subsidiary of the Parent Guarantor becoming a Restricted Subsidiary will be subject to Section 4.11(a)(1) and (a)(2).

Section 4.12 Liens.

(a) The Parent Guarantor and each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, incur, assume or permit to exist any Liens on the Initial Collateral, other than (i) Parent Guarantor Liens, (ii) Liens in favor of the Security Trustees created pursuant to the Initial Indentures and to be created pursuant to the Initial Collateral Documents with respect to the Initial Issuer Masala Bonds (including any Additional Masala Bonds), and (ii) Permitted Collateral Liens.

(b) Subject to the restrictions Section 4.12(a) on incurring, assuming or permitting to exist any Liens on the Initial Collateral, each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, incur, assume or permit to exist any Liens (other than Permitted Liens) on existing or future assets of the Issuers, Restricted Group Entities or Restricted Subsidiaries, unless the Masala Bonds are equally and ratably secured.

EXECUTION VERSION

Section 4.13 Restricted Group’s Business Activities.

Each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, engage in any business other than a Permitted Business.

Section 4.14 [Reserved].

Section 4.15 Corporate Existence.

Subject to Section 5.01, the Issuers will, the Parent Guarantor will ensure that each of the Restricted Group Entities will, the Issuers will permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will permit any of their respective Restricted Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) their corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers, the Parent Guarantor, the Restricted Group Entities or any such Subsidiary, as the case may be; and

(b) the rights (charter and statutory), licenses and franchises of the Issuers, the Parent Guarantor, the Restricted Group Entities and their Subsidiaries, as the case may be; provided, however, that the Issuers, the Parent Guarantor and the Restricted Group Entities, as the case may be, shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors of the Issuers, the Parent Guarantor or the Restricted Group Entities, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, the Parent Guarantor or the Restricted Group Entities, as the case may be, and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Masala Bonds.

Section 4.16 Offer to Repurchase Upon Change of Control

(a) If all Masala Bonds are Initial Investor Masala Bonds, any of the Issuers may on any one or more occasions send a written request to the Initial Investor requesting that the Initial Investor consent to a potential Change of Control and, in the event that the Initial Investor does not provide its consent to such Change of Control within sixty (60) days of such written notice, the Applicable Issuer shall have the right to request to redeem in whole, but not in part, the Initial Investor Masala Bonds issued under this Indenture (the “Change of Control Redemption”), subject to and in accordance with Section 3.11, plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds to be redeemed, to (but not including) the applicable redemption date, subject to the rights of the Initial Investor on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Change of Control Redemption right in respect of the other Initial Investor Masala Bonds issued under the applicable Indenture. The Trustee shall not be required to take any steps to ascertain whether any Change of Control pursuant to this Section 4.16(a) has occurred and shall not be liable to any person for any failure to do so.

EXECUTION VERSION

(b) (i) If no Masala Bonds are Initial Investor Masala Bonds and a Change of Control occurs, each Holder will have the right to require the Applicable Issuer to redeem all or any part (equal to Rs.10,000,000 or an integral multiple of Rs.10,000,000) of that Holder’s SE(K) Masala Bonds pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Applicable Issuer will offer a purchase price in cash equal to 101.0% of the aggregate principal amount of the Masala Bonds (the “Change of Control Payment”) redeemed, plus the Applicable Additional Premium, plus accrued and unpaid interest, if any, on the Masala Bonds redeemed to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within ten (10) days following any Change of Control, the Applicable Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to redeem the SE(K) Masala Bonds on the Change of Control payment date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Trustee shall not be required to take any steps to ascertain whether any Change of Control pursuant to this Section 4.16(b) has occurred and shall not be liable to any person for any failure to do so.

(ii) The Applicable Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the SE(K) Masala Bonds as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Applicable Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(iii) On the Change of Control Payment Date, the Applicable Issuer will, to the extent lawful:

1.	accept for payment all or portions of the SE(K) Masala Bonds properly tendered pursuant to the Change of Control Offer;

2.	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all or portions of the SE(K) Masala Bonds properly tendered; and

3.

deliver or cause to be delivered to the Paying Agent the SE(K) Masala Bonds properly accepted together with an Officer’s Certificate stating the aggregate principal amount of or portions of the SE(K) Masala Bonds being purchased by the Applicable Issuer.

The Applicable Issuer will make payment in accordance with Section 4.01 to each Holder that properly tendered any SE(K) Masala Bonds the Change of Control Payment for such SE(K) Masala Bonds, and the Registrar will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new SE(K) Masala Bond equal in principal amount to any unpurchased portion of the SE(K) Masala Bonds surrendered, if any. The Applicable Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

EXECUTION VERSION

The Applicable Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Applicable Issuer and purchases all of SE(K) Masala Bonds properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described above under Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. The Trustee shall not be required to take any steps to ascertain whether any Change of Control has occurred and shall not be liable to any person for any failure to do so.

(c) For so long as some, but not all, Masala Bonds are Initial Investor Masala Bonds, the Issuers shall have no right to permit a Change of Control to take place without the consent of all Holders of Masala Bonds.

Section 4.17 Anti-Layering.

Each of the Issuers will not, the Parent Guarantor will ensure that each of the Restricted Group Entities will not, each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, Incur any Indebtedness if such Indebtedness is contractually subordinated in right of payment to any other Indebtedness of such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Masala Bonds and the Guarantees, on substantially identical terms. This covenant does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantee securing or in favor of some but not all of such Indebtedness or by virtue of some Indebtedness being secured on a junior priority basis.

Section 4.18 [Reserved].

Section 4.19 [Reserved].

Section 4.20 Sales and Issuances of Capital Stock in Restricted Subsidiaries.

(a) Each of the Issuers will not, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not, sell, and each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, issue or sell, any shares of Capital Stock of a Restricted Subsidiary, except:

(1) to any of the Issuers, Restricted Group Entities or Wholly Owned Restricted Subsidiaries;

(2) the issuance or sale of Capital Stock of a Restricted Subsidiary (which remains a Restricted Subsidiary after any such issuance or sale) to the extent such Capital Stock represents director’s qualifying shares or is required by applicable law, rule, regulation or order to be held by a Person other than any of the Issuers, Restricted Group Entities or Wholly Owned Restricted Subsidiaries;

EXECUTION VERSION

(3) the issuance or sale of Capital Stock of a Restricted Subsidiary (which remains a Restricted Subsidiary after any such issuance or sale) to an offtaker or an Affiliate of an offtaker of a project owned and operated by such Restricted Subsidiary; provided that such Restricted Subsidiary applies the Net Cash Proceeds of such issuance or sale in accordance with Section 4.10, if and to the extent required thereby; or

(4) the issuance or sale of Capital Stock of a Restricted Subsidiary (which does not remain a Restricted Subsidiary after any such issuance or sale) if required by any applicable law, rule, regulation or order, provided that such Net Cash Proceeds of such issuance or sale are applied in accordance with Section 4.10, if and to the extent required thereby.

(b) Notwithstanding the foregoing, a Restricted Subsidiary may issue Common Stock to its shareholders on a pro rata basis or on a basis more favorable to the applicable Issuer, Restricted Group Entity or other Restricted Subsidiary, as the case may be.

(c) The Parent Guarantor will not, and will not permit any of its Subsidiaries to, sell any shares of Capital Stock of the Issuers or Restricted Group Entities, as the case may be, except:

(1) the issuance or sale of Capital Stock of an Issuer or Restricted Group Entity, as the case may be, to the extent such Capital Stock represents director’s qualifying shares or is required by applicable law, rule, regulation or order to be held by a Person other than the Parent Guarantor or a Subsidiary of the Parent Guarantor; or

(2) to an offtaker or an Affiliate of an offtaker of a project owned and operated by such Issuer or Restricted Group Entity, as the case may be.

Section 4.21 Issuances of Guarantees by Restricted Subsidiaries.

Each of the Issuers will not permit any of their respective Restricted Subsidiaries to, and the Parent Guarantor will ensure that each of the Restricted Group Entities will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Guarantee any Indebtedness of the Parent Guarantor (to the extent that the Parent Guarantor’s Guarantee has not been released in accordance with each of the Indentures) or any Indebtedness of any of the Issuers or Restricted Group Entities, unless such Restricted Subsidiary (a) simultaneously executes and delivers a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of the payment of each series of Masala Bonds by such Restricted Subsidiary that is senior to or pari passu with such Restricted Subsidiary’s Guarantee of such other Indebtedness; and (b) waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation as a result of any payment by such Restricted Subsidiary under its Guarantee until all of each series of Masala Bonds has been paid in full.

Section 4.22 No Payments for Consent.

None of the Issuers will directly or indirectly pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the applicable Indenture or applicable series of Masala Bonds unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the applicable Indenture or applicable series of Masala Bonds in connection with an exchange offer, the applicable Issuer may exclude:

(a) in connection with an exchange offer, holders or beneficial owners of the applicable series of Masala Bonds that are not “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and;

EXECUTION VERSION

(b) in connection with any consent, waiver or amendment, holders or beneficial owners of the applicable series of Masala Bonds in any jurisdiction where the inclusion of such holders or beneficial owners would require the applicable Issuer to:

(i) file a registration statement, prospectus or similar document or subject the applicable Issuer to ongoing periodic reporting or similar requirements under any securities laws (including but not limited to, the United States federal securities laws and the laws of the European Union or its member states);

(ii) qualify as a foreign corporation or other entity as a dealer in securities in such jurisdiction if it is not otherwise required to so qualify;

(iii) generally consent to service of process in any such jurisdiction; or

(iv) subject the applicable Issuer to taxation in any such jurisdiction if it is not otherwise so subject, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the applicable Issuer in its sole discretion.

Section 4.23 [Reserved].

Section 4.24 Designation of Restricted Subsidiaries.

(a) The Board of Directors of the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, may not designate any Person as a Restricted Subsidiary, unless:

(1) such Person is engaged in a Permitted Business;

(2) such Person (a) in the case of an Unrestricted Subsidiary, is designated as a Restricted Subsidiary, or (b) is acquired by the applicable Issuer, or Restricted Group Entity or Restricted Subsidiary, as the case may be, acquired by, merged, consolidated or amalgamated with or into, any of the Issuers, Restricted Group Entities or Restricted Subsidiaries, as the case may be, and, in the case of sub-clause (b), such Person is or becomes a Subsidiary of such Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be, after such acquisition, merger, consolidation or amalgamation, and any outstanding Indebtedness existing on the date that such Peron is designated as a Restricted Subsidiary, is permitted to be Incurred under Section 4.09; and

(3) no Default shall have occurred and be continuing at the time of or after giving effect to such designation.

(b) Each of the Restricted Subsidiaries will at all times remain a Subsidiary of the applicable Issuer, Restricted Group Entity or other Restricted Subsidiary, as the case may be (other than as a result of a sale of all or any portion of the Capital Stock of such Restricted Subsidiary held by the applicable Issuer, Restricted Group Entity or other Restricted Subsidiary, as the case may be, if pursuant to any applicable law, rule, regulation or order, the applicable Issuer, Restricted Group Entity or other Restricted Subsidiary, as the case may be, is required to sell or dispose of such Capital Stock in an amount such that the Restricted Subsidiary would not remain a Subsidiary of the applicable Issuer, Restricted Group Entity or Restricted Subsidiary, as the case may be).

EXECUTION VERSION

(c) Notwithstanding any provision of the Indentures, the Board of Directors of the applicable Issuer, Restricted Group Entity or other Restricted Subsidiary, as the case may be, may designate a Restricted Subsidiary as an Unrestricted Subsidiary solely in the event that such Restricted Subsidiary Incurred Indebtedness under Section 4.09(b)(9) that, after the applicable Issuer, Restricted Group Entity or other Restricted Subsidiary, as the case may be, having used its reasonable best efforts, will not be able to have the Acquired Indebtedness refinanced or refunded, replaced, exchanged, renewed, repaid, redeemed, defeased or discharged within three (3) months of the date such Person became a Restricted Subsidiary. Any such Restricted Subsidiary that is redesignated as an Unrestricted Subsidiary shall only be so permitted if any Investment by any Issuer, Restricted Group Entity or other Restricted Subsidiary, as the case may be, remaining in such Subsidiary after giving effect to such designation, would be permitted to be made pursuant Section 4.07.

Section 4.25 Designation of Restricted Group Entities.

(a) The Board of Directors of the Parent Guarantor may not designate any Person as a Restricted Group Entity, unless:

(1)	such Person is engaged in a Permitted Business;

(2)

such Person, to the extent it has no outstanding Indebtedness, simultaneously executes and delivers a supplemental indenture to each of the Indentures providing for an unsubordinated Guarantee of payment of each series of Masala Bonds (including their applicable series of Additional Masala Bonds, if any) by such Person;

(3)	any outstanding Indebtedness existing on the date that such Person is designated as a Restricted Group Entity is permitted to be Incurred under Section 4.09; and

(4)	no Default shall have occurred and be continuing at the time of or after giving effect to such designation.

Section 4.26 [Reserved].

Section 4.27 [Reserved].

Section 4.28 [Reserved].

Section 4.29 Use of Proceeds.

The Initial Issuers will not use the proceeds from the sale of the Masala Bonds for any purpose other than (1) in the approximate amounts and for the purposes specified under the caption “—Use of Proceeds” in the Offering Memorandums, and (2) pending the application of all of such proceeds in such manner, to invest the portion of such proceeds not yet so applied in Temporary Cash Equivalents.

EXECUTION VERSION

Section 4.30 Government Approvals and Licenses; Compliance with Law.

Each of the Issuers will, the Parent Guarantor will ensure that each of the Restricted Group Entities will, each of the Issuers will cause their respective Restricted Subsidiaries to, and the Parent Guarantor will cause each of the Restricted Group Entities to cause any of their respective Restricted Subsidiaries to, (1) obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in the Permitted Businesses; (2) preserve and maintain good and valid title to its properties and assets (including land-use rights); and (3) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would not reasonably be expected to have a material adverse effect on (a) the business, results of operations or prospects of the Restricted Group, taken as a whole, or (b) the ability of the Issuers to perform their obligations under the Masala Bonds, the Guarantees, the Indentures or the Collateral Documents.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, and Sale of Assets.

(a) None of the Issuers or Restricted Group Entities will merge or consolidate with or into another Person, or sell substantially all of its and their respective Restricted Subsidiaries’ assets taken as a whole, in one or more related transactions, unless:

(1) either:

(A) it is the surviving entity; or

(B) the surviving entity is organized under the laws of Mauritius, The Netherlands, the Cayman Islands, the British Virgin Islands, Hong Kong, Singapore, Canada, the United Kingdom, any member state of the European Union, Switzerland, the United States, any state of the United States or the District of Columbia, and such surviving entity expressly assumes the obligations under the Indentures, the applicable series of Masala Bonds, the Guarantees and the applicable Collateral Documents;

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(3) (A) the Combined Net Worth is at least the same as the Combined Net Worth immediately before such merger, consolidation or sale of assets, on a pro forma basis, (B)(i) the Restricted Group could incur US$1.00 of Indebtedness under the proviso in clause (1) of the covenant described under Section 4.09, on a pro forma basis, or (ii) the Restricted Group Merger/Consolidation Event is approved in writing by the Initial Investor (such approval, the “Merger Confirmation”); and (C) in the case of a merger, consolidation or sale of assets of any of the Issuers, each of the Parent Guarantor (to the extent that its Guarantee has not been released in accordance with each of the Indentures) and the other Obligors confirms its Guarantee with respect to such Issuer’s particular series of Masala Bonds; and

(4) the Parent Guarantor delivers an Officer’s Certificate and an Opinion of Counsel of the Trustees as to compliance with this Section 5.01.

EXECUTION VERSION

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers in a transaction that is subject to, and that complies with Section 5.01, the successor Person formed by such consolidation or into or with which any of the Issuers is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable Indenture referring to the “Issuers” shall instead include a reference to the successor Person and not to the applicable Issuer), and may exercise every right and power of the applicable Issuer under the applicable Indenture with the same effect as if such successor Person had been named as an Issuer in the applicable Indenture and the applicable Issuer shall be released from all obligations under the applicable Indenture, application series of Masala Bonds, the applicable Guarantees and the applicable Collateral Documents.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default and Remedies.

Each of the following is an “Event of Default”:

(a) default in the payment of principal on (or premium, if any, on), the SE(K) Masala Bonds when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise and the continuance of any such failure for one (1) Business Day;

(b) default in the payment of interest on the SE(K) Masala Bond when the same becomes due and payable and the continuance of any such failure for three (3) Business Days; provided, however, that in respect of the payment of interest on the SE(K) Masala Bonds which is due on the final Interest Payment Date which falls on the Maturity Date, it shall be an Event of Default if default in the payment of interest on such Interest Payment Date shall have continued for one (1) Business Day;

(c) default in compliance with Section 5.01 or in respect of the Applicable Issuer’s obligations to make an offer to purchase upon a Change of Control or Asset Sale;

(d) defaults under this Indenture (other than a default specified in clauses (a), (b) or (c) above) and the continuance of any such default for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25.0% or more in aggregate principal amount of the SE(K) Masala Bonds is given to the Applicable Issuer;

(e) with respect to any Indebtedness of the Applicable Issuer, other Issuers, Restricted Group Entities or Restricted Subsidiaries having an outstanding principal amount of US$12.5 million (or the Dollar Equivalent thereof) or more, (a) an event of default causing the holder thereof to declare such Indebtedness to be due prior to its Stated Maturity and/or (b) the failure to make a principal payment when due (after giving effect to any grace period); provided, however, that the foregoing shall not apply in the case of the Grace Period Loan at any time prior to the date which falls twenty (20) calendar days after the Original Issue Date;

EXECUTION VERSION

(f) the passage of 60 consecutive days following entry of a final judgment or order against the Applicable Issuer, other Issuers, Restricted Group Entities or Restricted Subsidiaries that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed US$10.0 million (or the Dollar Equivalent thereof) (exclusive of any amounts for which a solvent (to the Applicable Issuer’s or Restricted Group Entities, as the case may be, best knowledge) insurance company has acknowledged liability for);

(g) an involuntary case or other proceeding commenced against any of the Parent Guarantor or any member of the Restricted Group (other than a Non-Obligor Non-Material Entity) seeking the appointment of a receiver or trustee and which remains undismissed and unstayed for 60 consecutive days; or an order for relief is entered under any bankruptcy or other similar law with respect to any such entity;

(h) the Parent Guarantor or any member of the Restricted Group (other than a Non-Obligor Non-Material Entity):

(1)	commences a voluntary case under any bankruptcy or other similar law, or consents to the entry of an order for relief in an involuntary case,

(2)	consents to the appointment of a receiver or trustee, or

(3)	effects any general assignment for the benefit of creditors;

(i) the Parent Guarantor (to the extent that its Guarantee has not been released in accordance with this Indenture) or any of the Guarantors denies its obligations under any of their respective Guarantees or any such Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect;

(j) any default by the Applicable Issuer in the performance of any of its obligations under the Collateral Documents which adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect;

(k) the repudiation by the Applicable Issuer of any of its obligations under the Collateral Documents or any of the Collateral Documents ceases to be or is not in full force or effect, or the Security Trustee ceases to have the prescribed priority of security interest in any of the Collateral;

(l) the failure by the Applicable Issuer to issue by the Original Issue Date the entire amount of the SE(K) Masala Bonds, as will be determined in accordance with the term of the Masala Bonds Purchase Agreement;

(m) in the event that (i) only some, but not all, Masala Bonds are Initial Investor Masala Bonds, upon a Change of Control effected without the consent of all Holders, or (ii) all Masala Bonds are Initial Investor Masala Bonds, upon a Change of Control effected without the consent of the Initial Investor; or

(n) the failure by the applicable Chargor (as specified in Appendix A of the “Description of the Masala Bonds” section of the Offering Memorandums) to create and perfect a security interest over the applicable Initial Collateral (as specified in respect of the SE(K) Masala Bonds in such Appendix A) , for securing the obligations with respect to the SE(K) Masala Bonds and the performance of all other obligations of the Applicable Issuer under this Indenture and the SE(K) Masala Bonds within the time prescribed in such Appendix A.

EXECUTION VERSION

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h)) occurs and is continuing under any of this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the SE(K) Masala Bonds then outstanding, by written notice to the Applicable Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written direction of such Holders (subject to it being indemnified and/or secured and/or pre-funded to its satisfaction) will, declare the principal of, premium, if any (including the Applicable Additional Premium), and accrued and unpaid interest on the SE(K) Masala Bonds to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest will be immediately due and payable. If an Event of Default specified in Section 6.01(g) or (h) occurs with respect to the Parent Guarantor or any member of the Restricted Group, the principal of, premium, if any, and accrued and unpaid interest on the SE(K) Masala Bonds then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part any of the Trustees or any Holder.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust (including by giving appropriate instructions to the Security Trustee), any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the SE(K) Masala Bonds or to enforce the performance of any provision of the SE(K) Masala Bonds or this Indenture, including, but not limited to, directing the Security Trustee to initiate a foreclosure on the Collateral (created to secure the SE(K) Masala Bonds) in accordance with the terms of the Collateral Documents (executed to secure the SE(K) Masala Bonds), and take such further action on behalf of the Holders with respect to the Collateral (created to secure the SE(K) Masala Bonds) in accordance with such Holders’ instruction and the Collateral Documents (created to secure the SE(K) Masala Bonds). The Trustee and/or Security Trustee may maintain a proceeding even if it does not possess any of the SE(K) Masala Bonds or does not produce any of them in the proceeding.

Section 6.04 Waiver of Past Defaults.

The Holders of at least a majority in principal amount of the outstanding SE(K) Masala Bonds by written notice to the Applicable Issuer and to the Trustee, may on behalf of all the Holders, waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(a) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the SE(K) Masala Bonds that have become due solely by such declaration of acceleration, have been cured or waived; and

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequence thereon.

EXECUTION VERSION

Section 6.05 Control by Majority.

(a) The Holders of at least a majority in aggregate principal amount of the outstanding SE(K) Masala Bonds may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

(b) The Trustee will not be required to expend its own funds in following such direction if it does not believe that reimbursement or satisfactory indemnification and/or security and/or pre-funding is assured to it.

Section 6.06 Limitation on Suits.

A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or SE(K) Masala Bonds, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or SE(K) Masala Bonds, or give any instruction to the Security Trustee for enforcement of Collateral (created to secure the SE(K) Masala Bonds), unless:

(a) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b) Holders of at least 25.0% in aggregate principal amount of outstanding SE(K) Masala Bonds make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer the Trustee and the Security Trustee indemnity and/or security and/or pre-funding satisfactory to the Trustee and the Security Trustee against any fees, costs, liability or expenses to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within (x) 60 days after receipt of the written request pursuant to Section 6.06(b), or (y) 60 days after the receipt of the offer of indemnity and/or security and/or pre-funded pursuant to Section 6.06(c), whichever occurs later; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding SE(K) Masala Bonds do not give the Trustee a written direction that is inconsistent with the request.

However, such limitations do not apply to the contractual right of any Holder of a SE(K) Masala Bond to receive payment of the principal of, premium, if any, or interest on, such Masala Bond or any payment under the Guarantees, or to bring suit for the enforcement of any such contractual right to payment, on or after the due date expressed in the SE(K) Masala Bond, which right will not be impaired or affected without the consent of the Holder.

An officer of the Parent Guarantor must certify to the Trustee in writing, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Parent Guarantor’s, each of the Issuers, Restricted Group Entities and Restricted Subsidiaries and of their respective performance under the Indentures, the Masala Bonds, the Guarantees and the Collateral Documents, and that the Parent Guarantor and each of the Issuers, Restricted Group Entities and Restricted Subsidiaries have fulfilled all of their respective obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Parent Guarantor will also be obligated to notify the Trustees in writing of any Event of Default, Default or defaults in the performance of any covenants or agreements under the Indentures.

EXECUTION VERSION

Section 6.07 Rights of Holders of SE(K) Masala Bonds to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of the SE(K) Masala Bonds to receive payment of principal of, premium and Additional Amount, if any, and interest on the SE(K) Masala Bonds, on or after the respective due dates expressed in the SE(K) Masala Bonds (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Applicable Issuer for the whole amount of principal of, premium and Additional Amount if any, and interest remaining unpaid on, the SE(K) Masala Bonds and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

EXECUTION VERSION

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the SE(K) Masala Bonds allowed in any judicial proceedings relative to the Applicable Issuer (or any other obligor upon the SE(K) Masala Bonds), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the SE(K) Masala Bonds or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, the Security Trustee and the Agents, to the extent necessary to reimburse each of them for any properly incurred fees, costs and expenses (including, but not limited to, indemnity payments and fees and expenses of legal counsel) in connection with the collection or distribution of such amounts held or realized or in connection with properly incurred fees, costs and expenses (including legal fees and expenses) in enforcing its remedies under the Collateral Documents (executed to secure the SE(K) Masala Bonds), the administration of its duties under this Indentures and in relation to the SE(K)Masala Bonds, and preserving the Collateral (created to secure the SE(K) Masala Bonds) and all amounts owed to, or for which the Trustee and the Agent are entitled to indemnification and/or security and/or prefunding under, the Collateral Documents (executed to secure the SE(K) Masala Bonds) or this Indentures and in relation to the SE(K) Masala Bonds;

Second: to Holders of SE(K) Masala Bonds for amounts due and unpaid on the SE(K) Masala Bonds for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the SE(K) Masala Bonds for principal, premium, if any and interest, respectively; and

Third: to the Applicable Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of SE(K) Masala Bonds pursuant to this Section 6.10.

EXECUTION VERSION

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess properly incurred costs, including properly incurred attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a SE(K) Masala Bond pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding SE(K) Masala Bond.

Section 6.12 Meeting of Holders.

Subject to the provisions set forth under Section 6.01, the Applicable Issuer shall, at its own expense, on the written request of the Trustee, acting on the instruction of the Holders of at least 10% in principal amount of the outstanding SE(K) Masala Bonds, summon a meeting of the Holders of such particular series for the purpose of (a) considering the combined accounts and balance sheet of the Restricted Group for its last preceding financial year; and (b) the Holders giving directions to the Trustee in relation to the exercise of its powers; provided, that any such directions shall be in accordance with the provisions of this Indenture (other than this clause (b)). Every meeting summoned in accordance with this paragraph shall be summoned by sending a notice by first class mail to the Holders, specifying the time and place of the meeting, to the address of each Holder as shown in the Register not later than 45 days before the date of the proposed meeting. Any such meeting shall be held under the chairmanship of a person nominated by the Applicable Issuer or, if no nomination is made within 15 minutes after the time appointed for holding the meeting, the Holders at the meeting. If neither the Applicable Issuer nor the Holders appoint a chairman, the Trustee may appoint one.

Section 6.13 Voting by Holders.

Each Rs.1 amount of the SE(K) Masala Bonds will afford the Holder thereof one (1) vote in favor of or against any matter to be voted upon by such Holder from time to time. In addition, any Holder of the SE(K) Masala Bonds need not use all of its votes or cast all of the votes to which it is entitled in the same way.

ARTICLE 7

TRUSTEE AND SECURITY TRUSTEE

Section 7.01 General.

The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(a) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing and the Trustee has received express written notice thereof, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. During the continuance of an Event of Default, the Trustee shall act upon the written direction of the Holders of at least 25% of the aggregate principal amount of the SE(K) Masala Bonds then outstanding, subject to receiving indemnity and/or security and/or pre-funding to its satisfaction.

EXECUTION VERSION

(b) Should the Trustee become a creditor of the Applicable Issuer, the Restricted Group Entities or any of the Restricted Subsidiaries, rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received by the Trustee in respect of any such claims as security or otherwise will be limited. The Trustee is permitted to engage in other transactions with the Applicable Issuer and its Affiliates; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own fraud, gross negligence or willful misconduct.

(d) Neither the Trustee nor any of its officers, directors, employees, attorneys, delegates or agents will be responsible or liable for the existence, genuineness, value, title or protection of any Collateral securing the SE(K) Masala Bonds, for the legality, enforceability, effectiveness, adequacy or sufficiency of the Collateral Documents (executed to secure the SE(K) Masala Bonds), for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents (executing to secure the SE(K) Masala Bonds) or any delay in doing so.

(e) The Applicable Issuer hereby irrevocably waives, in favor of the Trustee and the Agents, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under this Indenture, the Collateral Documents (executed to secure the SE(K) Masala Bonds) or for other customers of the Trustee. The Applicable Issuer acknowledges that the Trustee, the Agents and their respective affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Applicable Issuer may regard as conflicting with its interests and may possess information (whether or not material to the Applicable Issuer) other than as a result of the Trustee and the Agents acting as in various capacities under this Indenture and the Collateral Documents (executed to secure the SE(K) Masala Bonds), that the Trustee and the Agents may not be entitled to share with the Applicable Issuer. The Trustee and the Agents will not disclose confidential information obtained from the Applicable Issuer (without its consent) to any of its other customers nor will any of them use on the Applicable Issuer’s behalf any confidential information obtained from any other customers. Without prejudice to the foregoing, the Applicable Issuer agrees that the Trustee Parties may deal (whether for their own or their customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Indenture.

(f) The Trustee shall not be responsible for the recitals, statements, warranties or representations of any party contained in this Indenture or any other agreement or other document, including the Collateral Documents (executed to secure the SE(K) Masala Bonds), entered into in connection herewith or therewith and shall assume the accuracy and correctness thereof and shall not be responsible for the execution, adequacy, validity or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced, and the Trustee may accept without enquiry, requisition or objection such title as the Applicable Issuer may have property charged or assigned pursuant to the Collateral Documents (executed to secure the SE(K) Masala Bonds) or any part thereof from time to time and shall not be bound to investigate or make any enquiry into the title of the Applicable Issuer to such

EXECUTION VERSION

property or any part thereof from time to time whether or not any default or failure is or was known to the Trustee, or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of any remedy. Each Holder shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Applicable Issuer, the Restricted Group Entities and the Restricted Subsidiaries, and the Trustee shall not at any time have any responsibility for the same and any Holders shall not rely on the Trustee in respect thereof.

Section 7.02 Rights of Trustee. Subject to Section 7.01:

(a) In the absence of fraud, gross negligence or willful misconduct on its part, the Trustee may request and conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its sole and absolute discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Such certificate or opinion shall be full and complete authorization and protection for the Trustee in respect of any action taken, suffered or omitted by it hereunder and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may delegate duties to, and may act through its attorneys and agents. The Trustee shall not be responsible for supervising or monitoring or for the acts or omissions or misconduct or negligence of delegates, attorneys and agents appointed with due care by it hereunder. Upon an Event of Default, the Trustee shall be entitled to require all agents to act in accordance with its directions.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have instructed the Trustee in writing and offered to the Trustee security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expenses that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f) The Trustee is entitled to assume without enquiry, that each of the Applicable Issuer, the Restricted Group Entities and the Restricted Subsidiaries has performed in accordance with all of the provisions in this Indenture and the Collateral Documents (executed to secure the SE(K) Masala Bonds), unless notified to the contrary.

EXECUTION VERSION

(g) In connection with the exercise by it of its trusts, powers, authorities or discretions (in including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Applicable Issuer, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders.

(h) The Trustee has no obligation to monitor the financial performance of the Applicable Issuer, the Restricted Group Entities or the Restricted Subsidiaries.

(i) The Trustee shall not be deemed to have knowledge or notice of any Event of Default or Default hereunder unless and until it obtains express written notification of such Event of Default or Default from the Applicable Issuer or as otherwise contemplated herein describing the circumstances of such, and identifying the circumstances constituting such Event of Default or Default.

(j) The Trustee and the Agents will treat information relating to or provided by the Applicable Issuer as confidential, but (unless consent is prohibited by law) the Applicable Issuer consents to the processing, transfer and disclosure by the Trustee and the Agents of any information relating to or provided by the Applicable Issuer to and between branches, subsidiaries, representative offices, affiliates and agents of the Trustee and the Agents and third parties (including service providers) selected by any of them with due care, wherever situated, for confidential use (including without limitation in connection with the provision of any service and for data processing, statistical and risk analysis purposes and for compliance with applicable law). The Trustee and the Agents and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as is required or requested by, or to, any court, legal process, applicable law or authority including any auditor of the Applicable Issuer and including any payor or payee as required by applicable law, and may use (and its performance will be subject to the rules of) any communications, clearing or payment systems, intermediary bank or other system. The Applicable Issuer (a) acknowledges that the transfers permitted by this Section 7.02(j) may include transfers to jurisdictions which do not have strict data protection or data privacy laws; and (b) represents that it has provided to and secured from any person regarding whom it has provided information to the Trustee and the Agents any notices, consents and waivers necessary to permit the processing, transfer and disclosure of that information as permitted by this Section 7.02(j) and that it will provide such notices and secure such necessary consents and waivers in advance of providing similar information to the Trustee and Agents in the future.

(k) In no event shall the Trustee be responsible or liable, directly or indirectly, for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, business, goodwill or opportunity), whether or not foreseeable and irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 7.02(k) shall survive the termination or expiry of this Indenture, repayment of the SE(K) Masala Bonds or the resignation or removal of the Trustee.

EXECUTION VERSION

(l) The Trustee shall not be obligated to supervise the performance of any parties to this Indenture, the SE(K) Masala Bonds and the Collateral Documents (executed to secure the SE(K) Masala Bonds), of their respective obligations under such agreements.

(m) If an Event of Default shall have occurred and is continuing or if the Trustee is requested by the Applicable Issuer to undertake duties which are outside the scope of the Trustee’s duties under this Indenture, the Applicable Issuer will pay such additional remuneration as the Applicable Issuer and the Trustee may agree.

(n) Notwithstanding anything to the contrary in this Indenture, the Trustee shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Trustee, including, but not limited to, by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system, credit risks of clearing banks, agents or systems and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Trustee, performance of any duty or obligation under or pursuant to this Indenture would or may be illegal or would result in the Trustee being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee is subject.

(o) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion which may be based upon written advice of legal counsel of international repute in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if, in its opinion which may be based upon such legal advice, it would otherwise render it liable to any person in that jurisdiction or if it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

(p) Notwithstanding anything else herein contained, the Trustee and the Agents may without liability refrain from acting or do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(q) The Trustee may consult with counsel or other professional advisors of its selection, and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(r) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers.

EXECUTION VERSION

(s) If the Parent Guarantor or any Guarantor is substituted to make payments on behalf of the Applicable Issuer pursuant to Article 11, the Applicable Issuer shall promptly notify the Trustee and any clearing house through which the SE(K) Masala Bonds are traded of such substitution and such Parent Guarantor or Guarantor.

(t) The rights, privileges, protections, immunities, limitations of liability and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, Deutsche Bank AG, Hong Kong Branch in its capacity as paying agent, calculation agent, transfer agent and registrar.

Section 7.03 Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of SE(K) Masala Bonds and may otherwise deal with the Applicable Issuer or its Affiliates with the same rights it would have if it were not the Trustee and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship. Any Agent may do the same with like rights.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the SE(K) Masala Bonds or the Guarantee is not accountable for the Applicable Issuer’s use or application of the proceeds from the SE(K) Masala Bonds, is not responsible for any statement in the SE(K) Masala Bonds other than its certificates of authentication and shall not have any responsibility for the Applicable Issuer or any Holder’s compliance with any state or U.S. federal securities law in connection with the SE(K) Masala Bonds.

Section 7.05 Notice of Defaults.

If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, or, if later, within 15 days after it is the Trustee has been notified in writing unless the Default has been cured and notice to such effect is provided to the Trustee.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Applicable Issuer and the Parent Guarantor agree to be jointly and severally responsible for and will jointly and severally pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Applicable Issuer will reimburse the Trustee upon request for all out-of-pocket expenses, disbursements and advances (including costs of collection) properly incurred or made by the Trustee, including the compensation, expenses and disbursements of the Trustee’s agents, attorneys, delegates and counsel and other Persons not regularly within its employ.

(b) Each of the Applicable Issuer and the Parent Guarantor agrees to be jointly and severally responsible for and will indemnify the Trustee or any predecessor Trustee and their agents, employees, officers and directors for, and hold it harmless against, any loss or liability or expense incurred by it without fraud, gross negligence or willful misconduct on its part arising out

EXECUTION VERSION

of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the SE(K) Masala Bonds, the Subsidiary Guarantees and the Collateral Documents (executed to secure the SE(K) Masala Bonds), including (i) the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the SE(K) Masala Bonds and the Collateral Documents (executed to secure the SE(K) Masala Bonds) and (ii) the properly incurred compensation, expenses and disbursements of the Trustee’s agents, attorneys, delegates and counsel and other Persons not regularly within the Trustee’s employ. The Trustee will notify the Applicable Issuer, the Parent Guarantor and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Applicable Issuer, the Parent Guarantor and the Guarantors will not relieve the Applicable Issuer, the Parent Guarantor or any of the Guarantors of their obligations hereunder. The Applicable Issuer, the Parent Guarantor or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Applicable Issuer, the Parent Guarantor or the Guarantors will pay the properly incurred fees and expenses of such counsel. The Trustee will notify the Applicable Issuer, the Parent Guarantor and the Guarantors promptly of any proposed settlement for which it may seek indemnity.

(c) To secure the Applicable Issuer’s payment obligations in this Section 7.07, the Trustee will have a lien prior to the SE(K) Masala Bonds on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular SE(K) Masala Bonds.

(d) All compensation and indemnity payments made by the Applicable Issuer and/or the Parent Guarantor to the Trustee under this Section 7.07 shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties or governmental charges of whatever nature. If the Applicable Issuer or the Parent Guarantor is required by any applicable law or regulation to withhold or deduct any taxes, the Applicable Issuer shall pay such additional amounts as may be necessary so that the net amount received by the Trustee after such withholding or deduction will not be less than the amount the Trustee would have received had such taxes not been withheld or deducted. This Section 7.07 shall survive the repayment of the SE(K) Masala Bonds, the termination or expiry of this Indenture, and the resignation or removal of the Trustee.

Section 7.08 Replacement of the Trustee.

(a) The Trustee may resign at any time by providing 60 days’ prior written notice to the Applicable Issuer.

(b) The Holders of a majority in principal amount of the outstanding SE(K) Masala Bonds may remove the Trustee by providing 60 days’ prior written notice to the Trustee.

(c) The Applicable Issuer may remove the Trustee if: (1) the Trustee (or holding company thereof) is adjudged a bankrupt or an insolvent; (2) a receiver or other public officer takes charge of the Trustee (or holding company thereof) or its property; or (3) the Trustee (or holding company thereof) becomes incapable of acting.

(d) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

EXECUTION VERSION

(e) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the SE(K) Masala Bonds may appoint a successor Trustee with the consent of the Applicable Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Applicable Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may (at the expense of the Applicable Issuer) appoint a successor Trustee or the retiring Trustee (at the expense of the Applicable Issuer), the Applicable Issuer or the Holders of a majority in principal amount of the outstanding SE(K) Masala Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Applicable Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Applicable Issuer will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Applicable Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Applicable Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09 Replacement of the Security Trustee.

(a) The Security Trustee may resign at any time by providing 30 days’ prior written notice to the Applicable Issuer.

(b) The Holders of a majority in principal amount of the outstanding SE(K) Masala Bonds may remove the Security Trustee by providing 60 days’ prior written notice to the Security Trustee.

(c) The Applicable Issuer may remove the Security Trustee if: (1) the Security Trustee (or holding company thereof) is adjudged a bankrupt or an insolvent; (2) a receiver or other public officer takes charge of the Security Trustee (or holding company thereof) or its property; or (3) the Security Trustee (or holding company thereof) becomes incapable of acting.

(d) A resignation or removal of the Security Trustee and appointment of a successor Security Trustee will become effective only upon the successor Security Trustee’s acceptance of appointment as provided in this Section 7.09.

(e) If the Security Trustee has been removed by the Holders, Holders of a majority in principal amount of the SE(K) Masala Bonds may appoint a successor Security Trustee with the consent of the Applicable Issuer. Otherwise, if the Security Trustee resigns or is removed, or if a vacancy exists in the office of Security Trustee for any reason, the Applicable Issuer will promptly appoint a successor Security Trustee. If the successor Security Trustee does not deliver its written acceptance within 30 days after the retiring Security Trustee resigns or is removed, the

EXECUTION VERSION

retiring Security Trustee may (at the expense of the Applicable Issuer) appoint a successor Security Trustee or the retiring Security Trustee (at the expense of the Applicable Issuer), the Applicable Issuer or the Holders of a majority in principal amount of the outstanding SE(K) Masala Bonds may petition any court of competent jurisdiction for the appointment of a successor Security Trustee.

(f) Upon delivery by the successor Security Trustee of a written acceptance of its appointment to the retiring Security Trustee and to the Applicable Issuer, (i) the retiring Security Trustee will transfer all property held by it as Security Trustee to the successor Security Trustee, (ii) the resignation or removal of the retiring Security Trustee will become effective, and (iii) the successor Security Trustee will have all the rights, powers and duties of the Security Trustee under this Indenture. Upon request of any successor Security Trustee, the Applicable Issuer will execute any and all instruments for fully vesting in and confirming to the successor Security Trustee all such rights, powers and trusts. The Applicable Issuer will give notice of any resignation and any removal of the Security Trustee and each appointment of a successor Security Trustee to all Holders, and include in the notice the name of the successor Security Trustee and its address.

Section 7.10 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.11 Money Held in Trust.

The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Applicable Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Applicable Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 be applied to all outstanding SE(K) Masala Bonds upon compliance with the conditions set forth below in the relevant Sections, as the case may be.

Section 8.02 Legal Defeasance and Discharge.

Upon the Applicable Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Applicable Issuer, Parent Guarantor and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding SE(K) Masala Bonds (including the Guarantees) on the date the conditions set

EXECUTION VERSION

forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Applicable Issuer, Parent Guarantor and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding SE(K) Masala Bonds (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such SE(K) Masala Bonds, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Applicable Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)	the rights of Holders to receive payments in respect of the principal of, or interest or premium, if any, on, SE(K) Masala Bonds when such payments are due from the trust referred to below;

(b)

the Applicable Issuer’s obligations with respect to the SE(K) Masala Bonds concerning issuing temporary SE(K) Masala Bonds, registration of SE(K) Masala Bonds, mutilated, destroyed, lost or stolen SE(K) Masala Bonds and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)	the rights, powers, trusts, duties and immunities of the Trustee, and the Applicable Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)	the Legal Defeasance and Covenant Defeasance provisions of this Indenture.

Subject to compliance with this Article 8, the Applicable Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Applicable Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Applicable Issuer, the Parent Guarantor and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 4 (other than Sections 4.01, 4.02, 4.05, 4.06 and 4.15 (solely with respect to the Parent Guarantor and the Applicable Issuer)), and clause (3) of Section 5.01(a) with respect to the outstanding SE(K) Masala Bonds on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the SE(K) Masala Bonds will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such SE(K) Masala Bonds will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding SE(K) Masala Bonds and Guarantees, the Applicable Issuer, the Parent Guarantor and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such SE(K) Masala Bonds and Guarantees will be unaffected thereby. In addition, upon the Applicable Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c), (d), (e), (f) and (i) through (m) will not constitute Events of Default.

EXECUTION VERSION

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(a) the Applicable Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Indian Rupees in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding SE(K) Masala Bonds on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Applicable Issuer must specify whether the SE(K) Masala Bonds are being defeased to such stated date for payment or to a particular redemption date;

(b) in the case of an election under Section 8.02, the Applicable Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1) the Applicable Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding SE(K) Masala Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03, the Applicable Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding SE(K) Masala Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Applicable Issuer or any of its Subsidiaries is a party or by which the Applicable Issuer or any of its Subsidiaries is bound;

(f) the Applicable Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Applicable Issuer with the intent of preferring the Holders over the other creditors of the Applicable Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Applicable Issuer or others; and

EXECUTION VERSION

(g) the Applicable Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding SE(K) Masala Bonds will be held in trust and applied by the Trustee, in accordance with the provisions of such Masala Bonds and this Indenture, to the payment, either directly or through any Paying Agent (including the Applicable Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Masala Bonds of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Applicable Issuer will pay and indemnify the Trustee against any tax, fee, cost or other charge imposed on or assessed against the cash deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding SE(K) Masala Bonds.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Applicable Issuer from time to time upon the request of the Applicable Issuer any money held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Applicable Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Applicable Issuer, in trust for the payment of the principal of, premium and Additional Amount if any, or interest on, any SE(K) Masala Bonds and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Applicable Issuer on its request or (if then held by the Applicable Issuer) will be discharged from such trust; and the Holder of such Masala Bond will thereafter be permitted to look only to the Applicable Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Applicable Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Applicable Issuer cause to be published once, in The Wall Street Journal (Asia edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Applicable Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any amounts in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Applicable Issuer’s and the Guarantors’ obligations under this Indenture and the SE(K) Masala Bonds and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time

EXECUTION VERSION

as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Applicable Issuer makes any payment of principal of, premium and Additional Amount if any, or interest on, any SE(K) Masala Bond following the reinstatement of its obligations, the Applicable Issuer will be subrogated to the rights of the Holders of such SE(K) Masala Bonds to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of SE(K) Masala Bonds.

Notwithstanding Section 9.02, the Applicable Issuer, the Parent Guarantor, the Guarantors, the Security Trustee and the Trustee may amend or supplement this Indenture, the SE(K) Masala Bonds, any Guarantee or the Collateral Documents (executed to secure the SE(K) Masala Bonds) without the consent of any Holder of the SE(K) Masala Bonds:

(a) to cure any ambiguity, defect, omission or inconsistency;

(b) to provide for certificated SE(K) Masala Bonds in addition to or in place of uncertificated SE(K) Masala Bonds;

(c) to provide for the assumption of the Applicable Issuer’s, the Parent Guarantor’s or the Guarantors’ obligations to Holders and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Applicable Issuer’s, the Parents Guarantor’s or such Guarantor’s assets, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to conform the text of this Indenture, the SE(K) Masala Bonds, the Guarantees or the Collateral Documents (executed to secure the SE(K) Masala Bonds) to any provision of the “Description of the Masala Bonds” section of the Offering Memorandum to the extent that such provision in the “Description of the Masala Bonds” was intended to be a verbatim recitation of a provision thereof;

(f) to provide for the issuance of Additional SE(K) Masala Bonds in accordance with the covenants set forth in this Indenture;

(g) to effect any changes to this Indenture in a manner necessary to comply with the procedures of the relevant clearing system;

(h) to allow a Guarantor to execute a supplemental indenture to this Indenture and/or a Guarantee with respect to the SE(K) Masala Bonds or to release the Parent Guarantor and/or a Guarantor from its Guarantee in accordance with the terms of this Indenture;

(i) to enter into additional or supplemental Collateral Documents or to release Collateral (securing the SE(K) Masala Bonds) from a Lien of this Indenture or the Collateral Documents (executed to secure the SE(K) Masala Bonds) in accordance with the terms of this Indenture or the Collateral Documents (executed to secure the SE(K) Masala Bonds); or

EXECUTION VERSION

(j) to evidence and provide for the acceptance of appointment by a successor Trustee or Security Trustee.

Upon the request of the Applicable Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Applicable Issuer, the Parent Guarantor and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

Section 9.02 With Consent of Holders of SE(K) Masala Bonds.

Except as provided in this Section 9.02, this Indenture, the SE(K) Masala Bonds, the Guarantees and the Collateral Documents (executed to secure the SE(K) Masala Bonds) may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the SE(K) Masala Bonds then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the SE(K) Masala Bonds), and any existing Default or Event of Default or compliance with any provision of this Indenture, the SE(K) Masala Bonds, the Guarantees or the Collateral Documents (executed to secure the SE(K) Masala Bonds) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding SE(K) Masala Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the SE(K) Masala Bonds).

Upon the request of the Applicable Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of SE(K) Masala Bonds as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Applicable Issuer, the other Issuers, the Parent Guarantor and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Applicable Issuer will mail to the Holders of the SE(K) Masala Bonds affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Applicable Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the SE(K) Masala Bonds then outstanding voting as a single class may waive compliance in a particular instance by the Applicable Issuer with any provision of this Indenture or the SE(K) Masala Bonds or the Guarantees.

Without the consent of Holders holding at least 90.0% in principal amount of SE(K) Masala Bonds outstanding (including Additional SE(K) Masala Bonds), an amendment, supplement or waiver under this Section 9.02 may not (with respect to any SE(K) Masala Bonds (including Additional SE(K) Masala Bonds) held by a non-consenting Holder):

EXECUTION VERSION

(a) reduce the principal amount of SE(K) Masala Bonds whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of the SE(K) Masala Bonds;

(c) change the redemption date or the redemption price of the SE(K) Masala Bonds from that stated under Section 3.07 or Section 3.10;

(d) reduce the rate of or change the currency or change the time for payment of interest, including default interest, on any SE(K) Masala Bonds;

(e) waive a Default or an Event of Default in the payment of principal of, or interest or premium, if any, on, the SE(K) Masala Bonds (except a rescission of acceleration of the SE(K) Masala Bonds by the Holders of a majority in aggregate principal amount of the then outstanding SE(K) Masala Bonds and a waiver of the payment default that resulted from such acceleration);

(f) reduce the amount payable upon a Change of Control Offer or an Excess Proceeds Repurchase Offer or change the time or manner a Change of Control Offer or an Excess Proceeds Repurchase Offer may be made or by which the SE(K) Masala Bonds must be redeemed pursuant to a Change of Control Offer or an Excess Proceeds Repurchase Offer, in each case after the obligation to make such Change of Control Offer or Excess Process Repurchase Offer has arisen;

(g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the SE(K) Masala Bonds;

(h) waive a redemption payment with respect to the SE(K) Masala Bonds (other than a payment required by Section 4.16);

(i) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as set forth under Section 11.09 and Section 5.01;

(j) release the Collateral (securing the SE(K) Masala Bonds) from the Lien of this Indenture and the Collateral Documents (executed to secure the SE(K) Masala Bonds), provided, however, that (A) the release of any Collateral (securing the SE(K) Masala Bonds) from the Lien of this Indenture and the Collateral Documents (executed to secure the SE(K) Masala Bonds) will only require the consent of the Holders of a majority in aggregate principal amount of the SE(K) Masala Bonds to the extent that (x) proviso (A) of this Section 9.02(j) has not been used by the Applicable Issuer between the date hereof and the Maturity Date and (y) no other Issuer has availed itself of proviso (A) of section 9.02(j) of the applicable Indenture between the date hereof and the Maturity Date; and (B) the release of any Collateral (securing the SE(K) Masala Bonds) from the Lien of this Indenture and the Collateral Documents (executed to secure the SE(K) Masala Bonds) as set forth under Article 10 (including to cede the priority of charge over the account receivables (including current assets, revenues, receivables, book debts and cash flows) and related accounts of the Applicable Issuer in respect of Liens securing Indebtedness permitted to be Incurred under Section 4.09(b)(11)), for which no consent of the Holders is required; or

(k) make any change in the preceding amendment and waiver provisions.

EXECUTION VERSION

Section 9.03 Supplemental Indenture.

Every amendment or supplement to this Indenture or the SE(K) Masala Bonds will be set forth in an amended or supplemental indenture.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a SE(K) Masala Bond is a continuing consent by the Holder of a SE(K) Masala Bond and every subsequent Holder of a SE(K) Masala Bond or portion of a SE(K) Masala Bond that evidences the same debt as the consenting Holder’s SE(K) Masala Bond, even if notation of the consent is not made on any SE(K) Masala Bond. However, any such Holder of a SE(K) Masala Bond or subsequent Holder of a SE(K) Masala Bond may revoke the consent as to its SE(K) Masala Bond if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of SE(K) Masala Bonds.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any SE(K) Masala Bond thereafter authenticated. The Applicable Issuer in exchange for all SE(K) Masala Bonds may issue and the Registrar or Authentication Agent shall, upon receipt of an Authentication Order, authenticate new Masala Bonds that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new SE(K) Masala Bond will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers, the Parent Guarantor and the Guarantors may not sign an amended or supplemental indenture until the Board of Directors of the Applicable Issuer, the Parent Guarantor and the Guarantors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that such amendment, supplement or waiver constitutes the legal, valid, binding and enforceable obligations of the party or parties executing such amendment, supplement and waiver and all conditions precedent in this Indenture, and, if applicable, the Collateral Documents to such amendment, supplement or waiver have been satisfied.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Security.

The due and punctual payment of the principal of, and interest and Additional Amounts, if any, on, the SE(K) Masala Bonds, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue

EXECUTION VERSION

principal of and interest and Additional Amounts (to the extent permitted by law), if any, on the SE(K) Masala Bonds and the performance of all other obligations of the Applicable Issuer to the Holders and the Trustee under this Indenture and the SE(K) Masala Bonds, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents (as specified, with respect to the Applicable Issuer and the SE(K) Masala Bonds, in Appendix A of the “Description of the Masala Bonds” section of the Offering Memorandums) which the Applicable Issuer, the Parent Guarantor, ReNew Solar Power Private Limited (as Chargors) and the Security Trustee, as applicable, will enter into. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Security Trustee to enter into the Collateral Documents (as specified, with respect to the Applicable Issuer and the SE(K) Masala Bonds, in Appendix A of the “Description of the Masala Bonds” section of the Offering Memorandums) and to perform its obligations and exercise its rights thereunder in accordance therewith. The Applicable Issuer and the Parent Guarantor will deliver to the Trustee copies of all documents delivered to the Security Trustee pursuant to the Collateral Documents (executed to secure the SE(K) Masala Bonds), and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of such Collateral Document, to assure and confirm to the Trustee and the Security Trustee the security interest in the Collateral contemplated hereby, by such Collateral Document or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the SE(K) Masala Bonds secured hereby, according to the intent and purposes herein expressed. The Applicable Issuer will take, and will cause its Restricted Subsidiaries to take, including upon request of the Trustee or Security Trustee, any and all actions reasonably required to cause the Collateral Documents (as specified, with respect to the Applicable Issuer and the SE(K) Masala Bonds, in Appendix A of the “Description of the Masala Bonds” section of the Offering Memorandums) to create and maintain, as security for the Obligations of the Applicable Issuer and hereunder, a valid and enforceable perfected prescribed priority of security interest in and on all the Collateral, in favor of the Security Trustee for the benefit of the Holders and the Trustee, superior to and prior to the rights of all third Persons (other than in respect of the security interest to be created over the account receivables (including current assets, revenues, receivables, book debts and cash flows) and related accounts of the Applicable Issuer in respect of Indebtedness permitted to be Incurred under Section 4.09(b)(11)) and subject to no other Liens than Permitted Liens. It being understood that where it is not permissible to create any mortgage/charge over or assignment of certain immovable property, a facilitation or step-in/substitution letter will be provided in respect of such immovable property on which the relevant project is established.

Section 10.02 [Reserved].

Section 10.03 Recording and Opinions.

The Applicable Issuer will furnish to the Trustee simultaneously with the execution and delivery of the

Collateral Documents (executed to secure the SE(K) Masala Bonds) an Opinion of Counsel either:

(a) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by such Collateral Document, and reciting with respect to the security interests in the applicable Collateral, the details of such action; or

(b) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

EXECUTION VERSION

Section 10.04 Release of Collateral.

(a) Subject to subsections (b), (c) and (d) of this Section 10.04, the Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and as provided hereby. In addition, upon the request of the Applicable Issuer pursuant to an Officer’s Certificate provided to the Trustee and the Security Trustee certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Applicable Issuer) the Security Trustee will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided that if such sale, conveyance or disposition constitutes an Asset Sale, the Applicable Issuer will apply the Net Proceeds in accordance with Section 4.10. Upon receipt of such Officer’s Certificate, the Security Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of the Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

(b) No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the Officer’s Certificate required by this Section 10.04 has been delivered to the Trustee and the Security Trustee.

(c) At any time when the maturity of the SE(K) Masala Bonds has been accelerated (whether by declaration or otherwise) and the Applicable Issuer has delivered a notice of acceleration to the Security Trustee, no release of Collateral (securing the SE(K) Masala Bonds) pursuant to the provisions of the Collateral Documents (executed to secure the SE(K) Masala Bonds) will be effective as against the Holders of SE(K) Masala Bonds.

(d) The release of the Collateral (securing the SE(K) Masala Bonds) from the terms of this Indenture and the Collateral Documents (executed to secure the SE(K) Masala Bonds) will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such Collateral is released pursuant to the terms of such Collateral Document.

(e) At the request of the Applicable Issuer, the Security Trustee shall cede the priority of charge over the account receivables (including current assets, revenues, receivables, book debts and cash flows) and related accounts of the Applicable Issuer in respect of Liens securing Indebtedness permitted to be Incurred under Section 4.09(b)(11).

Section 10.05 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

Subject to the provisions of Section 7.01 and 7.02, the Trustee may, in its sole discretion and without the consent of the Holders of SE(K) Masala Bonds and upon instructions of 25.0% in aggregate principal amount of SE(K) Masala Bonds outstanding shall, subject to receipt of indemnity and/or security and/or pre-funding satisfactory to it, direct, on behalf of the Holders of SE(K) Masala Bonds, the Security Trustee to, take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Collateral Documents (executed to secure the SE(K) Masala Bonds); and

(b) collect and receive any and all amounts payable in respect of the obligations of the Applicable Issuer hereunder.

EXECUTION VERSION

The Security Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral (securing the SE(K) Masala Bonds) by any acts that may be unlawful or in violation of the Collateral Documents (executed to secure the SE(K) Masala Bonds) or this Indenture, and such suits and proceedings as the Security Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of SE(K) Masala Bonds in such Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of SE(K) Masala Bonds or of the Trustee).

Section 10.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of SE(K) Masala Bonds distributed under the Collateral Documents (executed to secure the SE(K) Masala Bonds), and to make further distributions of such funds to the Holders of SE(K) Masala Bonds according to the provisions of this Indenture.

Section 10.07 Termination of Security Interest.

Upon the payment in full of all Obligations of the Applicable Issuer under this Indenture and the SE(K) Masala Bonds, or upon Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge, the Trustee will, at the written request of the Applicable Issuer, deliver a certificate to the Security Trustee stating that such Obligations have been paid in full, and instruct the Security Trustee to release the Liens pursuant to this Indenture and the Security Agreements.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) Each Guarantor (whether originally a signatory hereto or added pursuant to a supplemental indenture hereafter) and the Parent Guarantor hereby fully and unconditionally and jointly and severally guarantees to each Holder and to the Trustee (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all payment obligations of the Applicable Issuer under this Indenture (including obligations to the Trustee) and the SE(K) Masala Bonds, whether for payment of principal of, interest, premium or Additional Amounts, if any, on the SE(K) Masala Bonds and all other monetary obligations of the Applicable Issuer under this Indenture and the SE(K) Masala Bonds within applicable grace periods and (2) the full and punctual performance within applicable grace periods of all other obligations of the Applicable Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the SE(K) Masala Bonds (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor and the Parent Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor or the Parent Guarantor, and that such Guarantor and the Parent Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

EXECUTION VERSION

(b) Each Guarantor and the Parent Guarantor waives presentation to, demand of payment from and protest to the Applicable Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor and the Parent Guarantor waives notice of any default under the SE(K) Masala Bonds or the Guaranteed Obligations. The obligations of each Guarantor and the Parent Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Applicable Issuer or any other Person under this Indenture, the SE(K) Masala Bonds or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the SE(K) Masala Bonds or any other agreement; (4) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (5) any change in the ownership of any Guarantor or the Parent Guarantor.

(c) Each Guarantor and the Parent Guarantor hereby waives any right to which it may be entitled to have the assets of the Applicable Issuer first be used and depleted as payment of the Applicable Issuer’s or it obligations hereunder prior to any amounts being claimed from or paid by such Guarantor or the Parent Guarantor hereunder. Each Guarantor and the Parent Guarantor hereby waives any right to which it may be entitled to require that the Applicable Issuer be sued prior to an action being initiated against it.

(d) Each Guarantor and the Parent Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.02, 8.03, 11.02 and 11.09, the obligations of each Guarantor and the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor and the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the SE(K) Masala Bonds or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or the Parent Guarantor or would otherwise operate as a discharge of such Guarantor or the Parent Guarantor as a matter of law or equity.

(f) Except as expressly set forth in Sections 8.02, 8.03, 11.02 and 11.09, each Guarantor and the Parent Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Subject to Section 11.09(d), each Guarantor and the Parent Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Applicable Issuer or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor and the Parent Guarantor by virtue hereof, upon the failure of the Applicable Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor and the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or

EXECUTION VERSION

cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Applicable Issuer to the Holders and the Trustee.

(h) Each Guarantor and the Parent Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor and the Parent Guarantor for the purposes of this Section 11.01.

(i) Each Guarantor and the Parent Guarantor also agrees to pay any and all costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section 11.01.

Upon request of the Trustee, each Guarantor and the Parent Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.02 Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor and the Parent Guarantor shall not exceed the maximum amount that can be hereby guaranteed by such Guarantor and the Parent Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance.

Section 11.03 Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the SE(K) Masala Bonds shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

EXECUTION VERSION

Section 11.05 Subrogation.

Upon making any payment with respect to any obligation of the Applicable Issuer under this Article, the Guarantors and the Parent Guarantor will be subrogated to the rights of the payee against the Applicable Issuer with respect to such obligation.

Section 11.06 Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor and the Parent Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor or the Parent Guarantor in any case shall entitle such Guarantor and the Parent Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.07 Execution of Supplemental Indenture for Future Guarantors.

The Parent Guarantor will ensure that each of the Restricted Group Entities will, the Applicable Issuer will ensure that each of its Restricted Subsidiaries will, and the Parent Guarantor will cause each of the Restricted Group Entities to ensure that any of their respective Restricted Subsidiaries will, where any is required to become a Guarantor pursuant to this Indenture, to promptly execute and deliver to the Trustee a supplemental indenture substantially in the form attached as Exhibit D pursuant to which such Restricted Subsidiary or Restricted Group Entity, as the case may be, shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Applicable Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary, or Restricted Group Entity, as the case may be, and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

Section 11.08 Non-Impairment.

The failure to endorse a Guarantee on any SE(K) Masala Bond shall not affect or impair the validity thereof.

Section 11.09 Releases.

(a) The Guarantees will be released upon:

(1) repayment in full of the SE(K) Masala Bonds;

(2) Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 12;

(3) mergers, consolidation and sale of assets in accordance with Section 5.01;

EXECUTION VERSION

(4) the sale of Capital Stock of a Restricted Subsidiary (which does not remain a Restricted Subsidiary after any such sale) pursuant to Section 4.20(a)(4); and

(5) solely in the case of a Guarantee created pursuant to Section 4.21, the release or discharge of the Guarantee that resulted in the creation of such Guarantee except a discharge or release by or as a result of payment under such Guarantee.

(b) No release and discharge of an Guarantor from its Guarantee shall be effective against the Trustee, any Agent or the Holders of the SE(K) Masala Bonds (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposes release and discharge until such time as such Default or Event of Default is cured or waived and (ii) until the Applicable Issuer shall have delivered to the trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture and the Collateral Documents (executed to secure the SE(K) Masala Bonds) relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under this Indenture and such Collateral Documents. At the request and expense of the Applicable Issuer, the Trustee shall execute and deliver an instrument evidencing such release and discharge and do all such other acts and things necessary to release the Parent Guarantor and any Guarantor from its obligations hereunder.

(c) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.09 will remain liable for the full amount of principal of and interest and premium and Additional Amounts if any, on the SE(K) Masala Bonds and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

(d) In addition to being released in accordance with Section 11.09(a), the Guarantee of the Parent Guarantor in respect of the SE(K) Masala Bonds will be released upon the Restricted Group being able to Incur at least US$1.00 of Ratio Debt under Section 4.09(a).

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all SE(K) Masala Bonds issued hereunder, when:

(a) either:

(1) all SE(K) Masala Bonds that have been authenticated, except lost, stolen or destroyed SE(K) Masala Bonds that have been replaced or paid and SE(K) Masala Bonds for whose payment money has theretofore been deposited in trust and thereafter repaid by the Applicable Issuer, have been delivered to the Paying Agent for cancellation; or

(2) all SE(K) Masala Bonds that have not been delivered to the Paying Agent for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Applicable Issuer, the Parent Guarantor or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Indian Rupees in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the SE(K) Masala Bonds not delivered to the Paying Agent for cancelation for principal, premium if any, and accrued interest to the date of maturity or redemption;

EXECUTION VERSION

(b) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Applicable Issuer, the Parent Guarantor or any Guarantor is a party or by which the Applicable Issuer, the Parent Guarantor or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge or any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c) the Applicable Issuer, the Parent Guarantor or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Applicable Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Masala Bonds at maturity or on the redemption date, as the case may be.

In addition, the Applicable Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 12.01, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the SE(K) Masala Bonds and this Indenture, to the payment, either directly or through any Paying Agent (including the Applicable Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium and Additional Amount, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money in accordance with this Section 12.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Applicable Issuer’s, the Parent Guarantor’s and any Guarantor’s obligations under this Indenture and the SE(K) Masala Bonds shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Applicable Issuer has made any payment of principal of, premium, if any, or interest on, any SE(K) Masala Bonds because of the reinstatement of its obligations, the Applicable Issuer shall be subrogated to the rights of the Holders of such SE(K) Masala Bonds to receive such payment from the money held by the Trustee or Paying Agent.

EXECUTION VERSION

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Applicable Issuer, the Parent Guarantor any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Applicable Issuer, the Parent Guarantor and/or any Guarantor:

Renew Solar Energy (Karnataka) Private Limited

10th Floor, DLF Square, M Block, Jacaranda Marg

DLF City, Phase II, Gurgaon, Haryana- 122002

Attention: Mr. Kailash Vaswani

Facsimile No.: +91 124 4896670

Telephone No.: +91 124 4896672

E-mail: +91 124 4896672

If to the Trustee:

DB Trustees (Hong Kong) Limited

52/F, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Attention: Issuer Services, Corporate Trust

Facsimile No.: +852 2203 7320

The Applicable Issuer, the Parent Guarantor any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; when such notice is delivered to Euroclear and Clearstream, if such notice is delivered in accordance with the applicable rules and procedures of Euroclear and Clearstream.

Any notice or communication to a Holder will be (i) mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Register or (ii) delivered in accordance with the applicable rules and procedures of Euroclear and Clearstream. Failure to mail or deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

EXECUTION VERSION

If the Applicable Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02 [Reserved].

Section 13.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Applicable Issuer to the Trustee to take any action under this Indenture, the Applicable Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06 No Personal Liability of Incorporators, Promoters, Directors, Officers, Employees and Stockholders.

No incorporator, promoter, director, officer, employee or stockholder of the Applicable Issuer, the Parent Guarantor or any Guarantor, as such, will have any liability for any obligations of the Applicable Issuer or the Guarantors under the Masala Bonds, this Indenture, any Guarantee, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of SE(K) Masala Bonds by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the SE(K) Masala Bonds. The waiver may not be effective to waive liabilities under United States federal securities laws.

EXECUTION VERSION

Section 13.07 Governing Law.

The laws of the State of New York will govern and be used to construe this Indenture, the SE(K) Masala Bonds and the Guarantees.

Section 13.08 Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Applicable Issuer, the Parent Guarantor or any other Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09 Successors.

All agreements of the Applicable Issuer in this Indenture and the SE(K) Masala Bonds will bind its respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.09.

Section 13.10 Severability.

In case any provision in this Indenture or in the SE(K) Masala Bonds is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of signature pages of this Indenture by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original executed Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13 [Reserved].

Section 13.14 Submission to Jurisdiction; Waiver of Jury Trial.

The Applicable Issuer, the Parent Guarantor and each Guarantor hereby submit to the non-exclusive jurisdiction of the federal and state courts in the borough of Manhattan in the city of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. The Applicable Issuer, the Parent Guarantor and each Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Indenture, the Guarantees, the SE(K) Masala Bonds and any of the transactions contemplated hereby or

EXECUTION VERSION

thereby in federal and state courts in the borough of Manhattan in the city of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the SE(K) Masala Bonds to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Applicable Issuer, the Parent Guarantor or the Guarantors in any other jurisdiction. The Applicable Issuer, the Parent Guarantor and each Guarantor irrevocably appoint National Corporate Research Ltd (NCR) at 10 E. 40th Street, 10th Floor, New York, NY 10016 as its authorized agent in the borough of Manhattan in the city of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Applicable Issuer, the Parent Guarantor and the Guarantor, as applicable, by the person serving the same to the address provided in Section 13.01, shall be deemed in every respect effective service of process upon the Applicable Issuer, the Parent Guarantor or any Guarantor, as the case may be, in any such suit or proceeding. The Applicable Issuer, the Parent Guarantor and each Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Indenture.

Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Indenture, the SE(K) Masala Bonds, the Guarantees, or the transactions contemplated hereby or thereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section 13.14 has been fully discussed by the Applicable Issuer, the Parent Guarantor and the Guarantors and these provisions shall not be subject to any exceptions. The Applicable Issuer, the Parent Guarantor and the Guarantors hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Indenture. In the event of litigation, this Indenture may be filed as a written consent to a trial (without a jury) by the court.

To the extent that the Applicable Issuer, the Guarantors and the Parent Guarantor has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Applicable Issuer, the Guarantors and the Parent Guarantor irrevocably waives such immunity in respect of its obligations hereunder or under any Note, or any Guarantee, as applicable.

[Signatures on following page]

Dated as of February 17, 2017

ReNew Solar Energy (Karnataka) Private Limited
as Applicable Issuer

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

0016665-0003937

HK:21818140.1Signature Page -

Indenture - ReNew Solar Energy

(Karnataka) Private Limited as Applicable

Issuer (2)

ReNew Solar Energy (TN) Private Limited as Issuer and Guarantor

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

ReNew Wind Energy (Karnataka) Private Limited as Issuer and Guarantor

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

ReNew Wind Energy (MP Two) Private Limited as Issuer and Guarantor

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

ReNew Wind Energy (Rajkot) Private Limited as Issuer and Guarantor

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

ReNew Wind Energy (Shivpur) Private Limited as Issuer and Guarantor

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

0016665-0003937

HK:21818140.1Signature Page -

Indenture - ReNew Solar Energy

(Karnataka) Private Limited as Applicable

Issuer (2)

ReNew Wind Energy (Welturi) Private Limited as Issuer and Guarantor

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

ReNew Power Ventures Private Limited as Parent Guarantor

By:	/s/ Shanker Bhatia
Name: SHANKER BHATIA
Title: Authorised Signatory

0016665-0003937

HK:21818140.1Signature Page -

Indenture - ReNew Solar Energy

(Karnataka) Private Limited as Applicable

Issuer (2)

DB Trustees (Hong Kong) Limited as Trustee

By:	/s/ James Connell
Name: James Connell
Title: Vice President

By:	/s/ Christina Nip
Name: Christina Nip
Title: Authorised Signatory

0016665-0003937

HK:21818140.1Signature Page -

Indenture - ReNew Solar Energy

(Karnataka) Private Limited as Applicable

Issuer (2)

Axis Trustee Services Limited as Security Trustee

For Axis Trustee Services Limited

By:	/s/ Manoj Chaurasia Authorized Signatory
Name: MANOJ CHAURASIA
Title: DM

0016665-0003937

HK:21818140.1Signature Page -

Indenture - ReNew Solar Energy

(Karnataka) Private Limited as Applicable

Issuer (2)

EXECUTION VERSION

EXHIBIT A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

ISIN: XS1555296521

COMMON CODE: 155529652

Rs.1,450,000,000 10.629% Senior Secured Bonds due 2022

No. [●]	Rs.1,450,000,000

RENEW SOLAR ENERGY (KARNATAKA) PRIVATE LIMITED

promises to pay to DB Nominees (Hong Kong) Limited or registered assigns, the principal sum of Rs.1,450,000,000 (or such lesser or greater amount indicated in Schedule A—Exchange of Interests in the Global Note) on February 8, 2022.

Interest Payment Dates: each date falling five Business Days before February 13 and August 13 of each year; provided, however, that the final interest payment date shall fall on February 8, 2022.

Record Dates: at the close of business on the date falling 15 calendar days immediately preceding an Interest Payment Date.

Dated: February 17, 2017

EXECUTION VERSION

IN WITNESS WHEREOF, Renew Solar Energy (Karnataka) Private Limited has caused this instrument to be duly executed.

ReNew Solar Energy (Karnataka) Private Limited as Applicable Issuer

By:
Name:
Title:

EXECUTION VERSION

Certificate of Authentication

This is one of the 10.629% Senior Secured Bonds Due 2022 referred to in the within-mentioned Indenture.

Deutsche Bank AG, Hong Kong Branch
as Registrar

By:
Name:
Title:

By:
Name:
Title:

EXECUTION VERSION

NOTATION OF GUARANTEE

For value received, the Parent Guarantor each Guarantor (which term includes any successor Person under the Indenture) has, fully and unconditionally and jointly and severally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 17, 2017 (the “Indenture”) among ReNew Solar Energy (Karnataka) Private Limited, (the “Applicable Issuer”), ReNew Power Ventures Private Limited and DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”) and Axis Trustee Services Limited (the “Security Trustee”) (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all payment obligations of the Applicable Issuer under the Indenture (including obligations to the Trustee) and the SE(K) Masala Bonds, whether for payment of principal of, interest, premium or Additional Amounts, if any, on the SE(K) Masala Bonds or any other monetary obligations of the Applicable Issuer under the Indenture and the SE(K) Masala Bonds within applicable grace periods and (b) the full and punctual performance within applicable grace periods of all other obligations of the Applicable Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the SE(K) Masala Bonds (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Parent Guarantor and each Guarantor agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent Guarantor such Guarantor and that the Parent Guarantor and such Guarantor shall remain bound under Article 11 of the Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the Parent Guarantor and the Guarantors to the Holders of SE(K) Masala Bonds and to the Trustee to which the Guarantee relates are subject to the further provisions set forth in Article 11 of the Indenture and reference is hereby made to such Article in the Indenture for the precise terms of the Guarantee.

This Notation of Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the SE(K) Masala Bond upon which this Notation of Guarantee is endorsed shall have been executed by the Registrar in the manner set forth in the Indenture.

All payment due under, and all claims arising out of or pursuant to this Notation of Guarantee from or against the Parent Guarantor or a Guarantor shall be settled in U.S. dollars only, in the applicable U.S. dollar settlement amount.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

EXECUTION VERSION

ReNew Power Ventures Private Limited
as Parent Guarantor

By:
Name:
Title:

ReNew Solar Energy (TN) Private Limited as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Karnataka) Private Limited as Guarantor

By:
Name:
Title:

ReNew Wind Energy (MP Two) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Rajkot) Private Limited
as Guarantor

By:
Name:
Title:

EXECUTION VERSION

ReNew Wind Energy (Shivpur) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Welturi) Private Limited
as Guarantor

By:
Name:
Title:

EXECUTION VERSION

[Back of Note]

10.629% Senior Secured Bonds due 2022

[Insert the Regulation S Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. ReNew Solar Energy (Karnataka) Private Limited, a company incorporated under the laws of India (the “Applicable Issuer”), promises to pay interest on the principal amount of this SE(K) Masala Bond at 10.629% per annum. The Applicable Issuer will pay interest semi-annually in arrears on each date falling five (5) Business Days before February 13 and August 13 of each year, or if such date is not a Business Day, the immediately preceding Business Day (each, an “Interest Payment Date”), provided, however, that the final Interest Payment Date shall fall on the Maturity Date. Interest on the SE(K) Masala Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this SE(K) Masala Bond is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be five (5) Business Days before August 13, 2017. The Applicable Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of the Day Count Fraction.

(2) METHOD OF PAYMENT. The Applicable Issuer will pay interest on the SE(K) Masala Bonds (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of SE(K) Masala Bonds at the close of business on the date falling 15 calendar days immediately preceding an Interest Payment Date notwithstanding any transfer, exchange or cancelation thereof after a Record Date and prior to the immediately following Interest Payment Date. Principal, interest payments and Additional Amounts paid in cash and premium, if any, will be payable at the specified office or agency of one or more Paying Agents; provided that all such payments with respect to SE(K) Masala Bonds registered in the name of or held by a nominee of the applicable Common Depositary for Euroclear and Clearstream, as applicable, will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof. Such payments shall be settled in U.S. dollars.

(3) PAYING AGENT AND REGISTRAR. Deutsche Bank AG, Hong Kong Branch will act as Paying Agent, Transfer Agent, Calculation Agent and Registrar. The Applicable Issuer may change any Paying Agent or Registrar without notice to any Holder. The Applicable Issuer, the Parent Guarantor or any other Restricted Subsidiaries may act in any such capacity.

EXECUTION VERSION

(4) INDENTURE AND COLLATERAL DOCUMENTS. The Applicable Issuer issued the SE(K) Masala Bonds under an Indenture dated as of February 17, 2017 (the “Indenture”) among the Applicable Issuer, the Guarantors, the Parent Guarantor and the Trustee and Security Trustee. The terms of the SE(K) Masala Bonds include those stated in the Indenture. The SE(K) Masala Bonds are subject to all such terms, and Holders are referred to the Indenture. To the extent any provision of this SE(K) Masala Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The SE(K) Masala Bonds are secured as provided in the Collateral Documents (as specified, with respect to the Applicable Issuer and the SE(K) Masala Bonds, in Appendix A of the “Description of the Masala Bonds” section of the Offering Memorandums).

(5) OPTIONAL REDEMPTION.

(a) If all Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 Business Days nor more than 60 days’ prior notice, the Applicable Issuer (the “Equity Clawback Redeeming Issuer”) may on any one or more occasions request to redeem up to 40.0% of the aggregate principal amount of the Initial Investor Masala Bonds issued under the Indenture (the “Equity Clawback Optional Redemption”), subject to and in accordance with the provisions under Section 3.11 of the Indenture, plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds to be redeemed, to (but not including) the applicable Redemption Date, subject to the rights of Holders of the SE(K) Masala Bonds on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more sales of the Capital Stock of the Parent Guarantor in an Equity Offering; provided, however, that:

(1) each of the other Issuers of Initial Investor Masala Bonds at that time will have simultaneously exercised its corresponding Equity Clawback Optional Redemption right under the applicable Indenture and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of its series of Initial Investor Masala Bonds as is being redeemed by the Equity Clawback Redeeming Issuer;

(2) at least 60.0% of the aggregate principal amount of each series of Initial Investor Masala Bonds issued by the Issuers remains outstanding immediately after the exercise of any such Equity Clawback Optional Redemption right; and

(3) each of the Equity Clawback Optional Redemptions by any of the Issuers occurs within 90 days of the date of the closing of the applicable Equity Offering.

(b) If all Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 Business Days nor more than 60 days’ prior notice, the Applicable Issuer (the “Make-Whole Redeeming Issuer”) may on any one or more occasions request to redeem all or any portion of the aggregate principal amount of the Initial Investor Masala Bonds issued under the Indenture (the “Make-Whole Optional Redemption”), subject to and in accordance with the provisions under Section 3.11 of the Indenture, plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds to be redeemed, to (but not including) the applicable Redemption Date, subject to the rights of Holders of the SE(K) Masala Bonds on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Make-Whole Optional Redemption right under the applicable Indenture and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of its series of Initial Investor Masala Bonds as is being redeemed by the Make-Whole Redeeming Issuer.

(c) If all Masala Bonds are Initial Investor Masala Bonds, at any time on or after February 18, 2020, upon not less than 30 Business Days nor more than 60 days’ prior notice, the Applicable Issuer (the “Call Option Redeeming Issuer”), may on any one or more occasions request to redeem all or any portion of the aggregate principal amount of the Initial Investor Masala Bonds issued

EXECUTION VERSION

under this Indenture (the “Call Option Redemption”), subject to and in accordance with the provisions under Section 3.11 of the Indenture plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds redeemed, to (but not including) the applicable Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided, however, that each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Call Option Redemption right under the applicable Indenture and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of its Initial Investor Masala Bonds as is being redeemed by the Call Option Redeeming Issuer.

(d) If no Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 days nor more than 60 days’ prior notice, the Applicable Issuer may on any one or more occasions redeem up to 40.0% of the aggregate principal amount of the SE(K) Masala Bonds at a redemption price of 110.629%, plus the Applicable Additional Premium, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more sales of the Capital Stock of the Parent Guarantor in an Equity Offering; provided, however, that:

(1) at least 60.0% of the aggregate principal amount of the SE(K) Masala Bonds issued by the Applicable Issuer (excluding SE(K) Masala Bonds held by the Parent Guarantor or any of its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the applicable redemption occurs within 90 days of the date of the closing of the applicable Equity Offering.

(e) If no Masala Bonds are Initial Investor Masala Bonds, at any time prior to February 18, 2020, upon not less than 30 days nor more than 60 days’ prior notice, the Applicable Issuer may on any one or more occasions redeem all or any portion of the SE(K) Masala Bonds at a redemption price equal to 100.0% of the principal amount of the SE(K) Masala Bonds redeemed, plus the Applicable Additional Premium, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(f) If no Masala Bonds are Initial Investor Masala Bonds, on or after February 18, 2020, upon not less than 30 days nor more than 60 days’ prior notice, the Applicable Issuer may redeem all or any portion of the SE(K) Masala Bonds at the applicable redemption price (expressed as percentages of principal amount) set forth below, plus the Applicable Additional Premium, plus accrued and unpaid interest, if any, on the SE(K) Masala Bonds redeemed, to (but not including) the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Redemption Price
February 18, 2020 through February 12, 2021	105.3145%
February 13, 2021 through February 7, 2022	102.6573%
February 8, 2022 and thereafter	100.00%

(g) For so long as some, but not all, Masala Bonds are Initial Investor Masala Bonds, the Applicable Issuer will have no right to redeem the SE(K) Masala Bonds.

EXECUTION VERSION

(6) REDEMPTION FOR TAXATION REASONS.

(a) If all Masala Bonds are Initial Investor Masala Bonds, the SE(K) Masala Bonds may be redeemed at the option of the Applicable Issuer (the “Taxation Redemption Issuer”), in whole or in part, upon giving not less than 30 days nor more than 60 days’ notice to the Initial Investor and the Trustee (which notice will be irrevocable) (the “Taxation Redemption”), subject to and in accordance with the provisions under Section 3.11 of the Indenture, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Applicable Issuer, for redemption if, as a result of:

(1) any change in, or amendment to, the statutes, regulations or official administrative guidance having the force of law, of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the existing official position regarding the application or interpretation of such statutes, regulations, rulings or official administrative guidance (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) with respect to any Initial Issuer, on or after the Original Issue Date, (ii) with respect to a surviving entity organized or resident for tax purposes in a jurisdiction that is not any of the Issuers’ or the Parent Guarantor’s Relevant Taxing Jurisdiction as of the Original Issue Date, on or after the date such surviving entity becomes such a surviving entity, or (iii) with respect to any Tap Issuer, on or after the date of issuance of the applicable series of Tap Rupee Denominated Masala Bonds, with respect to any payment due or to become due under the Initial Investor Masala Bonds, the applicable Issuer or the Parent Guarantor, as the case may be, is, or on the next Interest Payment Date, would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Applicable Issuer or the Parent Guarantor, as the case may be; provided, however, that:

(1) each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Taxation Redemption right, on identical terms, under the applicable Indenture, and that such right will have been exercised to redeem the same percentage (rounded up to the whole Rs.10) of Initial Investor Masala Bonds as is being redeemed by the Taxation Redemption Issuer;

(2) no request will be given earlier than 90 days prior to the earliest date on which the applicable Issuer or the Parent Guarantor, would be obligated to pay such Additional Amounts if a payment in respect of the Initial Investor Masala Bonds were then due; and

(3) where any such requirement to pay Additional Amounts is due to taxes imposed by India or any political subdivision or taxing authority thereof or therein, the applicable Issuer will be permitted to redeem the particular Initial Investor Masala Bonds in accordance with the provisions hereof only if the rate of withholding or deduction in respect of which Additional Amounts are required is in excess of 5.0% (plus applicable surcharge and cess).

Prior to the mailing of any notice of redemption of the Initial Investor Masala Bonds pursuant to the foregoing, the Applicable Issuer will deliver to the Trustee at least 30 days but not more than 60 days before a redemption date:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the applicable Issuer or the Parent Guarantor, as the case may be, taking reasonable measures; and

EXECUTION VERSION

(2) an Opinion of Counsel or an opinion of a tax consultant of recognized standing with respect to tax matters of the applicable Issuer’s or the Parent Guarantor’s Relevant Taxing Jurisdiction, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee will be entitled to accept such certificate and opinion as conclusive evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Initial Investor.

(b) If no Masala Bonds are Initial Investor Masala Bonds, the SE(K) Masala Bonds may be redeemed, at the option of the Applicable Issuer, in whole or in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders and the Trustee (which notice will be irrevocable), at a redemption price equal to 100.0% of the principal amount thereof, plus the Applicable Additional Premium, plus accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Applicable Issuer for redemption if, as a result of:

(1) any change in, or amendment to, the statutes, regulations or official administrative guidance having the force of law, of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the existing official position regarding the application or interpretation of such statutes, regulations, rulings or official administrative guidance (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) with respect to any of the Initial Issuer, on or after the Original Issue Date, (ii) with respect to a surviving entity organized or resident for tax purposes in a jurisdiction that is not any of the Applicable Issuer’s or the Parent Guarantor’s Relevant Taxing Jurisdiction as of the Original Issue Date, on or after the date such surviving entity becomes such a surviving entity, or (iii) with respect to any Tap Issuer, on or after the date of issuance of the applicable series of Tap Rupee Denominated Masala Bonds, with respect to any payment due or to become due under the Masala Bonds, the applicable Issuer or the Parent Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Applicable Issuer or the Parent Guarantor, as the case may be; provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the applicable Issuer or the Parent Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the particular series of Masala Bonds were then due; and provided further that where any such requirement to pay Additional Amounts is due to taxes imposed by India or any political subdivision or taxing authority thereof or therein, the Applicable Issuer will be permitted to redeem the Masala Bonds in accordance with the provisions hereof only if the rate of withholding or deduction in respect of which Additional Amounts are required is in excess of 5.0% (plus applicable surcharge and cess).

Prior to the mailing of any notice of redemption of the Masala Bonds pursuant to the foregoing, the Applicable Issuer will deliver to the Trustee at least 30 days but not more than 60 days before a redemption date:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Applicable Issuer or the Parent Guarantor, as the case may be, taking reasonable measures; and

EXECUTION VERSION

(2) an Opinion of Counsel or an opinion of a tax consultant of recognized standing with respect to tax matters of the Applicable Issuer’s or the Parent Guarantor’s Relevant Taxing Jurisdiction, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

(c) For so long as some, but not all, Masala Bonds are Initial Investor Masala Bonds, the Issuers shall have no right to redeem the SE(K) Masala Bonds, including as a result of a requirement to pay Additional Amounts.

(7) OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

(a) If all Masala Bonds are Initial Investor Masala Bonds, any of the Issuers may on any one or more occasions send a written request to the Initial Investor requesting that the Initial Investor consent to a potential Change of Control and, in the event that the Initial Investor does not provide its consent to such Change of Control within sixty (60) days of such written notice, the Applicable Issuer shall have the right to request to redeem in whole, but not in part, the Initial Investor Masala Bonds issued under this Indenture (the “Change of Control Redemption”), subject to and in accordance with Section 3.11 of the Indenture, plus accrued and unpaid interest, if any, on such Initial Investor Masala Bonds to be redeemed, to (but not including) the applicable redemption date, subject to the rights of the Initial Investor on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that each of the other Issuers of Initial Investor Masala Bonds will have simultaneously exercised its corresponding Change of Control Redemption right in respect of the other Initial Investor Masala Bonds issued under the applicable Indenture. The Trustee shall not be required to take any steps to ascertain whether any Change of Control pursuant to this paragraph 7(a) has occurred and shall not be liable to any person for any failure to do so.

(b) (i) If no Masala Bonds are Initial Investor Masala Bonds and a Change of Control occurs, each Holder will have the right to require the Applicable Issuer to redeem all or any part (equal to Rs.10,000,000 or an integral multiple of Rs.10,000,000) of that Holder’s SE(K) Masala Bonds pursuant to a Change of Control Offer on the terms set forth in this Indenture. In the Change of Control Offer, the Applicable Issuer will offer a purchase price in cash equal to 101.0% of the aggregate principal amount of the Masala Bonds (the “Change of Control Payment”) redeemed, plus the Applicable Additional Premium, plus accrued and unpaid interest, if any, on the Masala Bonds redeemed to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within ten (10) days following any Change of Control, the Applicable Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to redeem the SE(K) Masala Bonds on the Change of Control payment date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Trustee shall not be required to take any steps to ascertain whether any Change of Control pursuant to this paragraph 7(b) has occurred and shall not be liable to any person for any failure to do so.

EXECUTION VERSION

(ii) The Applicable Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the SE(K) Masala Bonds as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Applicable Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(iii) On the Change of Control Payment Date, the Applicable Issuer will, to the extent lawful:

1.	accept for payment all or portions of the SE(K) Masala Bonds properly tendered pursuant to the Change of Control Offer;

2.	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all or portions of the SE(K) Masala Bonds properly tendered; and

3.

deliver or cause to be delivered to the Paying Agent the SE(K) Masala Bonds properly accepted together with an Officer’s Certificate stating the aggregate principal amount of or portions of the SE(K) Masala Bonds being purchased by the Applicable Issuer.

The Paying Agent will promptly mail to each Holder that properly tendered any SE(K) Masala Bonds the Change of Control Payment for such SE(K) Masala Bonds, and the Registrar will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new SE(K) Masala Bond equal in principal amount to any unpurchased portion of the SE(K) Masala Bonds surrendered, if any. The Applicable Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Applicable Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Applicable Issuer and purchases all of SE(K) Masala Bonds properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described above under Section 3.07 of the Indenture, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. The Trustee shall not be required to take any steps to ascertain whether any Change of Control has occurred and shall not be liable to any person for any failure to do so.

(c) For so long as some, but not all, Masala Bonds are Initial Investor Masala Bonds, the Issuers shall have no right to permit a Change of Control to take place without the consent of all Holders of Masala Bonds.

(8) NOTICE OF REDEMPTION. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of SE(K) Masala Bonds to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the SE(K) Masala Bonds or the satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

EXECUTION VERSION

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The SE(K) Masala Bonds are in registered form without coupons and only in denominations of Rs.10,000,000 in principal amount and integral multiples of Rs.10,000,000 in excess thereof. The transfer of SE(K) Masala Bonds may be registered and SE(K) Masala Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of SE(K) Masala Bonds and the Applicable Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Applicable Issuer will not be required to exchange or register the transfer of any SE(K) Masala Bond or portion of a SE(K) Masala Bond selected for redemption, except for the unredeemed portion of any SE(K) Masala Bond being redeemed in part. Also, the Applicable Issuer will not be required to exchange or register the transfer of any SE(K) Masala Bonds for a period of 15 days before a selection of SE(K) Masala Bonds to be redeemed or during the period between a record date and the corresponding Interest Payment Date. The SE(K) Masala Bonds shall not be transferred to potential investors who are from a Restricted Jurisdiction, or are a Restricted Overseas Person.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the SE(K) Masala Bonds may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding SE(K) Masala Bonds. Without notice to or the consent of any Holder, the Applicable Issuer and the Trustee may amend or supplement the Indenture or the SE(K) Masala Bonds to, among other things, cure any ambiguity, defect or inconsistency, or make other changes that do not adversely affect the rights of any Holder.

(12) DEFAULTS AND REMEDIES. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the SE(K) Masala Bonds then outstanding, by written notice to the Applicable Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written direction of such Holders (subject to it being indemnified and/or secured and/or pre-funded to its satisfaction) will, declare the principal of, premium, if any (including the Applicable Additional Premium where all Masala Bonds are Initial Investor Masala Bonds), and accrued and unpaid interest on the SE(K) Masala Bonds to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest will be immediately due and payable. If an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs with respect to the Parent Guarantor, any of the Issuers or any of the Restricted Subsidiaries, the principal of, premium, if any, and accrued and unpaid interest on the SE(K) Masala Bonds then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part any of the Trustees or any Holder.

(13) TRUSTEE DEALINGS WITH APPLICABLE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Applicable Issuer or its Affiliates, and may otherwise deal with the Applicable Issuer or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No incorporator, promoter, director, officer, employee or stockholder of the Applicable Issuer or the Parent Guarantor, as such, will have any liability for any obligations of the Applicable Issuer or the Guarantors under the SE(K) Masala Bonds, the Indenture, any Guarantee, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of SE(K) Masala Bonds by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the SE(K) Masala Bonds. The waiver may not be effective to waive liabilities under the federal securities laws.

EXECUTION VERSION

(15) AUTHENTICATION. This SE(K) Masala Bond will not be valid until authenticated by the Registrar.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS SE(K) MASALA BOND AND THE GUARANTEES.

EXECUTION VERSION

The Applicable Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

ReNew Solar Energy (Karnataka) Private Limited

10th Floor, DLF Square, M Block, Jacaranda Marg

DLF City, Phase II, Gurgaon, Haryana- 122002

Attention: Mr. Kailash Vaswani

Facsimile No.: +91 124 4896670

Telephone No.: +91 124 4896672

E-mail: +91 124 4896672

EXECUTION VERSION

ASSIGNMENT FORM

To assign this SE(K) Masala Bond, fill in the form below:

(I) or (we) assign and transfer this SE(K) Masala Bond to: _________________________________

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________________________________________________ to transfer this SE(K) Masala Bond on the books of the Applicable Issuer. The agent may substitute another to act for him. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), or a Restricted Overseas Person (as defined in the Indenture).

Date: _________________

Your Signature:

(Sign exactly as your name appears on the face of this SE(K) Masala Bond)

Signature Guarantee*: ___________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXECUTION VERSION

OPTION OF HOLDER TO ELECT REDEEM

If you want to elect to have this SE(K) Masala Bond redeemed by the Applicable Issuer pursuant to Section 4.10 or 4.16 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.16

If you want to elect to have only part of the SE(K) Masala Bond redeemed by the Applicable Issuer pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have redeemed:

Rs. ___________

Date: _________________

Your Signature:

(Sign exactly as your name appears on the face of this SE(K) Masala Bond)

Tax Identification No.:

Signature Guarantee*: ___________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

	Amount of decrease in	Amount of increase in	Principal Amount at
	Principal Amount at	Principal Amount at	maturity of this Global
	maturity of this Global	maturity of this Global	Note following such
Date of Exchange	Note	Note	decrease (or increase)

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Deutsche Bank AG, Hong Kong Branch

52/F, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

ReNew Solar Energy (Karnataka) Private Limited

10th Floor, DLF Square, M Block, Jacaranda Marg

DLF City, Phase II, Gurgaon, Haryana- 122002

Re:	Rs.1,450,000,000 10.629% Senior Secured Bonds due 2022

Reference is hereby made to the Indenture, dated as of February 17, 2016 (the “Indenture”), among, inter alios, ReNew Solar Energy (Karnataka) Private Limited, as issuer (the “Applicable Issuer”), and DB Trustees (Hong Kong) Limited, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________ , (the “Transferor”) owns and proposes to transfer the SE(K) Masala Bond[s] or interest in such SE(K) Masala Bond[s] specified in Annex A hereto, in the principal amount of Rs. ______________________ in such SE(K) Masala Bond[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a Book-Entry Interest in the Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Regulation S Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the U.S. Securities Act. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), or a Restricted Overseas Person (as defined in the Indenture).

2. ☐ Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Note pursuant to any provision of the U.S. Securities Act other than Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Note and Definitive Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States. The Transferee is not from a Restricted Jurisdiction (as defined in the Indenture), or a Restricted Overseas Person (as defined in the Indenture).

3. This certificate and the statements contained herein are made for your benefit and the benefit of the Applicable Issuer and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: __________________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through Euroclear Account No. _______________ or Clearstream Account No. ______________ , in the Global Note (ISIN _____ ); or

(b)	☐ a Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through Euroclear Account No. _______________ or Clearstream Account No. ______________ , in the Global Note (ISIN _____ ); or

(b)	☐ a Definitive Note.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Deutsche Bank AG, Hong Kong Branch

52/F, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

ReNew Solar Energy (Karnataka) Private Limited

10th Floor, DLF Square, M Block, Jacaranda Marg

DLF City, Phase II, Gurgaon, Haryana- 122002

Re:	Rs.1,450,000,000 10.629% Senior Secured Bonds due 2022

(ISIN _____________; Common Code ____________)

Reference is hereby made to the Indenture, dated as of February 17, 2016 (the “Indenture”), among, inter alios, ReNew Solar Energy (Karnataka) Private Limited, as issuer (the “Applicable Issuer”), and DB Trustees (Hong Kong) Limited, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________ , (the “Owner”) owns and proposes to exchange the SE(K) Masala Bond[s] or interest in such SE(K) Masala Bond[s] specified in Annex A hereto, in the principal amount of Rs. ______________________ in such SE(K) Masala Bond[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. ☐ Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Notes. In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Notes in an equal amount, the Owner hereby certifies that such Definitive Notes are being acquired for the Owner’s own account without transfer. The Definitive Notes issued pursuant to the Exchange will bear the Regulation S Legend and will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

2. ☐ Check if Exchange is from Definitive Notes for Book-Entry Interest in a Global Note. In connection with the Exchange of the Owner’s Definitive Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Applicable Issuer and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: __________________________

C-1

ANNEX A TO CERTIFICATE OF EXCHANGE

1.	The Owner owns and proposes to exchange the following:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through Euroclear Account No. ______________ or Clearstream Account No. ______________ , in the Global Note (ISIN ____ ); or

(b)	☐ a Definitive Note.

1.	After the Exchange the Owner will hold:

[CHECK ONE]

(a)	☐ a Book-Entry Interest held through Euroclear Account No. ______________ or Clearstream Account No. ______________ , in the Global Note (ISIN ____ ); or

(b)	☐ a Definitive Note.

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ___________________ , 20__, among ReNew Solar Energy (Karnataka) Private Limited (the “Applicable Issuer”), ReNew Power Ventures Private Limited (the “Parent Guarantor”), ReNew Solar Energy (TN) Private Limited, ReNew Wind Energy (Karnataka) Private Limited, ReNew Wind Energy (MP Two) Private Limited, ReNew Wind Energy (Rajkot) Private Limited, ReNew Wind Energy (Shivpur) Private Limited, and ReNew Wind Energy (Welturi) Private Limited (collectively, the “Guarantors”) ______________________ (the “New Guarantor”), DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”) and Axis Trustee Services Limited (the “Security Trustee”).

W I T N E S S E T H:

WHEREAS the Applicable Issuer, the Trustee and each of the parties described above are parties to an Indenture, dated as of February 17, 2017, as amended (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Applicable Issuer’s 10.629% Senior Secured Bonds due 2022;

WHEREAS, pursuant to Section 9.03 of the Indenture, each New Guarantor is required to execute a supplemental indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Applicable Issuer, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Pursuant to, and subject to the provisions of, Article 11 of the Indenture, [each][the] New Guarantor (which term includes each other New Guarantor that hereinafter guarantees the SE(K) Masala Bonds pursuant to the terms of the Indenture) hereby fully and unconditionally guarantees, jointly and severally [with the Parent Guarantor,] the Guarantors and each other New Guarantor, to each Holder and to the Trustee and their successors and assigns to the extent set forth in the Indenture and subject to the provisions thereof (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all payment obligations of the Applicable Issuer under the Indenture (including obligations to the Trustee) and the SE(K) Masala Bonds, whether for payment of principal of, or interest, premium or Additional Amounts, if any, on, the SE(K) Masala Bonds and all other monetary obligations of the Applicable Issuer under the Indenture and the SE(K) Masala Bonds within applicable grace period and (b) the full and punctual performance within applicable grace periods of all other obligations of the Applicable Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the SE(K) Masala Bonds (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). [Each][The] New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such New Guarantor and that such New Guarantor[s] will remain bound under Article 11 of the Indenture, notwithstanding any extension or renewal of any Guaranteed Obligation.

The Guaranteed Obligations of [each][the] New Guarantor to the Holders of SE(K) Masala Bonds and to the Trustee, Paying Agent, Transfer Agent and Registrar pursuant to the Indenture as supplemented hereby, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

[Relevant limitations imposed by local law analogous to Section 11.02 of the Indenture to be inserted, if and as applicable].

3. Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the SE(K) Masala Bonds whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that [the][each] New Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.09 of the Indenture and upon any defeasance of the SE(K) Masala Bonds in accordance with Article 8 of the Indenture.

4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

Dated: [●], 20[●]

[●] as New Guarantor

By:
Name:
Title:

ReNew Solar Energy (Karnataka) Private Limited as Applicable Issuer

By:
Name:
Title:

ReNew Power Ventures Private Limited
as Parent Guarantor

By:
Name:
Title:

ReNew Solar Energy (TN) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Karnataka) Private Limited as Guarantor

By:
Name:
Title:

ReNew Wind Energy (MP Two) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Rajkot) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Shivpur) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Welturi) Private Limited
as Guarantor

By:
Name:
Title:

DB Trustees (Hong Kong) Limited
as Trustee

By:
Name:
Title:

By:
Name:
Title:

Axis Trustee Services Limited
as Security Trustee

By:
Name:
Title:

EXHIBIT E

FORM OF AGENT APPOINTMENT LETTER

February 17, 2017

Deutsche Bank AG, Hong Kong Branch

52/F, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

Re: Rs.1,450,000,000 10.629% Senior Secured Bonds due 2022

Reference is hereby made to the Indenture, dated as of February 17, 2016 (the “Indenture”), among, inter alios, ReNew Solar Energy (Karnataka) Private Limited, as issuer (the “Applicable Issuer”), and DB Trustees (Hong Kong) Limited, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The Applicable Issuer hereby appoints Deutsche Bank AG, Hong Kong Branch as the paying agent, transfer agent, calculation agent and registrar (the “Agent”) with respect to the SE(K) Masala Bonds and the Agent hereby accepts such appointment. By accepting such appointment, the Agent agrees to be bound by and to perform the services with respect to itself set forth in the Indenture and the SE(K) Masala Bonds, as well as the following terms and conditions to all of which the Applicable Issuer agrees and to all of which the rights of the holders from time to time of the SE(K) Masala Bonds shall be subject:

(a) The Applicable Issuer, no later than 4:00 p.m. (Hong Kong time) one Business Day immediately preceding each date on which a payment in respect of the SE(K) Masala Bonds becomes due, shall (i) transfer (or cause to be transferred) to the Agent United States dollars in immediately available and cleared funds and in such amount as may be required for the purposes of such payment and (ii) notify the Agent of such transfer. The Applicable Issuer, no later than 4:00 p.m. (Hong Kong time) on the second Business Day immediately preceding each date on which any payment in respect of the SE(K) Masala Bonds becomes due, shall confirm such payment, or procure confirmation by authenticated SWIFT message from the bank making such payment to the Agent. The Agent shall not be bound to make payment until immediately available and cleared funds in such full amount as may be required for the purpose of such payment have been received from the Applicable Issuer.

(b) The Agent shall be entitled to the compensation to be agreed in writing upon with the Applicable Issuer, for all services rendered by it under the Indenture, and the Applicable Issuer, the Parent Guarantor and the Guarantors jointly and severally, agree promptly to pay such compensation and to reimburse the Agent for its properly incurred out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it hereunder and under the Indenture. The Applicable Issuer, the Parent Guarantor and the Guarantors jointly and severally hereby agree to indemnify the Agent and its officers, directors, agents, employees and representatives for, and to hold it harmless against, any loss, liability or expense (including properly incurred fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with its acting duties and in connection with it as the Agent hereunder and under the Indenture. The obligations of the Applicable Issuer, the Parent Guarantor and the Guarantors under this paragraph (b) shall survive the payment of the SE(K) Masala Bonds, the termination or expiry of the Indenture or this letter and the resignation or removal of the Agent. Under no circumstances will the Agent be liable for any special, indirect, punitive, consequential loss or damage of any kind (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if advised of the possibility of such loss or damage and regardless of the form of action. The foregoing provisions shall survive the termination or discharge of the Indenture, repayment of the SE(K) Masala Bonds and the resignation or removal of the Agent.

(c) In acting under the Indenture and in connection with the SE(K) Masala Bonds, the Agent is acting solely as agent of the Applicable Issuer and does not assume any fiduciary duty or obligation towards or relationship of agency or trust for or with any of the owners or holders of the SE(K) Masala Bonds, except that all funds held by the Agent for the payment of principal interest or other amounts (including Additional Amounts) on the SE(K) Masala Bonds shall, subject to the provisions of the Indenture, be held by the Agent and applied as set forth in the Indenture and in the SE(K) Masala Bonds, but need not be segregated from other funds held by the Agent, except as required by law. The Agent shall not be liable to account for interest on money paid to it by the Applicable Issuer.

(d) The Agent may consult with counsel or other professional advisors satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.

(e) The Agent shall give the Trustee written notice of any failure by the Applicable Issuer (or by any other obligor on the SE(K) Masala Bonds or the Guarantors) to make any payment of the principal, or premium or interest on, the SE(K) Masala Bonds and any other payments to be made on behalf of the Applicable Issuer under the Indenture, when the same shall be due and payable and at any time during the continuance of any such failure the Agent will pay any such sums so held by it to the Trustee upon the Trustee’s written request.

(f) The Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties. In the event that the Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Applicable Issuer or any other person which, in its opinion, conflict with its rights or obligations under this Agreement, it shall be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdiction.

(g) The Agent and any of its Affiliates, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any SE(K) Masala Bonds or other obligations of the Applicable Issuer with the same rights that it would have if it were not the Agent and may engage or be interested in any financial or other transaction with the Applicable Issuer, and may act on, or as depository, trustee or agent for, any committee or body of holders of SE(K) Masala Bonds or other obligations of the Applicable Issuer, as freely as if it were not the Agent and that the Agent and its Affiliates shall not be under any obligation to monitor any conflicts of interest, if any, which may arise between each of themselves and such other parties.

(h) The Agent shall not be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the SE(K) Masala Bonds.

(i) The Agent shall be obligated to perform such duties and only such duties as are specifically set forth in the Indenture and hereunder, and no implied duties or obligation shall be read against the Agent. The Agent shall not be under any obligation to take any action under the Indenture or hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Agent shall have no obligation to expend its own funds or otherwise incur any financial liability in the performance of its obligations hereunder or under the Indenture.

(j) The Agent may at any time resign by giving written notice of its resignation to the Applicable Issuer and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Applicable Issuer agrees to accept shorter notice. Upon receiving such notice of resignation, if required by the Indenture, the Applicable Issuer shall promptly appoint a successor agent by written instrument substantially in the form hereof in triplicate signed on behalf of the Applicable Issuer, one copy of which shall be delivered to the resigning Agent, one copy to the successor agent and one copy to the Trustee.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor agent, as provided below. The Applicable Issuer may, at any time and for any reason, remove the Agent and appoint a successor agent, by written instrument in triplicate signed on behalf of the Applicable Issuer, one copy of which shall be delivered to the Agent being removed, one copy to the successor agent and one copy to the Trustee. Any removal of the Agent and any appointment of a successor agent shall become effective upon acceptance of appointment by the successor agent. Upon its resignation or removal, the Agent shall be entitled to the payment by the Applicable Issuer of its compensation for the services rendered hereunder and to the reimbursement of all properly incurred out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(k) The Applicable Issuer shall remove the Agent and appoint a successor paying agent if the Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

(l) Any successor agent appointed as provided herein shall execute and deliver to its predecessor and to the Applicable Issuer and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Applicable Issuer appointing such agent) and thereupon such successor agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent and such predecessor shall pay over to such successor agent all monies or other property at the time held by it hereunder.

Notwithstanding the above, the Applicable Issuer agrees with the Agent that if, no successor to such Agent has been appointed by the Applicable Issuer after 30 days from the notice of resignation or removal, such retiring Agent may, on behalf of and at the expense of the Applicable Issuer, itself appoint a successor Agent or the retiring Agent or the Applicable Issuer, or the Holders may petition any court of competent jurisdiction for appointment of, as its successor Agent.

(m) The Agent shall at all times be a responsible financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture.

(n) In acting under the Indenture and in connection with the SE(K) Masala Bonds, the Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted or, to the extent permitted by applicable law at its option, shall reasonably promptly after making such payment return to the Applicable Issuer, the Parent Guarantor or the Guarantor, as the case may be, the amount so deducted or withheld, in which case, the Applicable Issuer, the Parent Guarantor or the Guarantors, as the case may be, shall so account to the relevant authorities for such amount. The Agent will use reasonable efforts to cooperate with the Applicable Issuer, the Parent Guarantor and the Guarantors to enable them to provide the Tax receipts or other evidence of payments referred in Section 2.14 of the Indenture.

(o) The Agent shall treat all information relating to the Applicable Issuer, the Parent Guarantor and the Guarantors as confidential, but (unless consent is prohibited by law) the Applicable Issuer, the Parent Guarantor and the Guarantors consents to the transfer and disclosure by the Agent of any information relating to the Applicable Issuer, the Parent Guarantor and the Guarantors to and between branches, subsidiaries, representative offices and affiliates of the Trustee, for confidential use in connection with the provision of any service under this letter and the Indenture. The Agent and any such branch, subsidiary, representative office or affiliate may transfer and disclose any such information as required by any law, court regulator or legal process.

(p) The Applicable Issuer hereby irrevocably waives, in favor of the Agent, any conflict of interest which may arise by virtue of the Agent acting in various capacities under the Indenture and this letter or for other customers of the Agent. The Applicable Issuer acknowledges that the Agent and its Affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Applicable Issuer may regard as conflicting with its interests and may possess information (whether or not material to the Applicable Issuer) other than as a result of the Agent acting as Agent hereunder, that the Agent may not be entitled to share with the Applicable Issuer. The Agent will not disclose confidential information obtained from the Applicable Issuer (without its consent) to any of the Agent’s other customers nor will it use on the Applicable Issuer’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Applicable Issuer agrees that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Indenture and this letter.

(q) The Agent may act through its attorneys, delegates and agents and will not be responsible for the acts or omissions or misconduct or negligence of any attorney, delegate or agent appointed with due care by it hereunder or for supervising or monitoring the act or proceedings of such attorney, delegate or agent.

(r) Notwithstanding anything to the contrary hereunder or in the Indenture, the Agent shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Agent, including, but not limited to, by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system, credit risks of clearing banks, agents or systems and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Agent, performance of any duty or obligation under or pursuant to this letter would or may be illegal or would result in the Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Agent is subject.

(s) The Agent is not obliged to do or omit to do anything which in its reasonable opinion, would or may be illegal or would constitute a breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Agent is subject.

(t) The Agent shall, on demand by the Trustee by notice in writing given to it and the Applicable Issuer at any time after an Event of Default has occurred, until notified by the Trustee to contrary, to the extent permitted by applicable law, deliver all monies, documents and records held by them in respect of the SE(K) Masala Bonds to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this paragraph shall not apply to any documents or records which the Agent is obliged not to release by any law or regulation to which it is subject. The Agent shall not be deemed to have notice of any Event of Default, unless notified in writing of the same.

(u) The Agent shall, on demand by the Trustee by notice in writing given to them and the Applicable Issuer at any time after the Event of Default or Default has occurred, until notified by the Trustee to the contrary, as far as permitted by applicable law to act thereafter as agent of the Trustee under the Indenture and the SE(K) Masala Bonds and to act solely in accordance with the Trustee’s directions:

(i) deliver up all certificates and all monies, documents and records held by it in respect of the SE(K) Masala Bonds to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this paragraph (i) shall not apply to any documents or records which the Agent or the relevant agent is obliged not to release by any law or regulation to which it is subject.

(v) The obligations hereunder of the Agent with respect to its duties as paying agent, transfer agent, calculation agent and registrar shall be several, not joint.

(w) Any notice or communication to the Agent shall be in the English language and will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to the Agent will be effective only upon receipt. The notice or communication should be addressed to the Agent at:

Agent

Deutsche Bank AG, Hong Kong Branch

52/F, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

Facsimile: +852 2203 7320

Attention: Issuer Services, Corporate Trust

Any notice to the Applicable Issuer or the Trustee shall be given as set forth in the Indenture.

(x) Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party or any corporation succeeding to the business of the Agent shall be the successor to the Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(y) Any amendment, supplement or waiver under Sections 9.01 and 9.02 of the Indenture that adversely affects the Agent shall not affect the rights, powers, obligations, duties, limitations of liability or immunities of the Agent unless the Agent has consented thereto.

(z) The Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted. If such a withholding or deduction is so required, the Agent will not be required to make any additional payments in respect of any shortfall amount resulting from such withholding or deduction.

(aa) The Agent, the Applicable Issuer, the Parent Guarantor and the Guarantors agree that the provisions of Sections 13.07 and 13.14 of the Indenture shall apply hereto, mutatis mutandis.

(bb) This letter may be executed in counterparts, each of which shall be an original which together shall constitute one and same instrument.

The agreement set forth in this letter shall be construed in accordance with and governed by the laws of the State of New York.

ReNew Solar Energy (Karnataka) Private Limited
as Applicable Issuer

By:
Name:
Title:

ReNew Power Ventures Private Limited
as Parent Guarantor

By:
Name:
Title:

ReNew Solar Energy (TN) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Karnataka) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (MP Two) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Rajkot) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Shivpur) Private Limited
as Guarantor

By:
Name:
Title:

ReNew Wind Energy (Welturi) Private Limited
as Guarantor

By:
Name:
Title:

Agreed and accepted:

Deutsche Bank AG, Hong Kong Branch
as Paying Agent, Transfer Agent, Calculation Agent and Registrar

By:
Name:
Title:

By:
Name:
Title:

Acknowledged by:

DB Trustees (Hong Kong) Limited
as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

FORM OF REDEMPTION NOTICE

Date:	[●] (the “Redemption Request Date”)

To:	Neerg Energy Ltd (the “Company”)

Attn:	The Directors

Fax No:

From:	[Name of requesting Masala Bonds Issuer]

Subject:	Rs.1,450,000,000 Senior Secured Bonds due 2022 and Settled in U.S. Dollars (the “Masala Bonds”)

IRREVOCABLE REDEMPTION NOTICE

Dear Sirs,

Pursuant to Section 3.11 of the indenture entered into by us on February 17, 2017 (the “Masala Bonds Indenture”), pursuant to which the Masala Bonds were issued on February 17, 2017, we hereby deliver to you this irrevocable notice (the “Redemption Notice”).

Terms used but not otherwise defined herein shall have the meaning ascribed to them in the Masala Bonds Indenture.

We hereby:

(i)	confirm that we have paid to the Company, in immediately available funds and free of any deductions and costs of any nature whatsoever, the Redemption Request Fee; and

(ii)	request that you provide a quote to redeem the Redemption Proportion of each series of Masala Bonds on the terms set out below.

The terms related to this particular Redemption Request are as follows:

Redemption Proportion:	[●]

Maximum Redemption Price:	[●] (to be expressed as a percentage of par)

Masala Bonds Redemption Date:	[●], being a date no less than 5 Business Days from the date of this Redemption Request

We acknowledge that this Redemption Request will only be valid if Redemption Requests are made by all Masala Bonds Issuers on the Redemption Request Date set out above and on identical terms (including the applicable Redemption Proportion) across all series of Masala Bonds outstanding as at such Redemption Request Date.

F-1

By:

[Insert name of requesting Masala Bonds Issuer]

F-2